  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 2001

                                                 Registration No. 333-53130

                                                               333-53130-01

                                                               333-53130-02
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                       CONSECO PRIVATE LABEL CREDIT CARD
                               MASTER NOTE TRUST
                             (Issuer of the Notes)

                                              CONSECO FINANCE CREDIT CARD
          CONSECO BANK, INC.                         FUNDING CORP.
 ----------------------------------        ----------------------------------
                  (Originators of the Trust described herein)
           (Exact Name of Registrants as Specified in their Charters)

       UTAH            41-1889753             MINNESOTA
  (State or Other   (I.R.S. Employer       (State or Other    41-1990685
   Jurisdiction                             Jurisdiction     (I.R.S. Employer
                     Identification                           Identification
 of Organization)        Number)          of Organization)        Number)

      2825 E. Cottonwood Parkway                  1100 Landmark Towers
              Suite 230                           345 St. Peter Street
       Salt Lake City, UT 84121                   Saint Paul, MN 55102

         (801) 733-2210                           (651) 293-3400
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Office)

                                 Brian F. Corey
                              1100 Landmark Towers
                              345 St. Peter Street
                              Saint Paul, MN 55102
                                 (651) 293-3400
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   Copies to:

       Charles F. Sawyer, Esq.                   Cameron L. Cowan, Esq.
                                           Orrick, Herrington & Sutcliffe LLP
      Dorsey & Whitney LLP
        Pillsbury Center South                    3050 K Street, N.W.
        220 South Sixth Street                   Washington, D.C. 20007
        Minneapolis, MN 55402                        (202) 339-8488
            (612) 343-7986

   Approximate date of commencement of proposed sale to the public: from time to time after this registration statement becomes effective as determined by market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  Title of
 securities    Amount to be  Proposed maximum Proposed maximum
   to be        registered   aggregate price      aggregate        Amount of
 registered      (a) (b)         per note      offering price   registration fee
--------------------------------------------------------------------------------
Asset Backed
 Notes......  $1,500,000,000    $100.00(c)    $1,500,000,000(c)   $375,000(d)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(a) With respect to any Asset Backed Notes issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.

(b) With respect to any Asset Backed Notes denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such Asset Backed Note is first offered.

(c)  Estimated solely for purposes of calculating the registration fee.

(d) Of this amount, $250 has been previously paid and $374,750 is being paid herewith.

   The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until this registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               Introductory Note

    This registration statement includes:

  . a representative form of prospectus supplement to the base prospectus relating to the offering by Conseco Private Label Credit Card Master Note Trust of a series of asset backed notes; and

  . a base prospectus relating to asset backed notes of Conseco Private Label Credit Card Master Note Trust.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus supplement and the accompanying Prospectus + +is not complete and may be amended. We may not sell these Securities until we +
+deliver a final prospectus supplement and accompanying Prospectus. This       +
+prospectus supplement and the accompanying prospectus are not an offer to + +sell nor are they seeking an offer to buy these securities in any state where +
+the offer or sale is not permitted.                                           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  Representative Form of Prospectus Supplement

                     Subject to Completion, dated [.], 2001

               Prospectus Supplement to Prospectus dated   , 2001

[Conseco Logo]Conseco Private Label Credit Card Master Note Trust
                                     Issuer

                            Conseco Bank, Inc.

                          Transferor and Servicer

                 Conseco Finance Credit Card Funding Corp.

                                Transferor

                       Series 2001-[.] Asset Backed Notes

                           Class A notes        Class B notes        Class C notes
                        -------------------- -------------------- --------------------
Principal amount           $[.]                 $[.]                 $[.]
Interest rate            [One-Month LIBOR]    [One-Month LIBOR]    [One-Month LIBOR]
                         plus [.]% per year   plus [.]% per year   plus [.]% per year
Interest payment dates  Monthly on the 15th  Monthly on the 15th  Monthly on the 15th
                        beginning [.], 2001  beginning [.], 2001  beginning [.], 2001
Expected principal
 payment date                  200[.]               200[.]               200[.]
Final maturity date            200[.]               200[.]               200[.]
Price to public         $ [.]     (or [.]%)  $ [.]     (or [.]%)  $ [.]     (or [.]%)
Underwriting discount    $[.]     (or [.]%)   $[.]     (or [.]%)   $[.]     (or [.]%)
Proceeds to issuer       $[.]     (or [.]%)   $[.]     (or [.]%)   $[.]     (or [.]%)

The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A and Class B notes.

The primary assets of the trust are receivables in private label credit card accounts.

We expect to issue your series of notes on or about [.], 2001.

 You should consider carefully the risk factors
 beginning on page [.] in this prospectus supplement
 and on page    of the accompanying prospectus.

 A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance
 Corporation or any other governmental agency.

 The notes are obligations of Conseco Private Label
 Credit Card Master Note Trust only and are not obligations of Conseco Finance Credit Card Funding
 Corp., Conseco Finance Corp., Conseco Bank, Inc.,
 Conseco Finance Servicing Corp., Green Tree Retail
 Services Bank, Inc. or any other person. The notes are payable only from the assets of the trust.


Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

                   Underwriters of the Series 2001-[.] Notes

                                   [.], 2001

              Important Notice about Information Presented in This
             Prospectus Supplement and the Accompanying Prospectus

    We provide information to you about the notes in two separate documents:
(1) this prospectus supplement, which describes the specific terms of your series of notes, and (2) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes.

    You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

    We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

                               Table of Contents

                                                                            Page
                                                                            ----
Transaction Summary.......................................................   S-5
Prospectus Supplement Summary.............................................   S-6
 The Issuer...............................................................   S-6
 The Receivables..........................................................   S-6
 Private Label Program....................................................   S-6
 The Series 2001-[.] Notes................................................   S-6
  Interest................................................................   S-6
  Principal...............................................................   S-7
 Credit Enhancement.......................................................   S-7
  Subordination...........................................................   S-7
  Cash Collateral Account.................................................   S-7
  Spread Account..........................................................   S-7
 Class D Notes............................................................   S-8
 Amortization Events......................................................   S-8
 Other Interests in the Trust.............................................   S-9
  Other Series of Notes...................................................   S-9
  The Transferors' Interest...............................................   S-9
 Allocations of Collections...............................................   S-9
 Groups...................................................................  S-10
  Excess Finance Charge Sharing Group One.................................  S-10
  Principal Sharing Group One.............................................  S-10
 Application of Collections...............................................  S-10
  Finance Charge Collections..............................................  S-10
  Principal Collections...................................................  S-11
 Optional Redemption......................................................  S-12
 Denominations............................................................  S-12
 Registration, Clearance and Settlement...................................  S-12
 Material Federal Income Tax Consequences.................................  S-12
 ERISA Considerations.....................................................  S-12
 Risk Factors.............................................................  S-13
 Exchange Listing.........................................................  S-13
 Additional Information...................................................  S-13
Risk Factors..............................................................  S-14
Maturity Considerations...................................................  S-16
The Glossary..............................................................  S-17
The Originators, The Transferors, The Servicer and Conseco Finance
  Corp. ..................................................................  S-17

                                                                            Page
                                                                            ----
 Green Tree Retail Services Bank, Inc. ...................................  S-17
 Conseco Bank, Inc. ......................................................  S-17
 Conseco Finance Credit Card Funding Corp. ...............................  S-18
 Conseco Finance Servicing Corp. .........................................  S-18
 Conseco Finance Corp. ...................................................  S-18
  General.................................................................  S-18
  Restructuring...........................................................  S-19
  Litigation Matters......................................................  S-20
The Conseco Private Label Portfolio.......................................  S-20
 Types of Accounts........................................................  S-21
 Merchants in the Conseco Program.........................................  S-22
 Portfolio Experience.....................................................  S-23
  Loss and Delinquency Experience.........................................  S-23
  Revenue Experience......................................................  S-24
  Payment Rates...........................................................  S-25
The Trust Portfolio.......................................................  S-26
Description of Series Provisions..........................................  S-30
 General..................................................................  S-30
 Interest Payments........................................................  S-30
 Principal Payments.......................................................  S-31
  Revolving Period........................................................  S-32
  Controlled Accumulation Period..........................................  S-32
  Postponement of Controlled Accumulation Period..........................  S-33
  Early Amortization Period...............................................  S-34
  Principal Funding Account...............................................  S-35
  Reserve Account.........................................................  S-35
  Principal Sharing Group One.............................................  S-37
  Paired Series...........................................................  S-37
 Subordination............................................................  S-38
 Events of Default........................................................  S-38
 Amortization Events......................................................  S-39
 Allocation Percentages...................................................  S-40
 Application of Collections...............................................  S-41

                                                                            Page
                                                                            ----
  Payment of Interest, Fees and Other Items...............................  S-41
  Payments of Principal...................................................  S-42
 Excess Finance Charge Sharing Group One..................................  S-43
 Subordinated Principal Collections.......................................  S-44
 Defaulted Receivables; Investor Charge-Offs..............................  S-44
 Cash Collateral Account..................................................  S-44
 Spread Account...........................................................  S-45

                                                                            Page
                                                                            ----
 Spread Account Distributions.............................................. S-47
 Servicing Compensation and Payment of Expenses............................ S-48
 Reports To Noteholders.................................................... S-48
ERISA Considerations....................................................... S-49
Underwriting............................................................... S-51
Legal Matters.............................................................. S-53
Glossary................................................................... S-54
Annex I Other Series Issued And Outstanding................................    i

                              TRANSACTION SUMMARY


                             Conseco Private Label Credit Card Master Note
  Trust:                     Trust
                             Conseco Bank, Inc. and Conseco Finance Credit Card
  Transferors:               Funding Corp.
  Originators:               Conseco Bank, Inc., Green Tree Retail Services
                             Bank, Inc. and Conseco Finance Servicing Corp.
  Servicer:                  Conseco Bank, Inc.
  Indenture Trustee:         U.S. Bank Trust National Association
  Owner Trustee:             Wilmington Trust Company
  Closing Date:              [.], 2001
  Clearance and Settlement:  DTC/Clearstream/Euroclear
  Primary Trust Assets:      Receivables in private label credit card accounts
  Annual Servicing Fee Rate:    %
  Principal Sharing Group:   Group One
  Excess Finance Charge
   Sharing Group:            Group One


   Note Structure                    Amount                                   % of Total Series
   Class A                            $[.]                                           [.]%
   Class B                            $[.]                                           [.]%
   Class C                            $[.]                                           [.]%
   Class D                            $[.]                                           [.]%

                               Class A            Class B            Class C            Class D
                               -------            -------            -------            -------
Anticipated Ratings:      [.]                [.]                [.]                Not Rated
 [Moody's/Standard &
 Poor's/Fitch]
Offered by this document  Yes                Yes                Yes                No
Credit Enhancement:       subordination of   subordination of   subordination of
                          Class B, Class C   Class C and        Class D and cash
                          and Class D and    Class D and cash   collateral account
                          cash collateral    collateral account and spread account
                          account
Interest Rate:            [One-Month         [One-Month         [One-Month         [One-Month
                          LIBOR] plus        LIBOR] plus        LIBOR] plus        LIBOR] plus
                          [.]% per year      [.]% per year      [.]% per year      [.]% per year
Interest Accrual Method:  [actual/360]       [actual/360]       [actual/360]       [actual/360]
Interest Payment Dates:   monthly (15th)     monthly (15th)     monthly (15th)     monthly (15th)
Interest Rate Index       [2 London business [2 London business [2 London business [2 London business
 Reset Date:              days before each   days before each   days before each   days before each
                          interest payment   interest payment   interest payment   interest payment
                          date]              date]              date]              date]
First Interest Payment    [.], 2001          [.], 2001          [.], 2001          [.], 2001
 Date:
Expected Principal        [.], 200[.]        [.], 200[.]        [.], 200[.]        [.], 200[.]
 Payment Date:
Commencement of           [.], 200[.]        [.], 200[.]        [.], 200[.]        [.], 200[.]
 Accumulation Period
 (subject to
 adjustment):
Final Maturity Date:      [.], 200[.]        [.] 200[.]         [.] 200[.]         [.] 200[.]

    The Class D Notes will be placed with the transferors or an affiliate of the transferors. The Class D Notes are not offered by this prospectus supplement and the accompanying prospectus.

                         Prospectus Supplement Summary

    This summary highlights information about the notes and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

The Issuer

    The Series 2001-[.] notes will be issued by Conseco Private Label Credit Card Master Note Trust, a Delaware business trust, from an indenture and Series 2001[.] supplement to the indenture, each between the trust and the indenture trustee.

    The indenture trustee is U.S. Bank Trust National Association.

The Receivables

    The following information is as of [.] 2001:

 . Finance charge receivables, including discount option receivables in the trust: $[.]

 .  Principal receivables in the trust: $[.]

 .  Accounts designated to the trust:

    For more information, see "The Trust Portfolio" in this prospectus supplement.

Private Label Program

    As of               , 2001, the Conseco private label portfolio included
approximately [  ] merchant and dealer programs.

The Series 2001-[.] Notes

    The Series 2001-[.] Notes include four classes. Class A, Class B and Class C are offered by this prospectus supplement and the accompanying prospectus. The Class D Notes are being placed with the transferors or an affiliate and are not offered by this document.

  Interest

    The Class A notes will bear interest at [one-month LIBOR as determined each month] plus [.]% per annum.

    The Class B notes will bear interest at [one-month LIBOR as determined each month] plus [.]% per annum.

    The Class C notes will bear interest at [one-month LIBOR as determined each month] plus [.]% per annum.

    For each class of the Series 2001-[.] notes, interest will be calculated as follows:

    Principal                                Number of
     balance                                  days in                                      Interest
    at end of             X                  interest                   X                    rate
  prior monthly                               period
     period                                  ---------
                                                360

    Each interest period begins on and includes a payment date and ends on but excludes the next payment date. However, the first interest period will begin on and include the closing date and end on and exclude the [.] payment date.

    Interest on the Series 2001-[.] notes will be paid on each payment date, which will be [.] [15], 2001 and the 15th day of each following month if the 15th is a business day and, if not, the following business day.

    You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the indenture trustee at [.].

    See "Description of Series Provisions--Interest Payments" in this prospectus supplement for a description of how and when LIBOR will be determined.

  Principal

    Principal of the Class A notes, the Class B notes and the Class C notes [is expected to be paid in full on the [.]200[.] payment date.] However:

 . no principal will be paid on the Class B notes until required payments are made on the Class A notes; and

 . no principal will be paid on the Class C notes until required payments are made on the Class A and Class B notes are paid in full.

    We are scheduled to begin accumulating collections of principal receivables starting on [.]200[.] for payment to the Series 2001-[.] noteholders on the expected principal payment date, but we may begin accumulating at a later date.

    Principal of the Series 2001-[.] notes may be paid earlier or later than the expected principal payment date. You will not be entitled to any premium for early or late payment of principal.

    If specified adverse events known as amortization events occur, principal may be paid earlier than expected.

    If collections of receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed.

    If the Series 2001-[.] notes are not paid on the expected principal payment date, collections of principal receivables will continue to be used to pay principal on the Series 2001-[.] notes until the notes are paid or until [.], 200[.], whichever occurs first. [.]200[.] is the final maturity date for Series 2001-[.].

    For more information about principal payments, see "Description of Series Provisions--Principal Payments" and "--Allocation Percentages" in this prospectus supplement.

Credit Enhancement

  Subordination

    Credit enhancement for the Class A notes is provided by the subordination of the Class B notes, the Class C notes and the Class D notes.

    Credit enhancement for the Class B notes is provided by the subordination of the Class C notes and the Class D notes.

    Credit enhancement for the Class C notes is provided by the subordination of the Class D notes.

  Cash Collateral Account

    A cash collateral account, funded from proceeds of the notes in the amount
of $     will be available to pay interest on the notes, to pay servicing fees and cover the defaulted amount allocated to Series 2001-[.] to the extent collections of finance charge receivables are not sufficient.

  Spread Account

    A spread account will also provide credit enhancement for the Class C notes and the Class D notes. The spread account is not available to fund payments with respect to the Class A notes or the Class B notes, except following an event of default and, only after payment in full of the Class C notes and the Class D notes. The spread account initially will not be funded. After the Series 2001- [.] notes are issued, deposits into the spread account will be made each month from available investor finance charge collections and, if necessary and available, excess finance charge collections from other series in excess finance charge sharing group one up to the required spread account amount as described in this prospectus supplement under "Description of Series Provisions Spread Account." The spread account will be used to make interest payments on the Class C and Class D notes if collections of receivables allocated to the Series 2001-[.] notes are insufficient to make those payments.

    Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

    For more information about credit enhancement, see "Description of Series Provisions--Subordinated Principal Collections," "--Application of Collections" and "--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

Class D Notes

    At the same time as the issuance of the Class A notes, Class B notes and the Class C notes, the trust will issue $[.] of its Class D notes. The Class D notes will be held by the transferors or an affiliate of the transferors, will be subordinated to the Class A notes, the Class B notes and the Class C notes.

Amortization Events

    Amortization events include trust amortization events which apply to all series of notes secured by the trust and series amortization events which apply to your series and may or may not also be an amortization event for other series. If a trust amortization event occurs or a Series 2001-[.] amortization event occurs, the trust will use collections of principal receivables allocated to Series 2001-[.] each month to pay principal on the Series 2001-[.] notes.

    Amortization events may occur if the transferors fail to make required payments or deposits, violate other covenants and agreements or make representations and warranties that are materially incorrect.

    The following also are amortization events:

 . The average series portfolio yield for any three consecutive months is less than the average of the base rates in the same consecutive three months;

 . The Class A notes, the Class B notes, the Class C notes or the Class D notes are not paid in full on their expected principal payment dates;

 . Bankruptcy, insolvency or similar events relating to an account owner or transferor, including any additional account owner or additional transferor, or relating to Conseco Finance; provided that an amortization event with respect to any one or more of the entities listed shall not cause an amortization event if the removal of that entity or those entities from the list of entities whose insolvency will result in an amortization event will not cause a reduction or withdrawal by the rating agencies of the rating of any outstanding series or class of notes;

 . The transferors, including any additional transferor, are unable to transfer receivables to the trust as required under the transfer and servicing agreement;

 . The transferors, including any additional transferors, do not transfer receivables in additional accounts to the trust within five business days of when required under the transfer and servicing agreement;

 . The occurrence of a servicer default that has an adverse effect on the Series 2001-[.] noteholders;

 . The trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940; or

 . An event of default occurs for the Series 2001-[.] notes and the notes are accelerated.

    For a more detailed discussion of the amortization events, see "Description of Series Provisions--Amortization Events" in this prospectus supplement and "Description of the Notes--Amortization Events" in the accompanying prospectus.

Other Interests in the Trust

  Other Series of Notes

    The trust will issue other series of notes secured by the assets of the trust from time to time in the future. A summary of the outstanding series is in "Annex I: Other Series Issued and Outstanding" included at the end of this prospectus supplement. The issuance of future series will occur without prior review or consent by you or any other noteholder.

  The Transferors' Interest

    The assets of the trust not securing your series or any other series constitute the transferors' interest. The transferors' interest is owned by the transferors. The transferors may, however, sell all or a portion of their interest in the transferors' interest. The transferors' interest does not provide credit enhancement for your series.

Allocations of Collections

    Conseco Bank, as servicer, will collect payments on the receivables and will deposit those collections in an account. It will keep track of those collections that are finance charge receivables, those collections that are principal receivables and those receivables that are written off as uncollectible, called the defaulted amount.

    Each month, the servicer will allocate collections received among:

 .  your series;

 .  other series outstanding; and

 .  the transferors' interest in the trust.

    The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of the Series 2001- [.] notes, the invested amount for Series 2001-[.] will be $[.].

    You are entitled to receive payments of interest and principal only from collections of receivables and other trust assets allocated to your series. If the invested amount of your series declines, amounts allocated and available for payment to your series and to you may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see "Description of Series Provisions--Allocation Percentages" and "--Subordinated Principal Collections" in this prospectus supplement.

Groups

    This series will not share in principal collections allocated to the transferors and will not be part of a shared enhancement group or a reallocation group.

  Excess Finance Charge Sharing Group One

    This series will be included in a group of series designated as excess finance charge sharing group one. To the extent that available investor finance charge collections exceed the amount necessary to make required payments for this series, the excess collections may be applied to cover shortfalls of collections of finance charge receivables allocable to other series in excess finance charge sharing group one. In addition, you may receive the benefits of excess collections of finance charge receivables in excess finance charge sharing group one. However, there can be no assurance that the trust will issue additional series in excess finance charge sharing group one. See "Description of the Notes--Groups--Excess Finance Charge Sharing Group" in the accompanying prospectus.

  Principal Sharing Group One

    This series will be included in a group of series designated as principal sharing group one. If collections of principal receivables allocated to your series are not needed to make payments or deposits for your series, these collections will be applied to cover principal payments for other series, if any, in principal sharing group one. Any reallocation for this purpose will not reduce the invested amount for your series. In addition, you may receive the benefits of collections of principal receivables and other amounts allocated to other series in principal sharing group one. However, there can be no assurance that the trust will issue additional series in principal sharing group one.

    See "Description of the Notes--Groups--Principal Sharing Group" in the accompanying prospectus.

Application of Collections

  Finance Charge Collections

    The trust will apply available investor finance charge collections each month in the following order of priority:

 .  to pay the monthly servicing fee and administration fee;

 .  to pay interest on the Class A notes;

 .  to pay interest on the Class B notes;

 .  to pay interest on the Class C notes;

 .  to cover your series' allocation of defaulted receivables;

 . to cover reductions in your series' invested amount resulting from investor charge-offs allocated to your series and from subordinated principal collections, in each case that have not been reimbursed;

 .  to pay interest on the Class D notes;

 .  upon the occurrence of an event of default with respect to the Series 2001-
   [.] notes, the balance, if any, up to
 the outstanding note principal balance of the Series 2001-[.] notes will be treated as principal collections;

 .  to make a deposit, if needed, to the cash collateral account;

 . to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for the Class A, Class B, Class C and Class D notes during the accumulation period;

 . to make a deposit, if needed, to the spread account for Class C and Class D up to the required spread account amount;

 .  to satisfy other obligations of the trust; and

 . to other series in excess finance charge sharing group one or to the holders of the transferors' interest.

   For a more detailed description of these applications, see "Description of Series Provisions--Application of Collections" in this prospectus supplement.

 Principal Collections

   The trust will apply your series' share of principal collections each month as follows:

 . During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of principal collections will be treated as shared principal collections and may be available to make principal payments for other series in principal sharing group one.

 . The accumulation period for Series 2001-[.] is scheduled to begin on [.]200[.], but may begin at a later date. During the accumulation period, your series' share of principal collections will be deposited in a trust account, up to a controlled deposit amount. On the expected principal payment date, amounts on deposit in that account will be paid first to the Class A noteholders, then to the Class B noteholders, then to the Class C noteholders and then to the Class D noteholders.

 .  If an amortization event occurs, the early amortization period will begin.
   During the early amortization period, your series' share of principal collections will be paid first to the Class A noteholders, then to the Class B noteholders, then to the Class C noteholders and then to the Class D noteholders until your series is paid in full.

 . During any of the above periods, principal collections allocated to your series may be reallocated, if necessary, to make required interest payments on the Class A notes, the Class B notes and the Class C notes, in each case to the extent not made from available investor finance charge collections, excess finance charge collections, if any, allocated from other series, or from the cash collateral account or, with respect to the Class C notes, from the spread account. However, for any monthly period, the sum of these subordinated principal collections cannot exceed [.]% of the initial invested amount of your series, as reduced due to the writing off of receivables or for previously subordinated principal collections, in each case that have not been reimbursed.

 .  Any remaining principal collections will first be made available to other series in principal sharing group one and then be paid to the holders of the transferors' interest or deposited in the special funding account.

    For a more detailed description of these applications, see "Description of Series Provisions--Application of Collections" in this prospectus supplement.

Optional Redemption

    The trust has the option to redeem your notes when the outstanding
principal amount of the Series 2001-[.] notes has been reduced to   % or less
of the initial principal amount. See "Description of the Notes--Final Payment of Principal; Termination" in the accompanying prospectus.

Denominations

    Beneficial interests in the Series 2001-[.] notes may be purchased in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount.

Registration, Clearance and Settlement

    The Series 2001-[.] notes will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in limited circumstances, you will not receive a definitive instrument representing your notes. See "Description of the Notes--Definitive Notes" in the accompanying prospectus.

    You may elect to hold your Series 2001-[.] notes through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or the Euroclear System, in Europe.

    Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "Description of the Notes--Book-Entry Registration" in the accompanying prospectus.

Material Federal Income Tax Consequences

    Subject to important considerations described under "Material Federal Income Tax Consequences" in the accompanying prospectus, Dorsey & Whitney LLP, as counsel to the trust, is of the opinion that under existing law your Series 2001-[.] notes will be characterized as debt for federal income tax purposes, and that the trust will not be classified as an association or publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. By your acceptance of a Series 2001-[.] note, you will agree to treat your Series 2001-[.] notes as debt for federal, state and local income and franchise tax purposes. See "Material Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

    Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A, notes, the Class B notes and the Class C notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating purchasing the Class A notes, the Class B notes and the Class C notes on behalf of or with plan assets of any plan or account should consult with its counsel regarding whether the purchase or holding of the Class A notes, the Class B notes and the Class C notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

Risk Factors

    Investment in the Series 2001-[.] notes involves risks. You should consider carefully the risk factors beginning on page [.] in the prospectus and [.] in this prospectus supplement.

Exchange Listing

    We will apply to list the Series 2001-[.] notes on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted.

Additional Information

    For more information, you may call (   )    -     and direct your inquiries
to                  .

                                  Risk Factors

    In the accompanying prospectus you will find a section called "Risk Factors." The information in that section applies generally to all series, including yours. The information in this section applies more specifically to your series.

    You should consider the risk factors discussed under the caption "Risk Factors" in the prospectus and the risk factors discussed below in this section before deciding whether to purchase any of the Series 2001-[.] notes.

Ability to Resell Series 2001-   If you purchase Series 2001-[.] notes, you
[.] Notes Not Assured            may not be able to sell them. There is
                                 currently no secondary market for the notes.
                                 A secondary market for your notes may not develop. If a secondary market does develop, it may not continue or it may not provide sufficient liquidity to allow you to resell all or a part of your notes if you want to do so. The underwriters of the Class A notes, and the underwriters of the Class B notes and the underwriters of the Class C notes may assist in resales of the notes, but they are not required to do so.

Credit Enhancement May Not Be    Credit enhancement provided for your series
Sufficient To Prevent Loss       of notes is limited. The only sources of
                                 payment for your notes are the assets of the trust allocated to your series. If problems develop with the receivables, such as an increase in losses on the receivables or if there are problems in the collection and transfer of the receivables to the trust, it is possible that you may not receive the full amount of interest and principal that you would otherwise receive.

Class B Notes Are Subordinated
To The Class A Notes; Class C
Notes Are Subordinated To The
Class A Notes And The Class B
Notes; Trust Assets May Be       If you purchase a Class B note, your right to
Diverted From Class B To Pay     receive principal payments is subordinated to
Class A And From Class C To      the payment of the Class A notes. No payment
Pay Class A And Class B          will be paid to you until the required amount
                                 of principal has been paid on the Class A notes.

                                 If you purchase a Class C note, your right to receive principal payments is subordinated to the payment of the Class A notes and the Class B notes. No principal will be paid to you until the required amount of principal has been paid on the Class A notes and the Class B notes.

                                 In addition, collections of finance charge receivables available to pay interest on the notes will be used first to pay interest on the Class A notes then the Class B notes, and then will be used to pay interest on the Class C notes. Therefore, if the collections of finance charges receivables are not sufficient to pay interest on the Class A, Class B and Class C notes, all interest on the Class A notes will be paid before interest on the Class B notes is paid and interest on the Class A notes and the Class B notes will be paid before interest is paid on the Class C notes.

                                 As a result of the subordination, you may receive payments of interest or principal later than you expect or you may not receive the full amount of expected principal and interest.

Ratings Can Be Lowered Or        The ratings assigned to the Series 2001-[.]
Withdrawn After You Purchase     notes are based upon many factors, including
Your Notes And The Market        the credit quality of the receivables and the
Value Of Your Notes May Be       amount of credit enhancement provided. The
Reduced                          ratings are not a recommendation to purchase,
                                 hold or sell any of the Series 2001-[.]
                                 notes. The ratings also are not intended and should not be relied upon to determine the marketability of the Series 2001-[.] notes, the market value of the Series 2001-[.] notes or whether the Series 2001-[.] notes are a suitable investment for you.

                                 Any rating agency may lower its rating or withdraw its rating entirely if, in the sole judgment of the rating agency, the credit quality of the notes has declined or is in question. If any rating assigned to your notes is lowered or withdrawn, the market value of your notes may be reduced.

                            Maturity Considerations

    We expect that principal on the Class A, Class B and Class C notes will be paid in full on the [.] 200[.] payment date. However, if an amortization event occurs, some or all of the notes may be paid prior to that date. On the other hand, if collections of receivables are slower than we expect, principal may be paid later than expected.

    The final maturity date of the Series 2001-[.] notes is the payment date in [.], 200[.].

    The Series 2001-[.] supplement to the indenture provides that no principal will be paid on the Class B notes until the Class A notes are paid in full, and no principal will be paid on the Class C notes until the Class A notes and the Class B notes are paid in full.

    Series 2001-[.] will have a period of time called the controlled accumulation period when monthly deposits are made into the principal funding account. During the controlled accumulation period, amounts deposited in the principal funding account will accumulate in an amount calculated to be sufficient to pay the Class A notes, the Class B notes, the Class C notes and the Class D notes on the expected payment date. Unless an amortization event occurs, on each payment date for the controlled accumulation period, monthly deposits of principal will be made into the principal funding account in an amount equal to the least of:

  .   available investor principal collections for that payment date;

  .   the applicable controlled deposit amount; and

  .   the adjusted invested amount prior to any deposits on that date.

    We expect that principal collections will be sufficient to pay the Class A notes, the Class B notes, the Class C notes and the Class D notes in full on the payment date in [.] 200[.]. However, payment rates vary and we cannot assure you that the available investor principal collections will always be sufficient to make required payments to the principal funding account or to make payments on your notes when you expect.

    On the other hand if an amortization event occurs, all or a portion of your principal may be paid to you earlier than expected.

    Upon the occurrence of an amortization event, whether that is a Series 2001-[.] amortization event or a trust amortization event, an early amortization period will begin for Series 2001-[.] and will continue until the earlier of:

  . the payment in full of the Class A notes, the Class B notes, the Class C notes and the Class D notes; and

  .   the Series 2001-[.] maturity date.

    During the early amortization period, first the Class A notes and then, following the payment in full of the Class A notes, the Class B notes and then, following the Class A notes and the Class B notes, the Class C notes then following the Class A notes, the Class B notes and the Class C notes, the Class D notes will be entitled to receive monthly payments of principal. The monthly payments will be equal to the available investor principal collections received by the trust during the related monthly period, plus the principal amount on deposit in the principal funding account, until the Class A notes, the Class B notes, the Class C notes and, finally the Class D notes, are paid in full.

    Principal collections available to pay the Series 2001-[.] notes will be based on the fixed investor percentage.

                                  The Glossary

    This prospectus supplement uses defined terms. Definitions can be found in the Glossary beginning on page S-[.] in this prospectus supplement and beginning on page [.] in the accompanying prospectus.

    The Originators, The Transferors, The Servicer and Conseco Finance Corp.

Green Tree Retail Services Bank

    Green Retail Services Tree Bank, Inc. was incorporated in 1995 as a South Dakota banking corporation and is wholly owned by Conseco Finance Servicing Corp. which is a wholly-owned subsidiary of Conseco Finance. The principal executive office of Green Tree Bank is located at 1400 Turbine Drive, Rapid City, South Dakota 57701 (telephone (605) 355-7100). Green Tree Bank's deposits are insured by the FDIC. It is regulated by the Division of Banking of the South Dakota Department of Commerce and Regulation.

    Green Tree Bank, Inc. has been originating accounts and transferring receivables from those accounts to Conseco Bank. We expect that those merchant programs which are currently funded by Green Tree Bank will continue to be funded at Green Tree Bank. Those programs include the largest Conseco private label program--that for Menards, Inc.

Conseco Bank, Inc.

    Conseco Bank is a Utah industrial loan corporation which was incorporated on December 9, 1996. It was known as Green Tree Capital Bank, Inc. until December 4, 1998 when its name was changed to Conseco Bank, Inc. The principal executive office of Conseco Bank is located at 2825 East Cottonwood Parkway, Suite 230, Salt Lake City, Utah 84121 (telephone (801) 733-2200). Its deposits are insured by the FDIC. It is regulated by the Utah Department of Financial Institutions. Under its articles of incorporation, Conseco Bank (i) engages in credit card operations, (ii) accepts time deposits in the form of certificates of deposits, (iii) does not accept demand deposits or deposits that the depositor may withdraw by check, (iv) does not accept savings deposits and (v) aside from any cards relating to contractor and commercial accounts, does not engage in the business of making commercial loans.

    At December 31, 2000, Conseco Bank had total deposits of approximately
$    , total assets of approximately $     and total equity capital of
approximately $    .

    Conseco Bank will originate accounts and transfer receivables directly to the trust. Conseco Bank will be the primary transferor to the trust. In addition, with respect to one existing private label program Conseco Bank originates accounts for customers who purchase merchandise for which [Conseco Finance Servicing Corp.] has provided floor plan financing. Conseco Bank sells the receivables arising under that plan on a daily basis to Conseco Finance Servicing Corp. Conseco Finance Servicing Corp. then sells those receivables to Credit Card Funding Corp. for transfer to the trust.

Conseco Finance Credit Card Funding Corp.

    Credit Card Funding Corp. is a newly created special purpose Minnesota corporation whose stock is held wholly by Conseco Finance. Credit Card Funding Corp. was organized for the limited purposes of engaging in the type of transactions described herein and other transactions entered into in connection with the trust and any activities incidental to and necessary or convenient for the accomplishment of its limited purpose. Neither Conseco Finance nor Credit Card Funding Corp.'s board of directors intends to change the business purpose of Credit Card Funding Corp. The transferor has its principal office located at 1100 Landmark Towers, 345 Saint Peter Street, Saint Paul, Minnesota 55102 (telephone (651) 293-3400)).

    Conseco Finance Servicing Corp. will transfer to Credit Card Funding Corp. receivables from accounts under one merchant program transferred to Conseco Finance Servicing Corp. from Conseco Bank. Conseco Finance Servicing Corp. will also transfer receivables from certain contractor and commercial accounts it originated before 199 to Credit Card Funding Corp.

Conseco Finance Servicing Corp.

  Conseco Finance Servicing Corp.

    Conseco Finance Servicing Corp. is a Delaware corporation which was incorporated in December 1994. Until August 1999, Conseco Finance Servicing Corp. was named Green Tree Financial Servicing Corporation.

    Conseco Finance Servicing Corp. has originated and will continue to originate receivables under commercial and contractor accounts created under specific existing merchant programs.

Conseco Finance Corp.

  General

    Conseco Finance is a Delaware corporation which is a financial services holding company that originates, securitizes and services manufactured housing, home equity, retail credit and floor plan loans throughout the United States. Conseco Finance is a wholly owned subsidiary of Conseco, Inc., a financial services holding company.

    Conseco Finance and its affiliates are collectively referred to in this prospectus supplement and in the accompanying prospectus as "Conseco."

    Conseco Finance is involved in the development and marketing of the private label credit card and consumer loan programs. Merchant agreements are generally entered into by

Conseco Finance and then assigned by Conseco Finance to Conseco Financing Servicing Corp., Green Tree Bank or to Conseco Bank. The respective assignee then assumes the obligations related to the agreement and funds the loans.

    Through its principal offices in Saint Paul, Minnesota, and service centers throughout the United States, Conseco Finance serves all 50 states. Conseco Finance's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639 (telephone (651) 293-3400).

    The SEC allows Conseco Finance to incorporate by reference some of the information Conseco Finance files with it, which means that we can disclose important information to you by referring you to those documents. The information that Conseco Finance incorporates by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that Conseco Finance files with the SEC will automatically update and supersede this information. Conseco Finance is incorporating by reference the following documents into this prospectus supplement and the accompanying prospectus:

  [Documents to be listed.]

    Conseco Finance will provide you, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement. Please direct your requests for copies to Tammy Hill, Senior Vice President, Investor Relations, 11825 Pennsylvania Street, Carmel, Indiana 46032, telephone number (317) 817-6100.

    All documents filed by Conseco Finance, on behalf of any trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus supplement will be incorporated by reference into this prospectus supplement.

    Federal securities law requires the filing of information with the SEC, including annual, quarterly and special reports (including those referred to above as being incorporated by reference) and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy these reports and other information at the following regional offices of the SEC:

  New York Regional Office                Chicago Regional Office
    Seven World Trade Center              Citicorp Center
    Suite 1300                            500 West Madison Street, Suite 1400
    New York, NY 10048                    Chicago, IL 60661

    Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

  Restructuring

    During the year 2000, rating agencies lowered their ratings of the debt obligations of Conseco Finance and placed some ratings of Conseco Finance's debt obligations on review as the rating agencies analyze the impact of developing events.

    On July 27, 2000, Conseco, Inc. announced a restructuring program for Conseco Finance that included selling or running off five of Conseco Finance's business units. On August 8, 2000, Moody's reduced the rating of the long-term senior unsecured debt obligations of Conseco Finance to B1 from Ba3. We cannot assure you that further downgrades will not occur.

  Litigation Matters

    Conseco Finance has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were generally filed as purported class actions on behalf of persons or entities who purchased common stock or options to purchase common stock of Conseco Finance during alleged class periods that generally run from February 1995 to January 1998. One of these lawsuits did not include class action claims. In addition to Conseco Finance, some of Conseco Finance's current and former officers and directors are named as defendants in one or more of the lawsuits. The lawsuits have been consolidated into two complaints, one relating to an alleged class of purchasers of Conseco Finance's common stock and the other relating to an alleged class of traders in options for Conseco Finance's common stock. In addition to these two complaints, a separate non-class action lawsuit containing similar allegations was also filed. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that Conseco Finance and the other defendants violated federal securities laws by making false and misleading statements about Conseco Finance's current state and Conseco Finance's future prospects, particularly about prepayment assumptions and performance of some of our loan portfolios, which allegedly rendered Conseco Finance's financial statements false and misleading. Conseco Finance filed motions to dismiss these lawsuits. On August 24, 1999, Conseco Finance's motions to dismiss were granted with prejudice. The plaintiffs subsequently appealed the decision to the U.S. Court of Appeals for the 8th Circuit, and the appeal is currently pending. Conseco Finance believes that the lawsuits are without merit and intends to defend the lawsuits vigorously. However, the ultimate outcome of these lawsuits cannot be predicted with certainty.

    In addition, Conseco Finance and its subsidiaries are involved on an ongoing basis in lawsuits related to their operations.

                      The Conseco Private Label Portfolio

    The Conseco private label portfolio includes private label credit card accounts owned by Green Tree Bank, private label credit card accounts owned by Conseco Bank, and private label credit card accounts owned by Conseco Finance Servicing Corp. Accounts designated to the trust will be selected from the Conseco private label portfolio. However, the Conseco private label portfolio will include accounts which are not designated to the trust, therefore, the characteristics and performance of the Conseco private label portfolio and the characteristics and performance of the trust portfolio may be different.

    The Conseco private label portfolio includes both accounts originated by Conseco and accounts which were originated by other financial institutions and acquired by Conseco.

Types of Accounts

    Our private label credit card business originates credit card accounts and receivables under four general types of programs:

  . The original or traditional retail credit card program which is store-based. In this type of program, Conseco enters into an agreement with a merchant to provide credit to that merchant's customers to finance the purchase of goods and services at the merchant's stores. In most cases, the credit cards issued under this program carry the merchant's name and are primarily to be used to purchase goods and services from that merchant. Some of the cards issued under these merchant programs can be used to obtain cash advances from automated teller machines. Also, for some obligors, we occasionally issue access checks which can be used for any purpose and when used result in a charge in the amount of the check to the obligor's credit card account. Currently, under one program, the credit cards can also be used as telephone cards. We expect that in the future, more Conseco credit cards will have a broader range of functions.

  . Distributor name program. Under this program Conseco provides financing to customers of dealers that buy parts and equipment through specific distributors. The distributor enters into an agreement with Conseco under which Conseco agrees to provide credit under the terms set forth in the agreement to customers of dealers selling products provided by the distributor. Conseco also enters into a merchant agreement with the dealer.

  . Manufacturer name program. This program is similar to the distributor program, except that the distributor sells equipment for a brand-name manufacturer to the dealers. The manufacturer enters into an agreement with Conseco under which Conseco agrees to provide credit under the terms set forth in the agreement to customers who purchase the manufacturer's products from participating dealers. Conseco also enters into a merchant agreement with the dealer. An adjunct to this is the Totaline program. This is a business to business financing program where dealers can finance their purchase from the distributor, then repay their financing when the customer purchases the product from the dealer.

  . Conseco developed programs. These are programs developed by Conseco to provide industry-wide financing to specific industries. An example of this type of program is our FUNancing program. The FUNancing program provides financing to customers of dealers that offer motorcycles, boats and recreational vehicles. Other Conseco developed programs include the HID Projectline program which provides financing for home improvements such as roofing and siding and the Keynotes/Musician's Express program which provides financing for musical instruments. Under these programs, Conseco enters into an agreement with each of the dealers to provide credit to customers who buy these products. Credit cards issued under most of the Conseco developed programs also can be used to obtain cash advances or by the use of access checks which are sent to the obligors from time to time.

    We provide credit cards primarily to individual consumers. However, some of our programs provide commercial cards and/or cards to contractors.

    The accounts in the Conseco private label portfolio include revolving credit card accounts each opened under a cardholder agreement. A portion of the accounts include provisions for financing major purchases with fixed monthly payments. Within an account, a portion of the principal balance may be on a revolving basis and a portion on a fixed monthly payment basis.

    As of [.], 2001

  .   $             of the principal receivables in the Conseco private
      label portfolio, representing [.] % of the principal receivables in the portfolio, were on a revolving basis; and

  .   $             of the principal receivables in the Conseco private
      label portfolio, representing [.] % of the principal receivables in the portfolio, were on fixed payment schedules.

    We expect that the percentage of the receivables which are in a fixed payment program will increase.

Merchants in the Conseco Program

    As of        , 2001, the Conseco private label portfolio included accounts
created under [  ] programs. Approximately     % of the principal receivables
for that day related to [.] merchant programs.

    Of the principal receivables in the Conseco private label portfolio as of
[.], 2001, as shown in the following table,         % were in accounts opened
under one merchant program; in addition, another merchant program accounted for
    % of the principal receivables and a third merchant program accounted for
    % of the principal receivables. No other merchant program accounted for
more than    % of the principal receivables.

                 Composition of Conseco Private Label Portfolio

                           by Merchant Programs

                  Amount of
                 Receivables
                 in Private  Percent of Receivables
                    Label       in Private Label
      Merchant    Portfolio        Portfolio
      --------   ----------- ----------------------
                                           %
                 ----------          ------
                                        100%
                                     ======

    None of the merchants nor the dealers has any obligation with respect to the accounts. The obligation to pay principal and interest on the accounts is solely that of the customers, contractors and commercial entities which open the accounts.

Portfolio Experience

    The following tables set forth certain experience for each of the periods shown for the Conseco private label portfolio. There can be no assurance that the actual experience in the future will be similar to the historical experience set forth in the following tables and there can be no assurance that the experience of the trust portfolio will be similar to the Conseco private label portfolio.

  Loss and Delinquency Experience

    The following tables set forth the loss and delinquency experience for the Conseco private label portfolio for each of the periods shown.

                                Loss Experience
                             (Dollars in Thousands)

                                                    As of December 31
                                  As of    -----------------------------------
                               Month Ended   2000     1999     1998     1997
                               ----------- -------- -------- -------- --------
Average Receivables
 Outstanding..................
Total Net Charge-offs.........
Total Net Charge-offs as a
 Percent of Average
 Receivables..................

                             Delinquency Experience
                             (Dollars in Thousands)

                                                   Year Ended December 31
                                       Month -----------------------------------
                                       Ended   2000     1999     1998     1997
                                       ----- -------- -------- -------- --------
1-29 days.............................
30-59 days............................
60-89 days............................
90-119 days...........................
120 days or more......................
Total.................................

    [Management's discussion of the loss and delinquency experience, reasons for significant changes and discussion of trends.]

  Revenue Experience

    The revenues for the Conseco private label portfolio from finance charges and fees billed to account holders are set forth in the following tables for each of the periods shown.

    The historical revenue figures in the table include interest on purchases and fees accrued during the cycle. Cash collections on the receivables may not reflect the historical experience in the table. During periods of increasing delinquencies, billings of finance charges and fees may exceed cash payments as amounts collected on credit card receivables lag behind amounts billed to cardholders. Conversely, as delinquencies increase, cash payments may exceed billings of finance charges and fees as amounts collected in a current period may include amounts billed during prior periods. Revenues from finance charges and fees on both a billed and a cash basis will be affected by numerous factors, including the periodic finance charges on the receivables, the applicability of special payment plans, other fees paid by account holders, the percentage of account holders who pay off their balances in full each month and do not incur periodic finance charges on purchases and changes in the level of delinquencies on the receivables.

                               Revenue Experience
                             (Dollars in Thousands)

                                                  Year Ended December 31
                                     Months -----------------------------------
                                     Ended    2000     1999     1998     1997
                                     ------ -------- -------- -------- --------
Average Receivables Outstanding.....
Total Finance Charges and Fees
 Billed.............................
Total Finance Charges and Fees
 Billed as a Percentage of Average
 Receivables Outstanding............

    The finance charges and fees shown in the preceding table are composed of two components: finance charges based upon the applicable interest rates charged on the accounts and fees and other services charges such as late charges.

    [Explanation of discount option receivables to be added]

    The revenues for the portfolio shown in the tables above are related to finance charges together with fees, billed to holders of the accounts. The revenues related to finance charges depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and who pay off credit card account balances over several months as opposed to convenience use, where such cardholders prefer instead to pay off their entire balance each month, thereby avoiding finance charges on purchases, and upon other services for which cardholders to choose to avail themselves and which are paid for by the use of the card. Revenues related to finance charges and fees also depend on the use of special payment plans and the types of charges and fees assessed on the accounts in the portfolio. Accordingly, revenues will be affected by future changes in the promotional programs utilized and the use of special payment plans and the types of charges and fees assessed on the accounts. Revenues could be adversely affected by future changes in the charges and fees assessed by Conseco Bank, Conseco Finance Servicing Corp. and Green Tree Bank and other factors.

    Neither the servicer nor any of its affiliates has any basis to predict how any future changes in the usage of accounts by account holders or in the terms of accounts may affect the revenue for the portfolio.

  Payment Rates

    The following table sets forth for the Conseco private label portfolio the highest and lowest monthly payment rates during any month in the periods shown and the average monthly payment rates for all months in the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge receivables with respect to the accounts.

                             Monthly Payment Rates
                                  Months Ended

                                                   Year Ended December 31
                                      Months -----------------------------------
                                      Ended    2000     1999     1998     1997
                                      ------ -------- -------- -------- --------
Lowest Month.........................
Highest Month........................
Monthly Average......................

    We cannot assure you that the monthly payment rates in the future will be similar to the historical experience set forth above or that the monthly payment rates for accounts in the trust portfolio will be the same as payment rates for the Conseco private label portfolio.

    The amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. In addition, the payment rates set forth in the table include collections of both principal receivables and finance charge receivables.

    Our portfolio currently includes accounts under which payments are due on a fixed monthly payment schedule. The monthly payment includes both principal and interest. For these accounts, the monthly principal payment rate will increase as interest rates decline and decline as interest rates increase. If interest rates increase significantly, it can have a significant impact on and reduction in the principal payment rate.

                              The Trust Portfolio

    The receivables conveyed to the trust arise in accounts selected from the Conseco private label portfolio. The transferors represent that each account selected is an eligible account.

    As the time of issuance of the initial series of notes, Conseco will designate to the trust almost all accounts in its private label portfolio with the exception of a small number of accounts which are in liquidation and accounts with cardholders with addresses outside the United States.

    Accounts are expected to be added to the trust from time to time and the trust portfolio will change accordingly.

    As of            , 200 , of the receivables in the trust, Conseco Bank was
the transferor of approximately   % and Credit Card Funding Corp. was the
transferor of approximately   %.

    As of       , 200 , Conseco Bank was the account owner of accounts
containing approximately     % of the receivables in the trust, Green Tree Bank
was the account owner of accounts containing approximately   % of the
receivables in the trust and Conseco Finance Servicing Corp. was the account
owner of accounts containing approximately   % of the receivables in the trust.

    The transferors have the right to designate additional accounts for inclusion in the trust portfolio and to transfer to the trust all receivables of those additional accounts, whether the receivables already exist or arise after the designation, if the conditions described under "The Transfer and Servicing Agreement--Addition of Trust Assets" in the accompanying prospectus are satisfied. In addition, the transferors will be required to designate additional accounts, to the extent available, to maintain, for so long as notes of any series remain outstanding, an aggregate amount of principal receivables in the trust portfolio equal to or greater than the required minimum principal balance, as adjusted for any series having a paired series as described in the related indenture supplement.

    The transferors also have the right to designate removed accounts and to require the indenture trustee to transfer all receivables in the removed accounts back to the transferors, whether the receivables already exist or arise after the designation, if the conditions described in "The Transfer and Servicing Agreement--Removal of Trust Assets" in the accompanying prospectus are satisfied.

    Upon the termination of a merchant agreement, the terminating merchant, sponsor or dealer may purchase all receivables in and remove from the trust the accounts related to the terminated agreement.

    Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated by the transferors at the time the trust is established plus any additional accounts minus any removed accounts. As a result, the composition of the trust assets is expected to change over time. For a general description of the receivables in the trust, see "The Trust Portfolio" in the accompanying prospectus.

    The following is particular information about the accounts and the receivables in the trust portfolio as of the beginning of the day on
               :

  . The receivables in the trust portfolio included $ [.] of principal receivables and $ [.] of finance charge receivables of which $ [.] were discount option receivables.

  . The accounts designated to the trust had an average principal receivable balance of $ [.] and an average credit limit of $ [.].

  . The percentage of the aggregate total receivable balance to the aggregate total credit limit was [.]%. The average age of the accounts
      was approximately     months.

  . As of the beginning of the day on [.], cardholders whose accounts are designated for the trust portfolio had billing addresses in [.] states.

    The following tables summarize the trust portfolio by various criteria as of the beginning of the day on [.]. Because the future composition of the trust portfolio will change over time, these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time.

                      Composition of Accounts by Industry

                                              Percentage             Percentage
                                               of Total               of Total
                                    Number of Number of  Receivables Receivables
Industry                            Accounts   Accounts  Outstanding Outstanding
--------                            --------- ---------- ----------- -----------
                                    --------     ----     ---------     ----
  Total............................                  %    $                 %
                                    ========     ====     =========     ====

    [Information concerning the amount of fixed payment receivables to be added.]

                         Composition by Account Balance
                                Trust Portfolio

                                             Percentage
                                   Number of  of Total              Percentage
                                   Accounts  Number of  Receivables  of Total
Account Balance Range              (1,000s)   Accounts   ($1,000s)  Receivables
---------------------              --------- ---------- ----------- -----------
Less than or equal to $1,000.00...
$1,000.01 to $2,000.00............
$2,000.01 to $3,000.00............
$3,000.01 to $4,000.00............
$4,000.01 to $5,000.00............
$5,000.01 to $6,000.00............
$6,000.01 to $7,000.00............
$7,000.01 to $8,000.00............
$8,000.01 to $9,000.00
$9,000.01 to $10,000.00...........
Over $10,000.00...................
  Total...........................

                          Composition by Credit Limit
                                Trust Portfolio

                                             Percentage
                                   Number of  of Total              Percentage
                                   Accounts  Number of  Receivables  of Total
Credit Limit Range                 (1,000s)   Accounts   ($1,000s)  Receivables
------------------                 --------- ---------- ----------- -----------
Less than or equal to $1,000.00...
$1,000.01 to $2,000.00............
$2,000.01 to $3,000.00............
$3,000.01 to $4,000.00............
$4,000.01 to $5,000.00............
$5,000.01 to $6,000.00............
$6,000.01 to $7,000.00............
$7,000.01 to $8,000.00............
$8,000.01 to $9,000.00............
$9,000.01 to $10,000.00...........
Over $10,000.00...................
  Total...........................

                      Composition by Period of Delinquency
                                Trust Portfolio

                                             Percentage
                                   Number of  of Total              Percentage
Period of Delinquency              Accounts  Number of  Receivables  of Total
(Days Contractually Delinquent)    (1,000s)   Accounts   ($1,000s)  Receivables
-------------------------------    --------- ---------- ----------- -----------
Up to 29 days.....................
30 to 59 Days.....................
60 to 89 Days.....................
90 to 119 Days....................
120 or More Days..................
  Total...........................

                           Composition by Account Age
                                Trust Portfolio

                                             Percentage
                                   Number of  of Total              Percentage
                                   Accounts  Number of  Receivables  of Total
Account Age                        (1,000s)   Accounts   ($1,000s)  Receivables
-----------                        --------- ---------- ----------- -----------
Not More than 6 Months............
Over 6 Months to 12 Months........
Over 12 Months to 24 Months.......
Over 24 Months to 48 Months.......
Over 48 Months to 72 Months.......
Over 72 Months to 96 Months.......
Over 96 Months to 120 Months......
Over 120 Months...................
  Total...........................

                      Geographic Distribution of Accounts
                                Trust Portfolio

                 Percentage
       Number of  of Total              Percentage
       Accounts  Number of  Receivables  of Total
State  (1,000s)   Accounts   ($1,000s)  Receivables
-----  --------- ---------- ----------- -----------


                        Description of Series Provisions

    The following is a summary of the material provisions of the terms unique to the Series 2001-[.] notes and the indenture supplement. You also should refer to the accompanying prospectus for a further discussion of material provisions common to all notes issued under the indenture. The form of each of the transfer and servicing agreement, the indenture and an indenture supplement has been filed with the SEC as an exhibit to the registration statement relating to the notes.

General

    The Class A notes, Class B notes, Class C notes and the Class D notes comprise the Series 2001-[.] notes and will be issued under the indenture, as supplemented by the indenture supplement relating to the Series 2001-[.] notes, in each case between the trust and the indenture trustee. As described under "Description of the Notes--New Issuances" in the accompanying prospectus, the transferors may cause the owner trustee, on behalf of the trust, and the indenture trustee to execute further indenture supplements in order to issue additional series.

    The closing date for Series 2001-[.] is expected to be [.], 2001. The Class A, Class B and Class C notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede, as nominee of DTC. As described under "Description of the Notes--General," "--Book-Entry Registration" and "-- Definitive Notes" in the accompanying prospectus. Unless definitive notes are issued, you will be able to transfer your interest in the notes only through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each payment date to the noteholders in whose names Series 2001-[.] notes were registered on the record date.

    [Application will be made to list the notes on the Luxembourg Stock Exchange; however, we cannot assure you that the listing will be obtained. You should consult with [.], the Luxembourg listing agent for the notes, [Address] Luxembourg, phone number ([.])[.], for the status of the listing].

    The Class D notes will be held by the transferors or an affiliate of the transferors and are not being offered under this prospectus supplement. The Class D notes are being issued for credit enhancement purposes only.

Interest Payments

    The Class A notes will accrue interest from and including the closing date through but excluding [.], 2001, and for each following interest period, at a rate of [.]% per annum above LIBOR for the related LIBOR determination date.

    The Class B notes will accrue interest from and including the closing date through but excluding [.], 2001, and for each following interest period, at a rate of [.]% per annum above LIBOR for the related LIBOR determination date.

    The Class C notes will accrue interest from and including the closing date through but excluding [.], 2001, and for each following interest period, at a rate of [.]% per annum above LIBOR for the related LIBOR determination date.

    The Class D notes will accrue interest from and including the closing date through but excluding [.], 2001, and for each following interest period, at a rate of [.]% per annum above LIBOR for the related LIBOR determination date.

    The indenture trustee will determine LIBOR for each interest period on the LIBOR determination date.

    The Class A note interest rate, the Class B note interest rate and the Class C note interest rate applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at [.].

    Interest on the notes will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.

    Interest will be paid on each payment date, which will be [.], 2001 and the 15th day of each following month or, if the 15th day is not a business day, the following business day.

    Interest payments on the Class A notes, the Class B notes, the Class C notes and the Class D notes on any payment date will be calculated on the aggregate principal balance of the Class A notes, the Class B notes, the Class C notes and the Class D notes, as applicable, as of the preceding record date, except that interest for the first payment date will accrue at the applicable note interest rate on the initial aggregate principal balance of the Class A notes, the Class B notes, the Class C notes and the Class D notes, as applicable, from the closing date.

    Interest due on the Class A notes, the Class B notes, the Class C notes and the Class D notes but not paid on any payment date will be payable on the following payment date, together with additional interest on that amount at the applicable note interest rate. Additional interest will accrue on the same basis as interest on the Series 2001-[.] notes, and will accrue from the payment date on which the overdue interest became due, to but excluding the payment date on which the additional interest is paid.

    Interest payments on the Series 2001-[.] notes on any payment date will be paid from available investor finance charge collections for the related monthly period and, to the extent available investor finance charge collections are insufficient to pay the interest, from excess finance charge collections, amounts available in the cash collateral account and subordinated principal collections, to the extent available, for the related monthly period. Interest payments on the Class C notes and the Class D notes on any payment date will also be paid from available amounts on deposit in the spread account to the extent needed.

Principal Payments

    You are expected to receive payment of principal in full on the [.], 200[.] payment date. You may, however, receive payments of principal earlier than the expected principal payment date if an amortization event occurs and the early amortization period begins. The holders of the Class B notes will not begin to receive payments of principal until the final principal payment on the Class A notes has been made. The holders of the Class C notes will not begin to receive payments of principal until the final principal payments on the Class A notes and Class B notes have been made.

    The holders of the Class D notes will not receive any payments of principal until the final principal payments on the Class A notes, the Class B notes and the Class C notes have been made.

  Revolving Period

    The revolving period for the Series 2001-[.] notes begins on the closing date and ends on the earlier of the date the controlled accumulation period or the early amortization period begins. During the revolving period, the investor percentage of collections of principal receivables will, subject to limitations, including the allocation of any subordinated principal collections for that monthly period, be treated as shared principal collections and used to pay principal to other series in principal sharing group one or will be paid to the holders of the transferors' interest. In the event that the transferors are unable to designate additional accounts to the trust when required, an early amortization may occur. If the servicer determines that the series portfolio yield is insufficient, funds on deposit in the special funding account will be allocated to Series 2001-[.] noteholders, as discussed under "Application of Collections" in the prospectus.

  Controlled Accumulation Period

    Principal for payment to the Series 2001-[.] noteholders will accumulate during the controlled accumulation period in the principal funding account established by the indenture trustee. The controlled accumulation period for the Series 2001-[.] notes is scheduled to begin on [.], 200[.], but may be postponed, as discussed under "Description of Series Provisions--Principal Payments--Postponement of Controlled Accumulation Period" in this prospectus supplement, and ends on the earliest of:

  (1)  the beginning of the early amortization period;

  (2)  the payment in full of the aggregate principal balance of the notes;
       and

  (3)  the Series 2001-[.] final maturity date.

    If an amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and the early amortization period will begin.

    On each payment date relating to the controlled accumulation period, the indenture trustee will deposit in the principal funding account an amount equal to the least of:

  (1) available investor principal collections with respect to that payment date;

  (2)  the applicable controlled deposit amount; and

  (3)  the adjusted invested amount prior to any deposits on that date.

    Amounts in the principal funding account will be paid:

  first, to Class A noteholders, up to the aggregate principal balance of the Class A notes;

  second, to Class B noteholders, up to the aggregate principal balance of the Class B notes; and

  third, to Class C noteholders, up to the aggregate principal balance of the Class C notes;

in each case, on the expected principal payment date unless paid earlier due to the commencement of the early amortization period.

    During the controlled accumulation period, the portion of available investor principal collections not applied for the payment of principal on the Class A notes, the Class B notes, the Class C notes or the Class D notes on a payment date generally will be treated as shared principal collections.

    We expect, but cannot assure you, that the amounts available in the principal funding account on the expected principal payment date will be sufficient to pay in full the aggregate principal balance of the Class A notes, the Class B notes, the Class C notes or the Class D notes. If these amounts are not available on the expected principal payment date, an amortization event will occur and the early amortization period will begin.

  Postponement of Controlled Accumulation Period

    The controlled accumulation period is scheduled to last [.] months. However, the servicer may elect to extend the revolving period and postpone the controlled accumulation period by providing a notice to the indenture trustee. The servicer can make this election only if the number of months needed to fund the principal funding account based on expected principal collections needed to pay principal on the Series 2001-[.] notes is less than [.] months.

    On each determination date beginning in [.], 200[.] and ending when the controlled accumulation period begins, the servicer will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal funding account by the expected principal payment date and may elect to postpone the controlled accumulation period. In making its decision, the servicer is required to assume that the principal payment rate will be no greater than the lowest monthly payment rate for the prior 12 months and will consider the amount of principal expected to be allocable to noteholders of all other series, if any, in principal sharing group one which are expected to be amortizing or accumulating principal during the controlled accumulation period for Series 2001-[.]. In no case will the controlled accumulation period be reduced to less than one month.

    The method for determining the number of months required to fully fund the principal funding account may be changed upon receipt of written confirmation that the change will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class.

  Early Amortization Period

    The early amortization period for the Series 2001-[.] notes will begin on the day on which an amortization event with respect to Series 2001-[.] occurs and ends on the Series 2001-[.] final maturity date.

    If an amortization event occurs during the controlled accumulation period, on the next payment date any amounts on deposit in the principal funding account and the special funding account will be paid to the Class A noteholders and, after the principal balance of the Class A notes has been paid in full, any remaining amount will be paid to the Class B noteholders and, after the principal balance of the Class B notes has been paid in full, any remaining amount will be paid to the Class C noteholders, up to the principal balance of the Class C notes and, after the principal of the Class C notes has been paid in full, any remaining amount will be paid to the Class D noteholders, up to the principal balance of the Class D notes.

    In addition, if the principal balance of the Class A notes has not been paid in full, available investor principal collections will be paid to the Class A noteholders on each payment date until the earlier of:

  (1)  the date the Class A notes are paid in full; and

  (2)  the Series 2001-[.] final maturity date.

    After the Class A notes have been paid in full, and if the Series 2001-[.] termination date or the trust termination date has not occurred, available investor principal collections will be paid to the Class B noteholders on each payment date until the earlier of:

  (1)  the date the Class B notes are paid in full; and

  (2)  the Series 2001-[.] final maturity date.

    After the Class B notes have been paid in full, and if the Series 2001-[.] final maturity date or the trust termination date has not occurred, available investor principal collections will be paid to the Class C noteholders on each payment date until the earlier of:

  (1)  the date the Class C notes are paid in full; and

  (2)  the Series 2001-[.] final maturity date.

    After the Class C notes have been paid in full, and if the Series 2001-[] final maturity date or the trust termination date has not occurred, available investor principal collections will be paid to the Class D noteholders on each payment date until the earlier of:

  (1)  the date the Class D notes are paid in full; and

  (2)  the Series 2001-[.] final maturity date.

    See "--Amortization Events" below for a discussion of events that might lead to the commencement of the early amortization period.

  Principal Funding Account

    The indenture trustee will establish and maintain with an eligible institution a segregated trust account held for the benefit of the noteholders to serve as the principal funding account. During the controlled accumulation period, the indenture trustee at the direction of the servicer will transfer available investor principal collections from the collection account to the principal funding account as described under "--Application of Collections" in this prospectus supplement.

    Funds on deposit in the principal funding account will be invested to the following payment date by the indenture trustee at the direction of the servicer in eligible investments. Principal funding investment proceeds will be deposited in the collection account and included in available investor finance charge collections for the related monthly period.

  Reserve Account

    The indenture trustee will establish and maintain with an eligible institution a segregated trust account held for the benefit of the noteholders to serve as the reserve account. The reserve account is established to assist with the subsequent distribution of interest on the notes during the controlled accumulation period and on the first payment date with respect to the early amortization period. On each payment date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee, acting in accordance with the servicer's instructions, will apply available investor finance charge collections and excess finance charge collections allocated to the Series 2001-[.] notes (to the extent described under "--Application of Collections--Payment of Interest, Fees and Other Items") to increase the amount on deposit in the reserve account, to the extent that amount is less than the required reserve account amount.

    As long as no event of default for your series has occurred and is continuing, on each payment date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that payment date, the indenture trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount and will apply such excess first, to the cash collateral account, to the extent that funds on deposit in the cash collateral account are less than the required cash collateral amount, second, to the spread account, to the extent that funds on deposit in the spread account are less than the required spread account amount, and third, distribute any amount remaining to the trust for distribution to the holders of the transferors' interest. Any amounts withdrawn from the reserve account and distributed to the trust as described above will not be available for distribution to the noteholders. On any day following an event of default and an acceleration of the notes, funds available in the reserve account will be used to fund any amounts owed to the noteholders.

    So long as the reserve account is not terminated, all amounts on deposit in the reserve account on any payment date, after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that payment date, will be invested to the following payment date by the indenture trustee at the direction of the servicer in eligible investments. The interest and other investment income, net of investment expenses and losses, earned on these investments will be retained in the reserve account, to the extent the amount on deposit is less than the required reserve account amount, or deposited in the collection account and treated as available investor finance charge collections.

    On or before each payment date with respect to the controlled accumulation period and on the first payment date with respect to the early amortization period, a withdrawal will be made from the reserve account, and the amount of this withdrawal will be deposited in the collection account and included as available investor finance charge collections, as provided in the Series 2001- [.] indenture supplement, for that payment date in an aggregate amount equal to the least of:

  (1) the amount then on deposit in the reserve account with respect to that payment date;

  (2)  the required reserve account amount; and

  (3)  the reserve draw amount with respect to that payment date.

However, the amount of the withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on that payment date.

    If, for any payment date, the principal funding investment proceeds are less than the sum of:

  (1) the product of (a) the balance of the principal funding account, up to the principal balance of the Class A notes, on the record date immediately preceding that payment date, (b) the Class A note interest rate for the related interest period, and (c) the number of days in the related interest period divided by 360, plus

  (2) the product of (a) the balance of the principal funding account in excess of the principal balance of the Class A notes up to the principal balance of the Class B notes on the record date immediately preceding that payment date, (b) the Class B note interest rate for the related interest period, and (c) the number of days in the related interest period divided by 360, plus

  (3) the product of (a) the balance of the principal funding account in excess of the sum of the aggregate principal balance of the Class A notes and the Class B notes on the record date immediately preceding that payment date, up to the principal balance of the Class C notes on the record date immediately preceding that payment date, (b) the Class C note interest rate for the related interest period, and (c) the number of days in the related interest period divided by 360, plus

  (4) the product of (a) the balance of the principal funding account in excess of the sum of the aggregate principal balance of the Class A notes, the Class B notes and the Class C notes on the record date immediately preceding that payment date up to the principal balance of the Class D notes on the record date immediately preceding that payment date, (b) the Class D note iterest rate for the related interest period, and (d) the number of days in the related interest period divided by 360, then the indenture trustee will withdraw the shortfall, called the "reserve draw amount," to the extent required and available, from the reserve account and deposit it in the collection account for use as available investor finance charge collections.

    The reserve account will be terminated upon the earliest to occur of:

  (1)  the first payment date for the early amortization period;

  (2)  the expected principal payment date; and

  (3) the termination of the trust.

    Upon the termination of the reserve account, all amounts on deposit in the reserve account (after giving effect to any withdrawal from the reserve account on that date as described above) will be distributed first, to the cash collateral account, to the extent that funds on deposit in the cash collateral account are less than the required cash collateral amount, second, to the spread account, to the extent that funds on deposit in the spread account are less than the required spread account amount and third, to the trust for further distributions to the holders of the transferors' interest. Any amounts withdrawn from the reserve account and distributed to the trust as described above will not be available for distribution to the noteholders.

  Principal Sharing Group One

    This series will be included in a group of series designated as principal sharing series group one. Collections of principal receivables for any monthly period allocated to the invested amount will first be used to cover, during the controlled accumulation period, deposits of the applicable controlled deposit amount to the principal funding account, and during the early amortization period, payments to the noteholders. Shared principal collections will be determined and allocated by the servicer to cover principal shortfalls. Shared principal collections will not be used to cover investor charge-offs or unreimbursed subordinated principal collections for any series. If principal shortfalls exceed shared principal collections for any monthly period, shared principal collections will be allocated pro rata among the applicable series in principal sharing group one based on the relative amounts of principal shortfalls. To the extent that shared principal collections exceed principal shortfalls, the balance will, subject to limitations described under "Description of the Notes--Special Funding Account" and "--Application of Collections" in the accompanying prospectus, be paid to the holders of the transferors' interest.

  Paired Series

    Your series of notes may be paired with one or more series of notes issued at a later time once the controlled accumulation period or the early amortization period for your series begins. We call each of these later issued series a paired series. All or a portion of a paired series may be pre-funded with an initial deposit to a funding account that is for the sole benefit of the paired series; in the alternative, a paired series may have a principal amount that can be increased. As your series amortizes, if there have been no unreimbursed investor charge-offs for any paired series, the invested amount of the paired series will be increased by an amount equal to the related amortized amount. The issuance of the paired series will be subject to the conditions described under "Description of the Notes--New Issuances" in the accompanying prospectus.

    We cannot assure you that the terms of any paired series will not have an impact on the calculation of the investor percentage or the timing or amount of payments received by you as a Series 2001-[.] noteholder. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the investor percentage.

Subordination

    The Class B notes and the Class C notes are subordinated to the Class A notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes and the Class C notes. Interest payments will be made on the Class B notes prior to interest payments being made on the Class C notes. Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full. If principal collections allocated to your series are reallocated to pay the interest on the Class A notes, the principal amount of the Class B notes and the Class C notes may not be repaid. If principal collections allocated to your series are reallocated to pay interest on the Class B notes, the principal amount of the Class C notes may not be repaid. If a foreclosure and sale of trust assets after an event of default occurs, the net proceeds of that sale which are available to pay principal and interest on the Series 2001-[.] notes would be paid first to the Class A notes before any remaining net proceeds would be available for payments due to the Class B notes or the Class C notes.

    The Class D notes are subordinated to the Class A notes, the Class B notes and the Class C notes. Principal payments on the Class D notes will not begin until the Class A notes, the Class B notes and the Class C notes have been paid in full.

Events Of Default

    The events of default for Series 2001-[.], as well as the rights and remedies available to the indenture trustee and the Series 2001-[.] noteholders when an event of default occurs, are described under "The Indenture--Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

    If an event of default for Series 2001-[.] occurs, the indenture trustee or the holders of a majority of the outstanding principal amount of the Series 2001-[.] notes may declare the Series 2001-[.] notes to be immediately due and payable. If the Series 2001-[.] notes are accelerated, you may receive principal prior to the expected principal payment date for your notes.

Amortization Events

    As described above, the revolving period will continue through [.], 200[.] (unless that date is postponed as described under "--Principal Payments-- Postponement of Controlled Accumulation Period" in this prospectus supplement), unless an amortization event occurs prior to that date.

    An "amortization event" refers to any of the following events:

      (1) failure by the transferors (a) to make any payment or deposit on the date required under the transfer and servicing agreement, the indenture or the Series 2001-[.] indenture supplement, or within the applicable grace period which shall not exceed five days or (b) to observe or perform in any material respect any other covenants or agreements of the transferors set forth in the transfer and servicing agreement, the indenture or the Series 2001-[.] indenture supplement, which failure has an Adverse Effect on the Series 2001-[.] noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the noteholders for the designated period;

      (2) any representation or warranty made by the transferors in the transfer and servicing agreement, or any information required to be given by the transferors to the indenture trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and which has an Adverse Effect on the Series 2001- [.] noteholders and such Adverse Effect continues for the designated period; except that an amortization event described in this subparagraph
  (2) will not occur if the transferors have accepted reassignment of the related receivable or all related receivables, if applicable, during the designated period in accordance with the provisions of the transfer and servicing agreement;

      (3) any servicer default occurs which would have an Adverse Effect on the Series 2001-[.] noteholders;

      (4) the average of the series portfolio yields for any three consecutive monthly periods is less than the average of the base rates for the same monthly periods;

      (5) the Class A notes, the Class B notes, the Class C notes or the Class D notes are not paid in full on the expected principal payment date;

      (6) a failure by a transferor to convey receivables in additional accounts or participations to the trust within 5 business days after the date required by the transfer and servicing agreement;

      (7) bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the trust, one or more of the transferors, one or more of the account owners or Conseco Finance; provided that an insolvency event with respect to any one or more of the entities listed will not cause an amortization event if the removal of that entity or those entities from the list of entities whose insolvency will result in an amortization event will not cause a reduction or withdrawal by the rating agencies of the rating of any outstanding series or class of notes;

      (8) a transferor, including any additional transferor, is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement;

      (9) the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

      (10) an event of default and acceleration of the notes for Series 2001-[.] occurs under the indenture.

    In the case of any event described in clause (1), (2) or (3) above, an amortization event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 2001-[.] noteholders evidencing interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 2001-[.] notes, by written notice to the transferors and the servicer (and to the indenture trustee if given by the Series 2001-[.] noteholders), declare that an amortization event has occurred with respect to the Series 2001-[.] notes as of the date of the notice.

    In the case of any event described in clause (6), (7), (8) or (9), an amortization event with respect to all series then outstanding, and in the case of any event described in clause (4), (5) or (10), an amortization event with respect to only the Series 2001-[.] notes, will occur without any notice or other action on the part of the indenture trustee or the Series 2001-[.] noteholders immediately upon the occurrence of the event.

    On the date on which an amortization event is deemed to have occurred, the early amortization period will begin.

    See "Description of the Notes--Amortization Events" in the accompanying prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the transferors.

Allocation Percentages

    Under the indenture, with respect to each monthly period, the servicer will allocate among the invested amount, the invested amount for all other series issued and outstanding and the transferor amount, all amounts collected on finance charge receivables, all amounts collected on principal receivables and all defaulted amounts with respect to that monthly period. These amounts will be allocated based on the investor percentage.

    Defaulted amounts and collections of finance charge receivables at any time, and principal receivables during the revolving period will be allocated to the invested amount based on the floating investor percentage.

    Collections of principal receivables during the controlled accumulation period and early amortization period will be allocated to the invested amount based on the fixed investor percentage.

    Interest payments on Series 2001-[.] notes will be paid from available investor finance charge collections, excess finance charge collections, from the cash collateral account and with respect to the Class C notes and the Class D notes, from the spread account. Principal payments on the Series 2001-[.] notes will be paid from available investor principal collections.

Application of Collections

  Payment of Interest, Fees and Other Items

    On each payment date, the servicer will direct the indenture trustee to apply available investor finance charge collections and excess finance charge collections on deposit in the collection account in the following order:

      (1) an amount equal to the monthly servicing fee due for the related payment date, and past due for any prior payment date, will be paid to the servicer and an amount equal to the monthly administration fee for the related payment date, and past due for any prior payment date, will be paid to the administrator;

      (2) an amount equal to the Class A monthly interest plus Class A additional interest due for the related payment date, and past due for any prior payment dates, will be paid to the Class A noteholders on that payment date;

      (3) an amount equal to the Class B monthly interest plus Class B additional interest due for the related payment date, and past due for any prior payment dates, will be paid to the Class B noteholders on that payment date;

      (4) an amount equal to the Class C monthly interest plus Class C additional interest due for the related payment date, and past due for any prior payment dates, will be paid to the Class C noteholders on that payment date;

      (5) an amount equal to the investor default amount, if any, for the related monthly period, will be treated as available investor principal collections;

      (6) an amount equal to the sum of the investor charge-offs and the amount of unreimbursed subordinated principal collections will be treated as available investor principal collections;

      (7) an amount equal to the Class D monthly interest plus Class D additional interest due for the related payment date, and past due for any prior payment dates, will be paid to the Class D noteholders on that payment date;

      (8) upon the occurrence of an event of default with respect to Series 2001-[.] and acceleration of the maturity of the Series 2001-[.] notes, the balance, if any, up to the outstanding Series 2001-[.] note principal balance will be treated as available investor principal collections for such payment date;

      (9) an amount equal to the remainder of the required cash collateral amount over the remaining amount in the cash collateral account will be deposited in the cash collateral account;

      (10) on and after the reserve account funding date, an amount equal to the excess, if any, of the required reserve account amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

      (11) an amount equal to the excess, if any, of the required spread account amount over the amount then on deposit in the spread account will be deposited into the spread account;

      (12) any other amounts the trust is required to deposit into any other accounts will be applied by the indenture trustee as directed by the servicer; and

      (13) all remaining amounts will be treated as excess finance charge collections and will be available to cover any shortfalls in finance charge collections for other outstanding series in excess finance charge sharing group one and, after payment of these shortfalls, the remaining amount will be paid to the owner trustee to be applied in accordance with the trust agreement.

    In the event that available investor finance charge collections and excess finance charge collections for any monthly period and draws from the cash collateral account are insufficient to pay Class C monthly interest and Class D monthly interest when due, a draw will be made from amounts available in the spread account and will be paid to the Class C noteholders and the Class D noteholders, in that order, on the related payment date.

  Payments of Principal

    On each payment date, the servicer will direct the indenture trustee to apply available investor principal collections on deposit in the collection account in the following priority:

      . on each payment date with respect to the revolving period, all available investor principal collections will be treated as shared principal collections and applied as described under "Description of Series Provisions--Principal Payments--Principal Sharing Group One" in this prospectus supplement and "Description of the Notes--Group--Principal Sharing Group" in the accompanying prospectus;

      . on each payment date with respect to the controlled accumulation period and the early amortization period, all available investor principal collections will be distributed or deposited in the following priority:

         (1) during the controlled accumulation period and prior to the payment in full of the Class A, Class B, Class C and the Class D notes, an amount equal to monthly principal will be deposited in the principal funding account in an amount not to exceed the controlled deposit amount;

         (2) during the early amortization period, an amount equal to the monthly principal will be distributed to the paying agent for payment to the Class A noteholders until the principal balance of the Class A notes has been paid in full;

         (3) during the early amortization period, an amount equal to monthly principal will, after the principal balance of the Class A notes has been paid in full, be distributed to the paying agent for payment to the Class B noteholders until the principal balance of the Class B notes has been paid in full;

         (4) during the early amortization period, an amount equal to monthly principal will, after the principal balances of the Class A notes and the Class B notes have been paid in full, be distributed to the paying agent for payment to the Class C noteholders until the principal balance of the Class C notes has been paid in full;

         (5) during the early amortization period, an amount equal to monthly principal will, after the principal balances of the Class A notes, the Class B notes and the Class C notes have been paid in full, be distributed to the paying agent for payment to the Class D noteholders until the principal balance of the Class D notes has been paid in full; and

         (6) on each payment date with respect to the controlled accumulation period and the early amortization period, the balance of available investor principal collections not applied as described in clauses (1) through (5) above, if any, will be treated as shared principal collections with respect to principal sharing group one and applied as described under "Description of Series Provisions-- Principal Payments--Principal Sharing Group One" in this prospectus supplement and "Description of the Notes--Groups--Principal Sharing Group" in the accompanying prospectus; and

      . On the earlier to occur of (1) the first payment date for the early amortization period and (2) the expected principal payment date, the indenture trustee will withdraw from the principal funding account and the special funding account and distribute to the Class A noteholders, the Class B noteholders, the Class C noteholders and the Class D noteholders, the amounts deposited into the principal funding account.

Excess Finance Charge Sharing Group One

    This series will be included in a group of series designated as excess finance charge sharing group one. Available investor finance charge collections, and other amounts treated like finance charge collections, in excess of the amount required to make payments or deposits for your series will be made available to other series included in excess finance charge sharing group one whose allocation of available investor finance charge collections is not sufficient to make its required payments or deposits. To the extent that available investor finance charge collections are insufficient to make all required payments, your series will have access to finance charge collections-- and other amounts treated like finance charge collections--from other series in excess finance charge sharing group one. Each series that is part of excess finance charge sharing group one and has a shortfall will receive a share of the total amount of excess finance charge collections available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month.

Subordinated Principal Collections

    On each payment date, if the sum of Class A interest, Class B interest and the Class C interest cannot be paid from available investor finance charge collections and excess finance charge collections as described under "-- Application of Collections," and amounts withdrawn from the cash collateral account and with respect to the Class C notes and the Class D notes, from the spread account, then collections of principal receivables allocated to the invested amount will be available to pay these amounts, in an amount equal to the subordinated principal collections, and the invested amount will be reduced accordingly. A reduction in the invested amount will reduce the allocation of collections of finance charge receivables and principal receivables to your series.

Defaulted Receivables; Investor Charge-Offs

    The investor default amount represents the series' share of losses from the trust portfolio. On each payment date, the servicer will calculate the investor default amount. If the investor default amount exceeds the amount of available investor finance charge collections, excess finance charge collections and any amounts withdrawn from the cash collateral account allocated to fund this amount for the prior month, then the invested amount (after giving effect to any reductions for any subordinated principal collections) will be reduced by the excess. The invested amount will also be reduced by the amount of any subordinated principal collections. In no event, however, will the invested amount be reduced below zero. Reductions in the invested amount from both of these items may be reimbursed from subsequent available investor finance charge collections and excess finance charge collections allocated for reimbursement, if available. If the invested amount is reduced to zero, your series will not receive any further allocations of collections of finance charge receivables or principal receivables.

Cash Collateral Account

    The indenture trustee will establish and maintain with an eligible institution a segregated trust account held for the benefit of the noteholders to serve as the cash collateral account. Amounts on deposit in the cash collateral account shall be used to fund shortfalls in the interest payments on the Series 2001-[.] notes, the servicing fee, the administration fee, the allocation of defaulted receivables to Series 2001-[.], or reductions in the Series 2001- [.] invested amount resulting from charge-offs and subordinated principal collections.

    On the closing date, the indenture trustee shall deposit into the cash
collateral account $          received by it in immediately available funds
from               .

    On or before each payment date, a withdrawal will be made from the cash collateral account in an aggregate amount equal to the least of:

  (1) the amount then on deposit in the cash collateral account with respect to that payment date;

  (2)  the required cash collateral amount; and

  (3)  the required cash collateral draw amount.

    If, for any payment date, the available investor finance charge collections are less than the sum of items (1) through (7) under "Application of Collections--Payment of Interest, Fees and Other Items," then the indenture trustee will withdraw the shortfall, called the "required cash collateral draw amount," to the extent required and available, from the cash collateral account and apply it to fund any deficiency in such items (1) through (7) in the same order of priority.

    In the event that on any payment date, after giving effect to all deposits to and withdrawals from the cash collateral account with respect to such payment date, the amount on deposit in the cash collateral account exceeds the required cash collateral amount, the indenture trustee, acting in accordance with the written instructions of the servicer, shall withdraw such excess from the cash collateral account, and pay such amounts to the trust to be distributed to the holders of the transferors' interest.

Spread Account

    The indenture trustee will establish and maintain with an eligible institution the spread account as a segregated account held as security for the benefit of the Class C noteholders and the Class D noteholders. Amounts on deposit in the spread account will be used to fund shortfalls in interest payments on the Class C notes and the Class D notes, and on the Series 2001-[.] final maturity date, to fund any shortfall in payment of the principal balance of the Class C notes and the Class D notes.

    The spread account initially will not be funded, but will be funded by available investor finance charge collections and excess finance charge collections, as described above under "--Application of Collections--Payment of Interest, Fees and Other Items," deposited into the spread account on any payment date to the extent that the funds available in the spread account are less than the required spread account amount on that payment date.

    The "required spread account amount" will be determined on each payment date, and, in general, for any date of determination, will be equal to the product of:

  (1) the spread account percentage in effect on the date of determination, and

  (2)  the initial invested amount.

However, the required spread account amount will not exceed the sum of the principal balance of the Class C notes and the Class D notes minus the excess, if any, of the principal funding account balance over the sum of the principal balances of the Class A notes and the Class B notes on the date of determination.

    Once an event of default for your series occurs and is continuing, the required spread account amount for any payment date will automatically increase to the sum of:

  (1) the amount on deposit in the spread account on that payment date, and

  (2) available investor finance charge collections and excess finance charge collections for that payment date available immediately after funding the reserve account.

However, following an event of default for your series, if the maturity of your notes is not accelerated, the increase in the required spread account amount will be limited to an amount equal to the aggregate principal balance of your series of notes.

    "spread account percentage" will be determined as follows:

           If the
           Quarterly
           Excess                 then, the
           Spread                 Spread
           Percentage             Account
           is greater             Percentage
           than or          less  will
           equal to:        than: equal:
           ----------   and ----- ----------
           [.]%             [.]%      0
           [.]%             [.]%     [.]%
           [.]%             [.]%     [.]%
           [.]%             [.]%     [.]%
           [.]%             [.]%     [.]%

    After the spread account percentage has been increased above zero as specified in the table above, it will remain at the specified percentage until:

      (1) further increased to a higher required percentage as specified above, or

      (2) the payment date on which the quarterly excess spread percentage has increased to a level above that for the then current spread account percentage, in which case the spread account percentage will be decreased to the appropriate percentage as specified above or, if the quarterly excess spread percentage is greater than or equal to [.]%, the spread account percentage will be zero and the required spread account amount will be zero.

    However, if an amortization event, other than an amortization event resulting from the occurrence of an event of default, with respect to Series 2001-[.] has occurred, the spread account percentage will equal [.]%, as provided in the definition of spread account percentage above, and may not be subsequently reduced.

    The "quarterly excess spread percentage" will be determined as follows:

For the [Month 1] 2001             The modified excess spread percentage
    payment date:
For the [Month 2] 2001  The modified excess spread percentage for the first monthly
     payment date:                             period, plus
                            the excess spread percentage for the [Month 1] 2001
                                              monthly period
                                                     2
For the [Month 3] 2001  The modified excess spread percentage for the first monthly
     payment date:                             period, plus
                        the excess spread percentage for the [Month 1] 2001 monthly period plus
                            the excess spread percentage for the [Month 1] 2001
                                              monthly period
                                                     3
  For each following       The sum of the excess spread percentage for the three
     payment date:                         prior monthly periods
                                                     3

    The "excess spread percentage" for any monthly period will be the amount, if any, by which the series portfolio yield exceeds the base rate.

    The "modified excess spread percentage" will be calculated for the first monthly period in accordance with the Series 2001-[.] indenture supplement based on available investor finance charge collections for that monthly period in relation to the amount of interest and monthly servicing fee accrued for the first payment date and the initial invested amount.

    Funds on deposit in the spread account will be invested at the direction of the servicer in eligible investments. For purposes of the spread account, the reference in the definition of eligible investments to a rating in the "highest rating category" refers to a rating of at least A-2 by Standard & Poor's, P-2 by Moody's or F2 by Fitch. Investment earnings, net of losses and investment expenses, will, except as otherwise indicated in this prospectus supplement, be retained in the spread account to the extent that the available spread account amount is less than the required spread account amount, and the balance will be paid to trust for distribution to the holders of the transferors' interest. However, after an event of default relating to your series of notes, these investment earnings will be available for payment first to holders of the Class C notes and the Class D notes and thereafter to the Class A notes and the Class B notes.

Spread Account Distributions

    If on any payment date, the interest to be paid on the Class C notes exceeds the amount allocated to pay that interest, the indenture trustee, at the instruction of the servicer, will withdraw from the spread account the lesser of (1) the amount on deposit in the spread account, including investment earnings, to the extent necessary to fund that excess, and (2) the amount of the excess, and will deposit that amount into the collection account for payment of interest on the Class C notes.

    If on any payment date, the interest to be paid on the Class D notes exceeds the amount allocated to pay that interest, the indenture trustee, at the instruction of the servicer, will withdraw from the spread account, after making any withdrawals with respect to the Class C notes, the lesser of (1) the amount on deposit in the spread account, including investment earnings, to the extent necessary to fund that excess, and (2) the amount of the excess, and will deposit that amount into the collection account for payment of interest on the Class D notes.

    On the Series 2001-[.] final maturity date, funds available in the spread account, after giving effect to any withdrawals to be made as discussed in the preceding paragraph, will be used to fund any shortfall in the payment of the principal balance of the Class C notes and the Class D notes. On any day following an event of default and an acceleration of the notes, funds available in the spread account will be used to fund any amounts owed on the Class C notes, the Class D notes, the Class A notes and the Class B notes, in that order of priority.

    Funds on deposit in the spread account on any payment date in excess of the required spread account amount on that date will be paid to the trust for distribution to the holders of the transferors' interest. On the date on which all amounts due to the noteholders from the spread account have been paid in full, all amounts, if any, then remaining in the spread account will be distributed to the trust for further distribution to the holders of the transferors' interest.

Servicing Compensation and Payment of Expenses

    The share of the servicing fee allocable to the invested amount with respect to any payment date is the monthly servicing fee.

    The servicer will pay from its servicing compensation expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture or the Series 2001-[.] indenture supplement to be payable by the trust or the noteholders other than federal, state and local income and franchise taxes, if any, of the trust.

Reports To Noteholders

    On each payment date, the paying agent, on behalf of the indenture trustee will forward to each noteholder of record, a statement prepared by the servicer setting forth the items described in "Description of the Notes--Reports to Noteholders" in the accompanying prospectus.

                              ERISA Considerations

    The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Code impose requirements on employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and most collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code, and on persons who are fiduciaries with respect to Plans, in connection with the investment of "plan assets" of any Plan ("Plan Assets"). ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

    ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and Parties in interest to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed under Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and
Section 4975 of the Code.

    Subject to the considerations described in this section and in the accompanying prospectus, the Class A notes, Class B notes and Class C notes are eligible for purchase with Plan Assets of any Plan.

    Any fiduciary or other Plan investor considering whether to purchase the notes with Plan Assets of any Plan should determine whether that purchase is consistent with its fiduciary duties and whether that purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of the transferors, the servicer, the indenture trustee, the owner trustee or any other party may be Parties in Interest with respect to the investing Plan and may be deemed to be benefiting from the issuance of the notes. If either of the transferors or the servicer is a Party in Interest with respect to the prospective Plan investor, any fiduciary or other Plan investor considering whether to purchase or hold the Class A notes, Class B notes or Class C notes should consult with its counsel regarding the availability of exemptive relief under U.S. Department of Labor Prohibited Transaction Class Exemption 96-23 (relating to transactions determined by "in-house asset managers"), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent "qualified professional asset managers") or any other prohibited transaction exemption issued by the DOL. A purchaser of the Class A notes, Class B notes or Class C notes should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

    In addition, under DOL Regulation Section 2510.3-101, the purchase with Plan Assets of equity interests in the issuer could, in many circumstances, cause the receivables and other assets of the issuer to be deemed Plan Assets of the investing Plan which, in turn, would subject the issuer and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Nevertheless, because the Class A notes, Class B notes and Class C notes (a) are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see "Material Federal Income Tax Consequences--Tax Consequences to Noteholders--Treatment of the Notes as Indebtedness" in the accompanying prospectus), and (b) should not be deemed to have any "substantial equity features," purchases of the Class A notes, Class B notes or Class C notes with Plan Assets should not be treated as equity investments and, therefore, the receivables and other assets included as assets of the issuer should not be deemed to be Plan Assets of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the Class A notes, Class B notes and Class C notes, including the reasonable expectation of purchasers of the Class A notes, Class B notes or Class C notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

    The Class A notes, Class B notes and Class C notes may not be purchased or held by any Plan, or any person investing Plan Assets of any Plan, if any of the transferors, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect the purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan Assets, for a fee and under an agreement or understanding that the advice (1) will serve as a primary basis for investment decisions with respect to the Plan Assets, and (2) will be based on the particular investment needs of that Plan; or (c) unless PTCE 95-60, 91-38 or 90-1 is applicable, is an employer maintaining or contributing to that Plan. Each purchaser or holder of the Class A notes, Class B notes or Class C notes or any interest in the Class A notes, Class B notes or Class C notes will be deemed to have represented by its purchase and holding of its notes that it is not subject to the foregoing limitation.

    Any fiduciary or other Plan investor considering whether to purchase any notes on behalf of or with Plan Assets of any Plan should consult with its counsel and refer to this prospectus supplement for guidance regarding the ERISA considerations applicable to the notes offered by this prospectus supplement and the accompanying prospectus.

                                  Underwriting

    Subject to the terms and conditions set forth in the Class A underwriting agreement between the transferors and the Class A underwriters named below, the terms and conditions set forth in the Class B underwriting agreement between the transferors and the Class B underwriters named below and the terms and conditions set forth in the Class C underwriting agreement between the transferors and the Class C underwriters named below, the transferors have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

                                                                     Principal
Class A                                                             balance of
underwriters                                                       Class A notes
------------                                                       -------------
                                                                       $[.]
  Total...........................................................     $[.]
                                                                       ====

                                                                     Principal
Class B                                                             balance of
underwriters                                                       Class B notes
------------                                                       -------------
                                                                       $[.]
  Total...........................................................     $[.]
                                                                       ====

                                                                     Principal
Class C                                                             balance of
underwriters                                                       Class C notes
------------                                                       -------------
                                                                       $[.]
  Total...........................................................     $[.]
                                                                       ====

    In the Class A underwriting agreement, the Class A underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class A notes offered hereby if any of the Class A notes are purchased. In the Class B underwriting agreement, the Class B underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class B notes offered hereby if any of the Class B notes are purchased. In the Class C underwriting agreement, the Class C underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class C notes offered hereby if any of the Class C notes are purchased.

    The Class A underwriters propose initially to offer the Class A notes to the public at [.]% of their principal amount and to dealers at that price less concessions not in excess of [.]% of the principal amount of the Class A notes. The Class A underwriters may allow, and the dealers may reallow, concessions not in excess of [.]% of the principal amount of the Class A notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

    The Class B underwriters propose initially to offer the Class B notes to the public at [.]% of their principal amount and to dealers at that price less concessions not in excess of [.]% of the principal amount of the Class B notes. The Class B underwriters may allow, and the dealers may reallow, concessions not in excess of [.]% of the principal amount of the Class B notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriters.

    The Class C underwriters propose initially to offer the Class C notes to the public at [.]% of their principal amount and to dealers at that price less concessions not in excess of [.]% of the principal amount of the Class C notes. The Class C underwriters may allow, and the dealers may reallow, concessions not in excess of [.]% of the principal amount of the Class C notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class C underwriters.

    We will receive proceeds of approximately $[.] from the sale of the notes, representing [.]% of the principal amount of each Class A note, [.]% of the principal amount of each Class B note and [.]% of the principal amount of each Class C note, after paying the underwriting discount of $[.], representing [.]% of the principal amount of each Class A note, [.]% of the principal amount of each Class B note and [.]% of the principal amount of each Class C note. Additional offering expenses are estimated to be $[.].

    Each underwriter has represented and agreed that:

      (1) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

      (2) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the notes to a person who is of a kind described in
  Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom that document may otherwise lawfully be issued or passed on;

      (3) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement and the accompanying prospectus if that person is of a kind described either in
  Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

      (4) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

    The transferors will indemnify the underwriters against liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of those liabilities.

    The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the transferors nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

    The underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional notes from the issuer in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the over-allotment option. "Naked" short sales are any sales in excess of that option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes made by the underwriters in the open market prior to the completion of the offering.

    The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of that underwriter in stabilizing or short covering transactions.

    Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

                                 Legal Matters

    Legal matters relating to the issuance of the notes will be passed upon for the transferors, the servicer and Conseco Finance Servicing Corp. by Dorsey & Whitney LLP, counsel to the transferors. Legal matters relating to the federal tax consequences of the issuance of the notes will be passed upon for the transferors by Dorsey & Whitney LLP. Legal matters relating to the issuance of the Series 2001-[.] notes will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP.

                                    Glossary

    "adjusted invested amount" means, for any date of determination, an amount equal to:

  (1) the invested amount as of that date, minus

     (2)  the amount on deposit in the principal funding account for that date.

    "adjusted principal balance" means an amount equal to the greater of:

  (1) the sum of (a) the total amount of principal receivables as of the close of business on the last day of the immediately preceding monthly period, or with respect to the first monthly period, the total amount of principal receivables as of the closing date, and (b) the principal amount on deposit in the special funding account as of the close of business on the last day of the immediately preceding monthly period (or with respect to the first monthly period, the closing date); and

  (2) the sum of the numerators used to calculate the investor percentages for allocations with respect to principal receivables, finance charge receivables or defaulted amounts, as applicable, as of the date as to which that determination is being made;

provided, however, that, in connection with the calculation of the fixed investor percentage, if after the commencement of the controlled accumulation period or the early amortization period an amortization event occurs with respect to another series that was designated in the indenture supplement therefor as a series that is a "paired series" with respect to Series 2001-[.], the transferors may, by written notice delivered to the indenture trustee and the servicer, designate a different numerator for the foregoing fraction, provided that (x) such numerator is not less than the adjusted invested amount as of the last day of the revolving period for such paired series and (y) such action shall not result in a reduction or withdrawal or any rating on any outstanding series or class of notes and (z) in the reasonable belief of the transferors, such designation will not cause an amortization event or an event that, after the giving of notice or the lapse of time, would constitute an amortization event, to occur with respect to Series 2001-[.]; provided further, however, that with respect to any monthly period in which an addition date or a removal date occurs, the amount in clause (1)(a) above shall be the sum of the amounts for each day in such monthly period computed as follows and divided by the number of days in such monthly period: (1) the aggregate amount of principal receivables in pool one as of the close of business on the last day of the prior monthly period, for each day in the period from and including the first day of such monthly period to but excluding the related addition date or removal date and (2) the aggregate amount of principal receivables in pool one as of the close of business on the related addition date or removal date after adjusting for the aggregate amount of principal receivables added to or removed from pool one on the related addition date or removal date, as the case may be, for each day in the period from and including the related addition date or removal date to and including the last day of such monthly period.

    "administration fee" means an annual fee payable to the administrator in an amount equal to $[.].

    "amortization event" has the meaning set forth on page S-[.].

    "available investor finance charge collections" means, for any monthly period, an amount equal to the sum of:

  (1) the investor finance charge collections deposited in the collection account for that monthly period;

  (2) excess finance charge collections;

  (3) an amount equal to the principal funding investment proceeds, if any, for the related payment date; and

  (4) amounts, if any, to be withdrawn from the reserve account which are required to be included in available investor finance charge collections under the Series 2001-[.] indenture supplement for the related payment date.

    "available investor principal collections" means, for any monthly period, an amount equal to the sum of:

  (1) the investor percentage of collections of principal receivables deposited in the collection account for that monthly period; minus the amount of subordinated principal collections for that monthly period;

  (2) any shared principal collections from other principal sharing series in principal sharing group one allocated to your series; and

  (3) any amounts treated as available investor principal collections for the related payment date.

    "base rate" means, with respect to any monthly period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the monthly interest and the monthly servicing fee and the denominator of which is the sum of the Class A outstanding principal balance, the Class B outstanding principal balance, the Class C outstanding principal balance and the Class D outstanding principal balance, as of the first day of such monthly period.

    "business day" means, any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, Delaware, or any other state in which the principal executive offices of the transferors, the owner trustee, the indenture trustee or other account owner, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed.

    "Class A additional interest" means, for any payment date, will equal to the product of:

  (1) the excess of Class A monthly interest for that payment date and any unpaid Class A monthly interest for a prior payment date over the aggregate amount of funds allocated and available to pay Class A monthly interest for that payment date;

     (2)  the Class A note interest rate for the related interest period; and

     (3)  the actual number of days in that interest period divided by 360.

    "Class A note interest rate" means, for any interest period, a rate of [.]% per annum above LIBOR for the related LIBOR determination date.

    "Class A monthly interest" with respect to any payment date will equal the product of:

  (1) the Class A note interest rate for the related interest period;

     (2)  the actual number of days in that interest period divided by 360;
and

  (3) the principal balance of the Class A notes as of the close of business on the last day of the prior monthly period or, with respect to the first payment date, the principal balance of the Class A notes as of the closing date.

    "Class B additional interest" means, for any payment date, will equal to the product of:

  (1) the excess of Class B monthly interest for that payment date and any unpaid Class B monthly interest for a prior payment date over the aggregate amount of funds allocated and available to pay Class B monthly interest for that payment date;

  (2)  the Class B note interest rate for the related interest period; and

     (3)  the actual number of days in that interest period divided by 360.

    "Class B note interest rate" means, for any interest period, a rate of [.]% per annum above LIBOR for the related LIBOR determination date.

    "Class B monthly interest" means, for any payment date, will equal to the product of:

  (1) the Class B note interest rate for the related interest period;

  (2)  the actual number of days in that interest period divided by 360; and

  (3) the principal balance of the Class B notes as of the close of business on the last day of the prior monthly period or, with respect to the first payment date, the principal balance of the Class B notes as of the closing date.

    "Class C additional interest" means, for any payment date, will equal to the product of:

  (1) the excess of Class C monthly interest for that payment date and any unpaid Class C monthly interest for a prior payment date over the aggregate amount of funds allocated and available to pay Class C monthly interest for that payment date;

  (2)  the Class C note interest rate for the related interest period; and

  (3)  the actual number of days in that interest period divided by 360.

    "Class C note interest rate" means, for any interest period, a rate of [.]% per annum above LIBOR for the related LIBOR determination date.

    "Class C monthly interest" means, for any payment date, an amount equal to the product of:

  (1) the Class C note interest rate for the related interest period;

  (2)  the actual number of days in that interest period divided by 360; and

  (3) the principal balance of the Class C notes as of the close of business on the last day of the prior monthly period or, with respect to the first payment date, the principal balance of the Class C notes as of the closing date.

    "Class D additional interest " means, for any payment date, will equal to the product of:

  (1) the excess of Class D monthly interest for that payment date and any unpaid Class D monthly interest for a prior payment date over the aggregate amount of funds allocated and available to pay Class D monthly interest for that payment date;

  (2)  the Class D note interest rate for the related interest period; and

  (3) the actual number of days in that interest period divided by 360.

    "Class D note interest rate " means, for any interest period, a rate of [.]% per annum above LIBOR for the related LIBOR determination date.

    "Class D monthly interest " means, for any payment date, will equal to the product of:

  (1) the Class D note interest rate for the related interest period;

  (2)  the actual number of days in that interest period divided by 360; and

  (3) the principal balance of the Class D notes as of the close of business on the last day of the prior monthly period or, with respect to the first payment date, the principal balance of the Class D notes as of the closing date.

    "controlled accumulation amount" means, for any payment date with respect to the controlled accumulation period, $[.]. However, if the commencement of the controlled accumulation period is postponed as described under "Description of the Notes--Principal Payments--Postponement of Controlled Accumulation Period," the controlled accumulation amount may be higher than the amount stated above for each payment date with respect to the controlled accumulation period and will be determined by the servicer in accordance with the Series 2001-[.] indenture supplement based on the principal payment rates for the accounts and on the invested amounts of other series, other than excluded series, which are scheduled to be in their revolving periods and then scheduled to create shared principal collections during the controlled accumulation period.

    "controlled deposit amount" means, for any payment date, the sum of:

  (1) the controlled accumulation amount for that payment date, plus

  (2) the deficit controlled accumulation amount, if any.

    "deficit controlled accumulation amount" means:

  (1) on the first payment date during the controlled accumulation period, the excess, if any, of the controlled accumulation amount for that payment date over the amount deposited in the principal funding account on that payment date; and

  (2) on each subsequent payment date during the controlled accumulation period, the excess, if any, of the applicable controlled accumulation amount for that subsequent payment date plus any deficit controlled accumulation amount for the prior payment date over the amount deposited in the principal funding account on that subsequent payment date.

    "excess finance charge collections" means available investor finance charge collections, and other amounts treated like finance charge collections, in excess of the amount required to make payments or deposits for your series.

    "excess spread percentage" has the meaning set forth on page S-[.].

    "expected principal payment date" means [.], 20[.].

    "fixed investor percentage" means, for any monthly period, the percentage equivalent of a fraction:

  (1) the numerator of which is the invested amount as of the close of business on the last day of the revolving period; and

  (2)  the denominator of which is the adjusted principal balance.

    "floating investor percentage" means, for any monthly period, the percentage equivalent of a fraction:

  (1) the numerator of which is the adjusted invested amount as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, the initial invested amount); and

  (2)  the denominator of which is the adjusted principal balance.

    "interest period" means the period beginning on and including a payment date and ending on but excluding the next payment date; provided that the first interest period will begin on and include the closing date.

    "invested amount" means, for any date of determination, an amount equal to:

  (1) the initial principal amount of the Series 2001-[.] notes, minus

  (2) the amount of principal previously paid to the Series 2001-[.] noteholders (including the principal amount of any Series 2001-[.] notes purchased by a transferor or its affiliate), minus

  (3) the amount of unreimbursed investor charge-offs and subordinated principal collections.

    "investor charge-offs" means, for any monthly period, the excess of:

  (1)  the investor default amount for the related monthly period; over

  (2) the amount available for reimbursement of investor default amounts described under clause (5) under "Description of Series Provisions-- Application of Collections--Payment of Interest, Fees and Other Items."

    "investor default amount" means, for any payment date, an amount equal to the product of:

  (1) the floating investor percentage for that month; and

  (2)  the defaulted amount.

    "investor finance charge collections" means, for any payment date, an amount equal to the product of:

  (1) the floating investor percentage for the related monthly period; and

  (2) collections of finance charge receivables deposited in the collection account for the related monthly period.

    "investor percentage" means, for any monthly period:

  (1) for defaulted amounts and for collections of finance charge receivables at any time and for collections of principal receivables during the revolving period, the floating investor percentage; and

  (2) for collections of principal receivables during the controlled accumulation period, and early amortization period, the fixed investor percentage.

    "LIBOR" means, for any LIBOR determination date, the rate for deposits in United States dollars for a [one-]month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that date. If that rate does not appear on Telerate Page 3750, the rate for that LIBOR determination date will be determined based on the rates at which deposits in United States dollars are offered by four major banks selected by the servicer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a [one]-month period. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a [one-]month period.

    "LIBOR determination date" means, for any interest period, two London business days before that interest period commences, provided that the LIBOR determination date for the first interest period will be two London business days before the closing date.

    "London business day" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

    "monthly administration fee" means an amount equal to one-twelfth of the administration fee.

    "monthly excess spread percentage" has the meaning set forth on page S-[.].

    "monthly interest" means, for any payment date, an amount equal to the sum of the Class A monthly interest, the Class B monthly interest, the Class C monthly interest and the Class D monthly interest for that payment date.

    "monthly period" means the period from and including the first day of a calendar month to and including the last day of that calendar month, other than the initial monthly period, which will commence on and include [.] and end on and include [.], 2001.

    "monthly principal" means, for any payment date, an amount equal to the least of:

  (1) the available investor principal collections on deposit in the collection account with respect to that payment date;

  (2) for each payment date with respect to the controlled accumulation period, the controlled deposit amount for that payment date; and

  (3) the adjusted invested amount (as adjusted for any investor charge-offs and subordinated principal collections on that payment date).

    "monthly servicing fee" means, for any payment date, an amount equal to one-twelfth of the product of:

  (1) the servicing fee rate;

  (2)  the floating investor percentage for the related monthly period; and

  (3) the total amount of principal receivables as of the close of business on the last day of the immediately preceding monthly period, or with respect to the first monthly period, the total amount of principal receivables as of the closing date, in either case, excluding the principal portion of participation interests;

provided, however, that with respect to any monthly period in which an addition date for an aggregate addition or a removal date occurs, the amount in clause (3) above shall be the sum of the amounts for each day in that monthly period computed as follows and divided by the number of days in that monthly period:

  (A) the aggregate amount of principal receivables, excluding the principal portion of participation interests, as of the close of business on the last day of the prior monthly period, for each day in the period from and including the first day of that monthly period to but excluding the related additional cut-off date or removal date; and

  (B) the aggregate amount of principal receivables, excluding the principal portion of participation interests, as of the close of business on the related additional cut-off date or removal date after adjusting for the aggregate amount of principal receivables, excluding the principal portion of participation interests, added to or removed on the related additional cut-off date or removal date, as the case may be, for each day in the period from and including the related additional cut-off date or removal date to and including the last day of that monthly period;

provided further, that with respect to the first payment date, the monthly servicing fee will equal $[.].

    "monthly subordination amount" means, for any monthly period, the sum of:

  (1)the lower of:

     (a) the excess of the amounts needed to pay current and past due Class A monthly interest as described under "--Application of Collections--Payment of Interest, Fees and Other Items" over the available investor finance charge collections and excess finance charge collections allocated to cover these amounts and the amount withdrawn from the cash collateral account to cover such amounts; and

     (b) [.]% of the initial invested amount minus the amount of unreimbursed investor charge-offs and unreimbursed subordinated principal collections; plus

  (2)the lower of:

     (a) the excess of the amounts needed to pay current and past due Class B monthly interest as described under "--Application of Collections--Payment of Interest, Fees and Other Items" over the reallocated investor finance charge collections and excess finance charge collections allocated to cover these amounts and the amount withdrawn from the cash collateral account to cover these amounts; and

     (b) [.]% of the initial invested amount minus the amount of unreimbursed investor charge-offs and unreimbursed subordinated principal collections; plus

  (3) the lower of:

     (a) the excess of the amounts needed to pay current and past due Class C monthly interest and the monthly servicing fee and prior unpaid monthly servicing fees as described under "--Application of Collections--Payments of Interest, Fees and Other Items" over the available investor finance charge collections and excess finance charge collections allocated to cover these amounts and the amount withdrawn from the cash collateral account to cover Class C interest; and

     (b) [.]% of the initial invested amount minus the amount of unreimbursed investor charge-offs and unreimbursed subordinated principal collections.

    "payment date" means [.], 2001 and the 15th day of each following month or, if the 15th day is not a business day, the following business day.

    "principal funding investment proceeds" means investment earnings, net of investment losses and expenses, on funds on deposit in the principal funding account.

    "principal shortfalls" means any scheduled or permitted principal payments to noteholders and deposits to principal funding accounts, if any, for any series in principal sharing group one which have not been covered out of the collections of principal receivables allocable to the other series in principal sharing group one and other amounts for those series.

    "quarterly excess spread percentage" has the meaning set forth on page S-
[.].

    "record date" means, for any payment date, the last day of the calendar month preceding that payment date.

    "recoveries" are the amounts received by the transferors or the servicer from the purchaser or transferee with respect to the sale or other disposition of receivables in defaulted accounts.

    "required cash collateral amount" shall mean, with respect to any payment date, the greater of (i) the product of (a) the adjusted invested amount as of such payment date after taking into account distributions made on such date,
and (b)    % and (ii) $       ; provided, however, that (i) if there are any
withdrawals from the cash collateral account or an amortization event occurs with respect to Series 2001-[.], then the required cash collateral amount for any payment date shall equal the required cash collateral amount on the payment date immediately preceding such withdrawal or amortization event, (ii) in no event shall the required cash collateral amount exceed the adjusted invested amount on any such date and (iii) the required cash collateral amount may be reduced without the consent of the Series 2001-[.] noteholders, if it does not cause the rating of any series or class of outstanding notes to be reduced or withdrawn as a result of such reduction and the servicer delivers to the indenture trustee an officer's certificate to the effect that such reduction will not cause an Adverse Effect.

    "required minimum principal balance" means for all outstanding series, unless otherwise provided in the related indenture supplement for a series having a paired series, the sum of the series adjusted invested amounts for each series outstanding on that date plus the required transferor amount on that date, minus the amounts on deposit in the special funding account.

    "required transferor amount" will be calculated as follows:

              required        aggregate series
              transferor   X  adjusted invested
              percentage      amounts of all series
                              related to pool one

    "required transferor percentage" means initially [.]%, but may be reduced if the transferors provide the servicer and the indenture trustee with written confirmation that the designation will not result in:

  (1) the reduction or withdrawal by any rating agency of its rating of any outstanding series or class; and

  (2)  an Adverse Effect.

    "required spread account amount" has the meaning set forth on page S-[.].

    "reserve account funding date" means

     if the average excess spread           then the reserve account
     percentage for any 3                   funding date will be the
     consecutive months is greater          following payment date prior
     than or equal to:.                     to the following controlled
                                            accumulation period:

            [.]%                                third payment date

            [.]% but less than [.]%             fourth payment date

                                                sixth payment date
            [.]% but less than [.]%

                                                twelfth payment date

            [.]% but less than [.]%


  For purposes of this definition, excess spread percentage shall be determined for each month beginning [.] months prior to the scheduled commencement of the controlled accumulation period.

    "reserve draw amount" has the meaning set forth on page S-[.].

    "required reserve account amount" means for any payment date on or after the reserve account funding date an amount equal to:

  (1) [.]% of the principal balance of the Class A notes, the Class B notes, the Class C notes and the Class D notes; or

  (2) any other amount designated by the transferors; except that if the designation is of a lesser amount, the transferors will provide the servicer and the indenture trustee with written confirmation that the designation will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class and each transferor will deliver to the indenture trustee a certificate of an authorized officer of such transferor to the effect that, based on the facts known to that officer at the time, in the reasonable belief of such transferor, the designation will not cause an amortization event or an event that, after the giving of notice or the lapse of time, would cause an amortization event to occur with respect to Series 2001-[.].

    "Series 2001-[.] final maturity date" means the earlier of:

  (1) the payment in full of the aggregate principal balance of the notes;
      and

  (2)  [.], 200[.].

    "series adjusted invested amount" means, with respect to any monthly period:

  (1) during the revolving period, the invested amount as of the last day of the immediately preceding monthly period; and

  (2) during the controlled accumulation period, the invested amount as of the close of business on the last day of the revolving period less unreimbursed investor charge-offs thereafter;

provided, however, that on any date, at the option of the transferors, such amount may be reduced below the amount specified for the previous monthly period to an amount not less than the greater of:

     (a) the adjusted invested amount as of the last day of the immediately preceding monthly period, less the amount in the principal funding account made to noteholders of this series since the last day of the immediately preceding monthly period; and

     (b) an amount that, if used as the numerator of the fixed investor percentage for the remainder of the controlled accumulation period, would assure that available investor principal collections for this series plus the product of the aggregate amount of the shared principal collections during each monthly period multiplied by a fraction the numerator of which is the invested amount of this series and the denominator of which is the aggregate invested amount of all series not scheduled to be in their revolving period during such monthly period would equal at least 125% of the applicable controlled deposit amount for such monthly period for so long as the invested amount is greater than zero, assuming for this purpose that:

            (A) the payment rate with respect to collections of principal receivables remains constant at the level of the immediately preceding monthly period;

            (B) the total amount of principal receivables theretofore conveyed to and in the trust, and the amount on deposit in the special funding account, remains constant at the level existing on the date of such reduction;

            (C) no amortization event with respect to any series will subsequently occur; and

            (D) no additional series, other than any series being issued on the date of such reduction, will be subsequently issued; and

  (3) during any early amortization period, the invested amount as of the last day of the revolving period less the unreimbursed investor charge-offs thereafter or, if less, the amount last determined under clause (2) above during the controlled accumulation period.

    "series portfolio yield" means, for any monthly period, the annualized percentage equivalent of a fraction:

  (1) the numerator of which is the sum of available investor finance charge collections minus the investor default amount for that monthly period; and

  (2) the denominator of which is the aggregate principal balance of the notes as of the close of business on the last day of the immediately preceding monthly period.

    "servicing fee rate" means [2%] per annum or such lesser percentage as may be specified by the servicer and which, in the reasonable belief of the servicer, will not result in an Adverse Effect.

    "shared principal collections" means the amount of collections of principal receivables for any monthly period allocated to the invested amount remaining after covering required payments to the noteholders, any similar amount remaining for any other series in principal sharing group one and, at the option of the issuer as specified in the indenture, specified net proceeds from the issuance of a new series.

  "spread account percentage" has the meaning set forth on page S-[.].

    "subordinated principal collections" means, for any monthly period, available investor principal collections used to pay interest on the Class A notes, the Class B notes and the Class C notes or used to pay the monthly servicing fee in an amount equal to the lesser of:

  (1) the monthly subordination amount for that monthly period; and

  (2) the invested amount after giving effect to any investor charge-offs for that payment date.

    "transferor amount" means with respect to pool one an amount equal to the difference between:

  (1) the sum of (a) the total amount of principal receivables in pool one of the trust portfolio on the immediately preceding day and (b) the special funding account balance on the immediately preceding day; and

  (2) the aggregate series adjusted invested amounts of all series of notes related to pool one then outstanding.

    "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Capital Markets Report, or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices.

                                                                         Annex I

                      Other Series Issued And Outstanding

    The table below sets forth the principal characteristics of the other series previously issued by the trust that are currently outstanding, [all of which are in excess finance charge sharing group one and principal sharing group one]. For more specific information with respect to any series, any
prospective investor should contact                 , at            ,
          ,           (telephone (  )       ).                       will
provide, without charge, to any prospective purchaser of the notes, a copy of the disclosure documents for any previous publicly-issued series.

[1. Series 2001-[.]



Initial
Class A
Invested
Amount......  $[.]
Current
Class A
Invested
Amount......  $[.]
Class A note
interest
rate........  [one-month] LIBOR plus [.]% per annum
Initial
Class B
Invested
Amount......  $[.]
Current
Class B
Invested
Amount......  $[.]
Class B note
interest
rate........  [one-month] LIBOR plus [.]% per annum
Initial
Class C
Invested
Amount......  $[.]
Current
Class C
Invested
Amount......  $[.]
Class C note
interest
rate........  [one-month] LIBOR plus [.]% per annum
Initial
Class D
Invested
Amount......  $[.]
Current
Class D
Invested
Amount......  $[.]
Class D note
interest
rate........  [one-month] LIBOR plus [.]% per annum
[Controlled
accumulation
amount......  $[.]*]
[Expected
principal
payment
date........  [.] distribution date]
Annual
servicing
fee
percentage..  [.]% per annum
[Enhancement
for the
Class A       Subordination of Class B, Class C and Class D notes
notes.......  and cash collateral account]
[Enhancement
for the
Class B       Subordination of Class C and Class D notes and cash
notes.......  collateral account]
[Enhancement
for the
Class C       Class D notes, spread account and cash collateral
notes.......  account]
Series 2001-
[.] final
maturity
date........  [.] distribution date
Series
Issuance
Date........  [.], 2001


--------
* Subject to change if the commencement of the accumulation period or controlled accumulation period, as applicable, is delayed.]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              Conseco Private Label Credit Card Master Note Trust
                                     Issuer

                               Conseco Bank, Inc.
                            Transferor and Servicer

                   Conseco Finance Credit Card Funding Corp.
                                   Transferor

                                Series 2001-[.]

                                      $[.]
                    Class A Floating Rate Asset Backed Notes

                                      $[.]
                    Class B Floating Rate Asset Backed Notes

                                      $[.]
                    Class C Floating Rate Asset Backed Notes

                                ----------------

                             PROSPECTUS SUPPLEMENT

                                ----------------

                       Underwriters of the Class A Notes

                       Underwriters of the Class B Notes

                       Underwriters of the Class C Notes

  You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

  We are not offering the notes in any state where the offer is not permitted.

  We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

  Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until [.], 2001.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be amended. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                Subject to Completion, dated April 23, 2001

Prospectus

              Conseco Private Label Credit Card Master Note Trust
                                     Issuer

                               Conseco Bank, Inc.
                            Transferor and Servicer

                   Conseco Finance Credit Card Funding Corp.
                                   Transferor

                               Asset Backed Notes

The Trust --

  . may periodically issue asset backed notes in one or more series with one or more classes; and

  .  will own --

     .  receivables in a portfolio of private label credit card accounts;

     .  payments due on those receivables; and

     . other property described in this prospectus and in the accompanying prospectus supplement.

The Notes --

  . offered by this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

  .  will be paid only from the trust assets;

  .  may have one or more forms of credit enhancement; and

  . will be issued as part of a designated series which may include one or more classes of notes and credit enhancement.

                                  -----------

  You should consider carefully the risk factors beginning on page 9 in this prospectus.

  A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

  The notes are obligations of Conseco Private Label Credit Card Master Note Trust only and are not obligations of Conseco Finance Credit Card Funding Corp., Conseco Finance Servicing Corp., Conseco Bank, Inc., Green Tree Retail Services Bank, Inc., Conseco Finance Corp. or any other person.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                   [.], 2001

              Important Notice about Information Presented in this
             Prospectus and the Accompanying Prospectus Supplement

    We provide information to you about the notes in two separate documents:

  (1) this prospectus, which provides general information, some of which may not apply to your series of notes; and

  (2) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

     .   the terms, including interest rates, for each class;

     .   the timing of interest and principal payments;

     .   information about the receivables;

     .   information about credit enhancement, if any, for each class;

     .   the ratings for each class being offered; and

     .   the method for selling the notes.

    You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

    We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.

                               Table of Contents

                                                                            Page
                                                                            ----
Prospectus Summary........................................................    1
 The Issuer...............................................................    1
 Risk Factors.............................................................    1
 Indenture Trustee........................................................    1
 Transferors..............................................................    1
 Servicer and Administrator...............................................    1
 Originators..............................................................    2
 Merchants and Dealers....................................................    2
 Accounts.................................................................    3
 Receivables..............................................................    3
 Trust Assets.............................................................    4
 Interest Payments on the Notes...........................................    4
 Principal Payments on the Notes..........................................    4
  Revolving Period........................................................    4
  Partial Amortization....................................................    5
  Amortization or Accumulation Periods....................................    5
  Amortization Events.....................................................    5
  Early Amortization or Early Accumulation Period.........................    5
 Events of Default........................................................    6
  General.................................................................    6
  Events of Default; Remedies.............................................    6
 Note Ratings.............................................................    6
 Credit Enhancement.......................................................    7
 Tax Status...............................................................    7
 Collections and Allocations..............................................    7
 Groups...................................................................    7
 Shared Transferor Principal Collections..................................    8
Risk Factors..............................................................    9
The Glossary..............................................................   22
The Issuer................................................................   22
Use of Proceeds...........................................................   23
The Conseco Private Label Credit Card Business............................   23
 Background...............................................................   23
 Conseco Finance Corp.....................................................   24
 Description of Originators and Transferors...............................   24
  Conseco Bank, Inc.......................................................   24

                                                                            Page
                                                                            ----
  Conseco Finance Servicing Corp..........................................   24
  Green Tree Retail Services Bank, Inc....................................   25
  Conseco Finance Credit Card Funding Corp................................   25
 Description of the Private Label Credit Card Business....................   25
 Marketing................................................................   27
  Merchants and Dealers...................................................   27
  Customers...............................................................   28
 Servicing................................................................   28
 Description of Fiserve...................................................   29
 Merchants and Dealers....................................................   29
 Merchant and Dealer Contracts............................................   30
 Termination of Merchant Agreements.......................................   31
 Cardholder Agreements....................................................   31
 Accounts.................................................................   32
  General.................................................................   32
  Applications............................................................   32
  Credit Evaluation.......................................................   33
  Credit Limits...........................................................   33
  Finance Charges.........................................................   34
  Fees....................................................................   35
  Billing.................................................................   35
  Minimum Payments........................................................   36
  Application of Payments.................................................   37
  Special Payment Plans...................................................   37
  Skip-a-Payment Promotions...............................................   38
  In-Store Payments.......................................................   38
  Security Interests......................................................   38
 Deliquency, Charge Offs and Reaging......................................   38
The Trust Portfolio.......................................................   39
Description of the Notes..................................................   42
 General..................................................................   42
 Book-Entry Registration..................................................   44
 Definitive Notes.........................................................   48
 New Issuances............................................................   49
 Funding Period...........................................................   50
 Paired Series............................................................   51

                                                                           Page
                                                                           ----
 Interest Payments.......................................................   51
 Principal Payments......................................................   52
 Credit Enhancement......................................................   53
  General................................................................   53
  Subordination..........................................................   54
  Cash Collateral Guaranty or Account....................................   55
  Spread Account.........................................................   55
  Reserve Account........................................................   55
  Letter of Credit.......................................................   56
  Surety Bond or Insurance Policy........................................   56
 Amortization Events.....................................................   56
 Final Payment of Principal; Termination.................................   57
 Defeasance..............................................................   58
 Reports to Noteholders..................................................   59
 Investor Percentage, Transferor Percentage and Credit Enhancement
   Percentage............................................................   60
 Groups..................................................................   61
  General................................................................   61
  Excess Finance Charge Sharing Group....................................   61
  Reallocation Group.....................................................   61
  Shared Enhancement Group...............................................   61
  Principal Sharing Group................................................   62
 Shared Transferor Principal Collections.................................   62
 Trust Bank Accounts.....................................................   62
 Application of Collections..............................................   62
 Defaulted Receivables; Investor
   Charge-Offs...........................................................   65
Description of the Indenture.............................................   65
 Events of Default; Rights upon Event of Default.........................   65
 Material Covenants......................................................   68
 Modification of the Indenture...........................................   70
  No Consent of Noteholders Required; Rating Agency Confirmation
    Required.............................................................   70
  No Noteholder Consent Required; No Rating Agency Consent or Notice
    Required.............................................................   71

                                                                           Page
                                                                           ----
  Majority Noteholder Consent Required; Notice to Rating Agencies........   71
  Unanimous Affected Noteholder Consent Required; Notice to Rating
    Agencies.............................................................   71
 Annual Compliance Statement.............................................   72
 List of Noteholders.....................................................   72
 Satisfaction and Discharge of Indenture.................................   72
 Resignation and Removal of the Indenture Trustee........................   73
Description of the Transfer and Servicing Agreement......................   73
 General.................................................................   73
 Representations and Warranties of the Transferors.......................   73
  Regarding No Conflict..................................................   73
  Regarding Enforceability...............................................   74
  Regarding the Accounts and the Receivables.............................   75
  Additional Representations and Warranties in the Prospectus
    Supplement...........................................................   76
 Additional Transferors..................................................   76
 Eligible Accounts.......................................................   76
 Eligible Receivables....................................................   77
 Addition of Trust Assets................................................   78
  Required Additions.....................................................   79
  Automatic Account Additions............................................   80
 Removal of Trust Assets.................................................   81
 Discount Option.........................................................   82
 Servicing Compensation and Payment of Expenses..........................   82
 Matters Regarding the Servicer and the Transferors......................   83
 Servicer Default........................................................   85
 Evidence of Compliance..................................................   87
 Assumption of a Transferor's Obligations................................   87
 Amendments..............................................................   88
Description of the Receivables Purchase Agreements.......................   90

                           Page
                           ----
 Sale from Green Tree
   Bank to Conseco Bank..   90
 Sale from Conseco Bank
   to Conseco Finance
   Finance Servicing
   Corp .................   91
 Sale from Conseco
   Finance Servicing
   Corp. to Credit Card
   Funding Corp .........   92
Note Ratings.............   93
Material Legal Aspects of
  the Receivables........   94
 Certain Matters Relating
   to the Transfer of the
   receivables...........   94
 Certain Matters Relating
   to Conservatorship,
   Receivership and
   Bankruptcy............   95

                                                                            Page
                                                                            ----
 Consumer Protection Laws..................................................  96
Material Federal Income Tax Consequences...................................  97
 General...................................................................  97
 Treatment of the Trust as an Entity not Subject to Tax....................  98
 Tax Consequences to Noteholders...........................................  98
 State and Local Tax Consequences.......................................... 102
ERISA Considerations....................................................... 102
Plan of Distribution....................................................... 103
Reports to Noteholders..................................................... 104
Where You Can Find More Information........................................ 104
Glossary................................................................... 105
Global Clearance, Settlement and Tax Documentation Procedures.............. A-1

                               Prospectus Summary

    This summary highlights information and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus supplement before you purchase any notes.

The Issuer

    Conseco Private Label Credit Card Master Note Trust, a Delaware business trust, is the issuer of the notes. The trust's principal place of business is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. Its phone number is (302) 651-8856.

    The trust is a master trust and will issue notes in series. Each series of notes will consist of one or more classes. The classes of a series may be issued at the same time or at different times. The notes of each series will be issued from an indenture and a series supplement to the indenture, each among the trust, the servicer and the indenture trustee.

    Some classes or series may not be offered by this prospectus. They may be offered, for example, in a private placement.

Risk Factors

    Investment in the notes involves risks. You should consider carefully the risk factors beginning on page 9 in this prospectus and the risk factors described in the accompanying prospectus supplement.

The Indenture Trustee

    U.S. Bank Trust National Association is the indenture trustee under the indenture. Its address is 180 East Fifth Street, 2nd Floor, Saint Paul, Minnesota 55101 attention: Corporation Trust. Its phone number is (651) 244-5000.

The Transferors

    Conseco Bank, Inc. and Conseco Finance Credit Card Funding Corp. will transfer receivables to the trust. Other entities may also become transferors in the future.

    Conseco Bank will be the primary transferor. Its address is 2825 East Cottonwood Parkway, Suite 230, Salt Lake City, Utah 84121. Its phone number is
(801) 733-2200. Conseco Bank is a Utah industrial loan corporation. Its deposits are insured by the FDIC.

    Conseco Finance Credit Card Funding Corp. will be a transferor for receivables generated in a small portion of the accounts. Its address is 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102. Its phone number is (651) 293-3400. Conseco Finance Credit Card Funding Corp. is a newly created special purpose Minnesota corporation whose stock is held by Conseco Finance Servicing Corp.

The Servicer and Administrator

    Conseco Bank will service the receivables for the trust and will act as the trust's administrator. Conseco Bank expects to subservice some or all of the receivables through one or more affiliates.
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    In limited cases, the servicer may resign or be removed, and either the indenture trustee or a third party may be appointed as the new servicer. The servicer receives a servicing fee from the trust, and each series is obligated to pay a portion of that fee.

    In addition, Conseco Bank will act as the trust's administrator and will receive an administration fee from the trust.

The Originators

    A portion of the accounts are owned by Green Tree Retail Services Bank, Inc. The receivables in those accounts are originated by Green Tree Bank and, with limited exceptions, are sold to Conseco Bank.

    A small portion of the accounts are accounts owned by Conseco Finance Servicing Corp. Conseco Finance Servicing Corp. will transfer the receivables arising in those accounts to Credit Card Funding Corp., which will in turn transfer them to the trust.

    The balance of the accounts designated to the trust are owned by Conseco Bank. Conseco Bank will transfer the receivables arising in those accounts to the trust.

    Conseco Bank, Green Tree Bank, and Conseco Finance Servicing Corp., collectively referred to as the Conseco entities or Conseco, are the originators of the credit card receivables. In the future other entities may originate private label credit card accounts and designate those accounts to the trust.

The Merchants and Dealers

    Each of the accounts designated to the trust has been or will be originated under an agreement with a specific merchant or product sponsor or dealer. These agreements are collectively referred to as merchant agreements. Under the merchant agreements, Green Tree Bank, Conseco Bank, or Conseco Finance Servicing Corp. provides credit:

 . to customers of a merchant to purchase goods and services at the merchant's stores;

 . to customers of a dealer to purchase goods or services of a specific distributor or manufacturer; and/or

 . to customers of a dealer to purchase goods or services of a specific type, such as recreational vehicles or musical instruments, for which Conseco has developed a credit card program.

    We expect that over time the merchants, dealers and programs will change. New merchants, dealers and programs will be added and some of the existing merchant agreements and programs will be discontinued.

    The merchants and dealers represent a wide variety of industries with the primary concentration currently being in the home center and home improvement industries. Other industries and products for which financing is provided include musical instruments, motorcycles, sports and recreational vehicles, marine craft, outdoor power equipment, furniture and soft goods.

    None of the merchants, product sponsors or dealers has any obligation with respect to the accounts. The obligation to

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pay principal, interest and fees on the accounts is solely that of the obligors who enter into the cardholder agreements.

Accounts

    Conseco Bank, Green Tree Bank and Conseco Finance Servicing Corp. each owns a portfolio of private label credit card accounts. The Conseco Bank private label credit card portfolio, the Green Tree Bank private label credit card portfolio and the Conseco Finance Servicing Corp. private label credit card portfolio together constitute the Conseco private label credit card portfolio. Accounts designated to the trust will be selected from the Conseco private label credit card portfolio.

    The accounts designated to the trust will constitute the trust portfolio. The trust will own the receivables arising from time to time in the accounts in the trust portfolio.

    Each of the accounts is opened under the terms of an agreement with an individual as the obligor or, in the case of commercial and contractor accounts, with an individual or business entity as the obligor. Each account is owned either by Green Tree Bank, Conseco Bank, Conseco Finance Servicing Corp. or another affiliate of Conseco Finance.

    The accounts are primarily revolving private label credit card accounts. Notwithstanding the revolving characteristics of the accounts, under some programs, fixed monthly payments are required.

    We are permitted to add MasterCard(R) and VISA(R)* accounts to the trust, if those accounts otherwise meet the eligibility criteria for inclusion in the trust. We do not, however, have any current intent to do so.

Receivables

    The receivables owned by the trust will be those arising from time to time in the accounts designated to the trust.

    The receivables will be all amounts shown on the servicer's records as amounts payable by obligors on those accounts designated to the trust except for any amounts which constitute insurance premiums. The receivables will include amounts payable as principal receivables and as finance charge receivables.

    Finance charge receivables include all periodic rate finance charges, late fees and overlimit fees charged to the accounts designated to the trust. Finance charge receivables also include a portion of the principal receivables which will be recharacterized as finance charge receivables and include recoveries with respect to receivables previously charged off.

    Principal receivables include all receivables other than the finance charge receivables or defaulted receivables.
--------

* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International, Inc. and VISA U.S.A., Inc., respectively.

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Trust Assets

    The receivables owned by the trust will be the primary trust assets.

    The transferors are also permitted to add, from time to time, participations and related collections to the trust. These participations must be undivided interests in a pool of assets primarily consisting of receivables arising under credit card accounts.

    For more information about the receivables, see "The Trust Portfolio" in this prospectus.

    All trust assets will initially be in a pool of assets designated as pool one. All series of notes offered by this prospectus will be backed by the assets in pool one unless the prospectus supplement for a series specifies a different pool of assets for that series. In the event that assets are transferred to the trust and designated as being in a pool of assets other than pool one, a separate collection account and special funding account will be created for that pool. Series of notes which are issued to finance assets in a different pool will be backed solely by those assets and not by assets in pool one. All references in this prospectus to receivables, accounts and notes shall refer to pool one only, unless otherwise stated.

Interest Payments on the Notes

    Each note entitles the holder to receive payments of interest as described in the applicable prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, priority of payments, payment dates, interest rates, methods for computing interest, and rights to series enhancement.

    Each class of notes may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the notes. See "Description of the Notes--Interest Payments" in this prospectus.

Principal Payments on the Notes

    Each note entitles the holder to receive payments of principal as described in the applicable prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity, and rights to series enhancement. See "Description of the Notes-- Principal Payments" in this prospectus.

  Revolving Period

    Each series of notes will begin with a period during which the trust will not pay or accumulate principal for payment to the noteholders of that series. The period when no principal is paid or accumulated is known as the revolving period. The trust, during the revolving period, will pay available collections of principal receivables to noteholders of other series in a principal sharing group as shared principal collections or to the transferors as holders of the transferors' interest, or in limited circumstances described under "Description of the Notes--Special Funding Account" and "--Application of Collections" will deposit the available principal in the special funding account.

  Partial Amortization

    A series of notes may be subject to a partial amortization during the revolving period, if so described in the prospectus supplement for that series. A partial amortization may occur, among other causes, if a merchant terminates its merchant agreement and purchases receivables then in the trust and the receivables are not replenished as described in the prospectus supplement.

  Amortization or Accumulation Periods

    Following the termination of the revolving period, each class of notes will have one or more of the following periods in which:

 . principal is accumulated in specified amounts per month to be paid on an expected principal payment date, known as a controlled accumulation period;

 . principal is paid in fixed amounts at scheduled intervals, known as a controlled amortization period; or

 . principal is paid or accumulated in varying amounts each month based on the amount of principal receivables collected following an amortization event, known as an early amortization period or early accumulation period, respectively.

    In addition, each class may have other types of accumulation or amortization periods as specified in the related prospectus supplement.

  Amortization Events

    An amortization event for any series of notes will include adverse events described in the prospectus supplement for that series. In addition, the following will be amortization events for all series:

 . bankruptcy, insolvency or similar events relating to any one or more of the following entities: the trust, one or more of the transferors, including any additional transferor, one or more of the account owners, or Conseco Finance; provided that a bankruptcy, or insolvency with respect to any such entity shall not cause an amortization event if written confirmation is received from each rating agency that the bankruptcy or insolvency of such entity will not result in a reduction or withdrawal of any rating of an outstanding series or class.

 . the transferors, including any additional transferor, are unable to transfer receivables to the trust as required under the transfer and servicing agreement; or

 . the trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940.

    See "Description of the Notes--Amortization Events" in this prospectus.

  Early Amortization or Early Accumulation Period

    If an amortization event occurs which affects all series or your series, then an early amortization period or early accumulation period will begin. If a series or class of notes is in an early amortization or early accumulation period, the trust will pay available principal to those noteholders on each distribution date or accumulate available principal by making a deposit into an account on each distribution date. If the series has more than one class, each class may have a different priority for payment.

Events of Default

  General

    The indenture and related indenture supplement governing the terms and conditions of the notes include a list of adverse events called events of default.

    If an event of default occurs, then, after any applicable cure period, the indenture trustee or the holders of a majority of the outstanding principal amount of notes of the affected series may declare all the notes of that series to be immediately due and payable.

    Events of default include the following:

 .  the trust fails to pay interest on any note within 35 days of its due date;

 . the trust fails to pay in full principal on any note on its series final maturity date;

 . the trust defaults on any covenant or breaches any agreement under the indenture and the default or breach continues unremedied for 60 days after notice is given to the trust by the indenture trustee or to the trust and the indenture trustee by holders of at least 25% of the outstanding principal amount of the affected series of notes; or

 . the occurrence of those events of bankruptcy, insolvency, reorganization or similar events relating to the trust described under "Description of the Indenture--Events of Default; Rights upon Event of Default."

    See "Description of the Indenture--Events of Default; Rights upon Event of Default" in this prospectus for a description of the events of default and their consequences to noteholders.

    It is not an event of default if the principal of a note is not paid on its expected principal payment date. It is only an event of default if the principal amount is not paid on the final maturity date, which may be several months or years after the expected payment date.

  Events of Default; Remedies

    After an event of default and the acceleration of a series of notes, funds in the collection account and any trust accounts for that series will be applied to pay those notes to the extent permitted by law. After an event of default, principal collections and finance charge collections allocated to that series of notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the series final maturity date of those notes.

    See "Description of the Indenture--Events of Default; Rights upon Event of Default" in this prospectus.

Note Ratings

    Any note offered by this prospectus and an accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

    The ratings of the notes address the likelihood of the timely payment of interest on and the ultimate payment of principal of the notes. The rating agencies will not rate the trust's ability to pay principal of the notes in full on the expected principal payment date or any other date prior to the series final payment date.

    A rating is not a recommendation to buy, sell or hold securities, and may be revised or withdrawn at any time by the assigning agency. Each rating should be evaluated independently of any other rating. See "Description of the Notes-- Note Ratings" in this prospectus.

Credit Enhancement

    Each class of a series may be entitled to credit enhancement. Credit enhancement for the notes of any class may take the form of one or more of the following:

 .  subordination     .  letter of credit
 .  collateral        .  surety bond
   interest          .  spread account
 .  insurance         .  reserve account
   policy            .  guaranteed rate agreement
 .  cash              .  tax protection agreement
   collateral
   guaranty or
   account
 .  swap
   arrangements
 .  interest rate
   cap agreement
 .
      overcollateralization

    The type, characteristics and amount of any credit enhancement for a series will be:

 . based on several factors, including the characteristics of the receivables and accounts at the time a series of notes is issued; and

 .  established based on the requirements of the rating agencies.

    See " Description of the Notes--Credit Enhancement" in this prospectus.

Tax Status

    Subject to important considerations described under "Material Federal Income Tax Consequences" in this prospectus, Dorsey & Whitney LLP, as counsel to the trust, is of the opinion that, for United States federal income tax purposes, the notes will be treated as indebtedness and the trust will not be an association or a publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. In addition, noteholders will agree, by acquiring notes, to treat the notes as debt of the issuer for federal, state and local income and franchise tax purposes.

Collections and Allocations

    The servicer receives collections on the receivables, deposits those collections in the collection account and keeps track of them as finance charge receivables or principal receivables.

    The servicer then allocates those collections among each series of notes outstanding and the transferors' interest. The servicer allocates collections of finance charge receivables and principal receivables, and receivables in accounts written off as uncollectible to each series based on varying percentages. The accompanying prospectus supplement describes the allocation percentages applicable to your series.

    The interest in the assets not allocated to any series of notes is the transferors' interest. The principal amount of the transferors' interest fluctuates with the amount of the principal receivables held in the trust and the amount of notes outstanding.

Groups

    The notes of a series may be included in one or more groups of series that share

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collections of finance charge and/or principal receivables. The prospectus supplement will identify whether your series has been included in one or more of the following groups:

 .  Excess finance charge sharing group

 .  Reallocation group

 .  Shared enhancement group

 .  Principal sharing group

    See "Description of the Notes--Groups" in this prospectus.

Shared Transferor Principal Collections

    If a series is identified in its prospectus supplement as being entitled to receive shared transferor principal collections, collections of principal receivables otherwise payable to the transferors may be applied to cover principal payments for that series. See "Description of the Notes-- Shared Transferor Principal Collections" in this prospectus.

                                  Risk Factors

    The risk factors disclosed in this section of the prospectus and in the prospectus supplement describe the principal risk factors of an investment in the notes. You should consider the following factors and the risk factors described in the prospectus supplement before you decide whether or not to purchase the notes.

Payment patterns will require    Many of our financing programs include
new accounts to maintain the     accounts which are opened primarily for the
trust; failure to maintain       financing of a major purchase such as a
required principal balances      motorcycle, lawn equipment or home
will cause an early              improvements. We expect that the portion of
amortization.                    the accounts which are in this category will
                                 increase. These accounts perform differently than more typical revolving credit card accounts. In addition, some programs establish fixed monthly payments for major purchases. We expect that, for the most part, as the principal of the accounts which was incurred for a major purchase is repaid, additional large principal amounts will not be charged to the accounts to replenish the outstanding principal receivables; therefore, to replace these receivables, and to maintain the trust, we will be required to originate and designate new accounts to the trust. If we are unable to originate new principal receivables, an early amortization event may occur and your notes may be paid early, which may leave you with a reinvestment risk.

Fixed monthly payment plans      Fixed payment plans usually are structured as
may affect when or if you        fixed monthly payments including both
receive principal payments on    principal and interest payments. Therefore,
your notes                       as interest rates fluctuate, the portion of
                                 the monthly payment which represents interest and the portion that represents principal fluctuates. This will result in a shortened repayment period as interest rates fall and an extension of the repayment period as interest rates rise. If interest rates rise dramatically, the entire amount of the monthly payments may be applied as interest and it is possible that negative principal amortization may occur. Increases in interest rates may result in your receipt of principal payments on the notes being delayed beyond the expected payment dates or may, in extreme cases, result in defaults in principal payments on the notes.

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Promotional programs may         Many of the Conseco private label credit card
reduce the yield on the trust    programs offer promotional programs to
and cause an early               attract new accounts and to encourage the use
amortization or an inability     of existing accounts. Promotional programs
to pay the full amount due on    take many forms, but most involve a period of
your notes.                      months during which no finance charges accrue
                                 or during which finance charges accrue at a reduced rate or involve a forgiveness of finance charges if the principal of a purchase is paid within a stated period of time. Use of these programs may reduce the yield on the Conseco private label credit card portfolio and the yield on the trust portfolio. This may result in the occurrence of an early amortization event occurring for one or more series of notes. In more extreme situations, the promotional programs could reduce the level of finance charge receivables to such an extent that payment defaults could occur on the notes.

Recharacterization of            A percentage of the receivables that would
principal receivables will       otherwise be treated as principal receivables
reduce principal receivables     have been designated to be treated as finance
and may require the addition     charge receivables. This designation should
of new receivables. If new       decrease the likelihood of an early
receivables are unavailable      amortization event occurring as a result of a
when required you may receive    reduction of the series portfolio yield for a
payment of principal earlier     given period. However, this designation will
than expected.                   also reduce the aggregate amount of principal
                                 receivables in the trust, which may increase the likelihood that the transferors will be required to add receivables to the trust. If the transferors were unable to add receivables and could not make a sufficient cash deposit into the special funding account, one or more series of notes, including your series, could go into early amortization resulting in principal being paid before the scheduled payment date.

Relationships with merchants     The private label credit card business is
create risk resulting from       dependent upon our ability to attract
pressure to provide attractive   merchants, sponsors and dealers to
credit pricing and promotions    participate in the program and to maintain
and create risk from             and retain the merchant, sponsor and dealer
termination of agreements.       relationships. Competition for merchant
                                 agreements is intense and to win and retain desirable merchant agreements, credit providers must provide attractive terms and participate in promotional programs offered by the merchants, sponsors and dealers to their customers. This competition and negotiation

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                                 may significantly reduce the amount which we
                                 are able to realize upon the accounts.

                                 Merchant agreements are generally initially entered into for a period of three to five years with provisions for periodic extension. In addition to the stated termination date in the merchant agreements, there are a number of circumstances specified in the merchant agreements which will cause or permit the termination of the agreement. Some of the circumstances which may result in a termination of a merchant agreement are the failure of either the merchant or the Conseco entity to pay amounts due to the other party when required and/or an event of bankruptcy or insolvency.

                                 Such agreements frequently provide that upon termination, the merchant has the right to purchase all outstanding accounts including receivables originated under the program. If this were to occur, particularly if the termination and sale were related to a merchant with accounts which represented a significant portion of the trust portfolio, our ability to replace those accounts cannot be assured. Proceeds received from the sale of the accounts would be deposited into an account held by the indenture trustee. If receivables in new accounts were not available to replace the amounts in the sold accounts, this could result in an early redemption of some or all of your notes.

                                 In the alternative, if the terminating
                                 merchant did not purchase the existing
                                 accounts, the obligors' charging privileges would be terminated, but the trust would continue to own the existing receivables in those accounts. However, the termination could adversely affect the payment patterns on the remaining accounts.

Some liens may be given          Although each transfer of receivables by
priority over your notes which   Conseco Bank, Conseco Finance Servicing
could cause your receipt of      Corp., Green Tree Bank, Credit Card Funding
payments to be delayed or        Corp. and any additional account owner or
reduced.                         additional transferor will be characterized
                                 as a sale in the transfer documents, a court could conclude that any of such transfers was not an absolute transfer but a secured borrowing and

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                                 that the transferring party remains the owner
                                 of the receivables. Even so, the indenture trustee would still have a first priority perfected security interest in the receivables; however, the following interests may receive priority above your interest:

                                 . a tax or governmental lien, or other lien imposed under state or federal law without consent, on the property of the person that owns the receivables arising before receivables come into existence;

                                 .  the fees and expenses of a receiver or
                                    conservator for Conseco Bank, Green Tree
                                    Bank, or any other account owner or
                                    transferor which is a bank or a similarly regulated financial institution;

                                 .  the interests of other creditors in
                                    collections commingled and used for the
                                    benefit of the servicer, if insolvency or bankruptcy proceedings were commenced by or against the servicer, any subservicer or Conseco Finance.

                                 In addition, if insolvency or bankruptcy proceedings were commenced by or against Conseco Finance Servicing Corp., Credit Card Funding Corp. or any other account owner or transferor that is not a bank or a similarly regulated financial institution, the automatic stay provisions of that law could interfere with the timely transfer of collections to the indenture trustee. If any of these events were to occur, payments to you could be delayed or reduced. See "Material Legal Aspects of the Receivables-- Transfer of Receivables" and "Description of the Transfer and Servicing Agreement-- Representations and Warranties of the Transferors" in this prospectus.

If a conservator or receiver     If the FDIC were appointed as conservator or
were appointed for Conseco       receiver for Conseco Bank, Green Tree Bank or
Bank, Green Tree Bank or         another account owner or transferor, an early
another account owner or         payment of principal on all outstanding
transferor, or a transferor or   series could result or payments could be
account owner became a debtor    reduced or delayed and defaults could occur
in a bankruptcy case, delays     on your notes. If the FDIC did not respect
or reductions in payment of      the security interest granted by Conseco
your notes could occur.          Bank, Green Tree Bank or other account owner
                                 or transferor, in the receivables, the FDIC could:

                                 .  require the indenture trustee to go
                                    through the administrative claims
                                    procedure established by the FDIC in order to obtain payments on the notes;

                                 .  request a stay of any actions by the
                                    indenture trustee to enforce the transfer and servicing agreement against Conseco Bank or request a stay of any actions to enforce the receivables purchase agreement against Green Tree Bank; or

                                 .  repudiate the transfer and servicing
                                    agreement and/or the receivables purchase agreement or other documents transferring the receivables and limit the claims of the holders of the notes to their "actual direct compensatory damages."

                                 If the FDIC were to take any of these
                                 actions, the amount payable to you could be delayed and could be less than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

                                 Payments to you also could be delayed or reduced if the transfer of receivables to the transferors or to the trust was construed as the grant of a security interest rather than an absolute assignment or if the assets and liabilities of the transferors or to the trust were substantively consolidated with those of an entity in bankruptcy.

                                 If a conservator or receiver were to be
                                 appointed for Green Tree Bank or Conseco
                                 Bank, or any account owner or transferor, or if an event of bankruptcy or insolvency occurred with respect to any transferor or any account owner, an early payment of principal on all outstanding series could result. Under the terms of the transaction documents, new principal receivables would not be transferred to the trust. However, the bankruptcy court, the conservator or the receiver may have the power, regardless of the terms of the transaction documents, to delay that procedure, to prevent the early payment of principal, or to require new principal receivables to continue to be transferred.

                                 In addition, in the event a conservator or receiver were appointed for the servicer, the conservator or the receiver may have the power to prevent either the indenture trustee or the noteholders from appointing a new servicer.

                                 See "Material Legal Aspects of the
                                 Receivables-- Certain Matters Relating to
                                 Conservatorship, Receivership and Bankruptcy" in this prospectus.

Bankruptcy or insolvency of
Conseco Finance or other         We intend that Credit Card Funding Corp. and
affiliates of the transferors    the trust will be organized and operated in
could cause delays in payment    such a manner that, in the event of the
of or losses on your notes       bankruptcy or insolvency of Conseco Finance
                                 or an affiliate thereof, neither Credit Card
                                 Funding Corp. nor the trust, will be
                                 consolidated in the bankruptcy or insolvency proceeding. However, if Conseco Finance or an affiliate were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy for Conseco Finance or the affiliate or Conseco
                                 Finance or the affiliate as debtor-in-
                                 possession, may argue that all or a part of the assets of Credit Card Funding Corp. and all or part of the trust assets should be consolidated in the bankruptcy proceeding or may otherwise interfere with the rights of the trust to the receivables. See "The
                                 Conseco Private Label Credit Business" in this prospectus and information concerning
                                 Conseco Finance in this prospectus and the accompanying prospectus supplement.

Limited experience in            Conseco Finance, formerly known as Green Tree
underwriting and servicing       Financial Corporation, and its affiliates
private label credit card        began its private label credit card business
accounts and changes in the      in 1996 and has limited historical experience
business may result in higher    with underwriting, originating and servicing
than expected delinquencies,     private label credit card accounts. In
defaults or losses on the        particular, Conseco has not been engaged in
accounts which may result in     the private label business during any periods
default on your notes.           of significant economic downturn. In
                                 addition, the business has expanded
                                 significantly since its initiation and the nature of the business has changed and we expect that it will continue to change. The historical information concerning the Conseco private label credit card portfolio presented in this prospectus and in any prospectus supplement is limited and reflects a business in its early stages. The business has changed and will continue to change. For example, we expect the portion of the accounts and receivables related to major purchases and those with fixed payments to increase. Future results may not be consistent with historical information presented. Although we have calculated and presented delinquency and net loss experience for the private label portfolio since we began the private label business in 1996, you must not assume that this information or any other historical information presented will actually reflect future experience for the receivables transferred into the trust. Our private label credit card portfolio has experienced a high rate of growth since its inception. Delinquency and default rates in expanding portfolios can be expected to increase as growth slows.

                                 You must not assume that any future
                                 delinquency, loan loss or recoveries
                                 experience of the trust for the receivables will be better or worse than those described. If the delinquency, default or loss experience of the receivables transferred into the trust is worse than expected, you could suffer a loss on your investment.

                                 In addition, our experience with managing and predicting customer payment patterns and yield and spread levels is limited and our business is changing and you must not assume that historical experiences will reflect future experiences.

Change in the characteristics    Our private label credit card business is
of the merchants and accounts    changing, expanding and developing. Currently
may adversely affect payment     a majority of our accounts are revolving
patterns.                        accounts opened for the purpose of financing
                                 general purchases at specified merchants and to receive cash advances. However, a growing percentage of the accounts are opened to finance a major purchase or home improvement and a portion of the accounts involve a fixed monthly payment plan. We cannot accurately predict how our business will develop in the future. As a result, you should be aware that the characteristics of our private label credit card business and the accounts designated to the trust may change significantly during the term of your notes.

Additions to trust assets may    The transferors expect that they will
decrease the credit quality or   periodically add additional accounts to the
change the characteristics of    trust and may, at times, be obligated to add
the assets securing the          additional accounts. While each additional
repayment of your notes. If      account must be an eligible account at the
this occurs, your receipt of     time of its designation, additional accounts
payments of principal and        may not be of the same credit quality as the
interest may be reduced,         initial accounts, may not be originated under
delayed or accelerated.          the same merchant or dealer programs or
                                 within the same industries. There are many reasons which could cause differences in credit quality and the performance of the receivables. These reasons include the fact that the additional accounts may have been originated using credit criteria different from those which were applied to the initial accounts or the additional accounts may have been acquired from an institution which may have used different credit criteria or the accounts may have been originated under programs with different merchants or dealers or for different industries. Consequently, there is no assurance that future additional accounts will have the same credit quality or that the receivables will perform as those currently designated to the trust. If additional accounts added to the trust reduce the credit quality of the trust assets, it will increase the likelihood that your receipt of payments will be reduced or not be received on the scheduled principal payment date.

You may have limited or no       Under the indenture, noteholders holding a
ability to control actions       specified percentage of the outstanding
under the indenture. This may    principal amount of notes of a series or
result in, among other things,   class or all the notes may take actions, or
payment of principal being       may direct the indenture trustee to take
accelerated when it is in your   various actions described under "Description
interest to receive payment of   of the Indenture--Events of Default; Rights
principal at the scheduled       Upon Events of Default," including
principal payment date, or it    accelerating the payment of principal of the
may result in payment of         notes. In the case of votes by series or
principal not being              votes by holders of all the notes, the most
accelerated when it is in your   senior class of notes will generally be
interest to receive early        substantially greater than the subordinate
payment of principal.            class or classes of notes. The holders of the
                                 most senior class of notes will therefore generally have the ability to determine whether and what actions are to be taken. The holders of the subordinate class or classes of notes will generally need the concurrence of the holders of the most senior class of notes to cause actions to be taken.
                                 Therefore, the actions taken or not taken by the controlling noteholders may be contrary to the actions that you determine to be in your best interest.

Issuance of additional series    The trust is expected to issue additional
by the trust may affect the      series from time to time. The trust may issue
timing of payments to you.       additional series with terms that are
                                 different from your series without your prior review or consent. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series. The rating agency confirmation primarily will be based on the trust's ability to pay principal by the series final maturity date and interest on each payment date. The rating agency confirmation will not consider how the terms of a new series could affect the timing and amounts of payments on your series on its expected principal payment date. Therefore, the issuance of a new series may cause payments of principal and interest on your notes to be reduced, delayed or accelerated.

If an event of default occurs,   Your remedies may be limited if an event of
your remedy options will be      default occurs. After an event of default and
limited and you may not          the acceleration of your series of notes,
receive full payment of          collections of principal receivables and
principal and accrued            finance charge receivables allocated to those
interest.                        notes and, if applicable, any funds in the
                                 principal funding account for your series, will be applied to make payments on those notes until the earlier of the date those notes are paid in full and the final maturity date of those notes. However, no principal collections will be allocated to a class of notes if its invested amount is zero, even if the stated principal balance of the note has not been paid in full. If your series includes a principal funding account, funds in that principal funding account, if any, that are not reallocated to other classes of that series will still be available to pay notes with an invested amount of zero. If your notes are subordinated notes as specified in the prospectus supplement, you will receive payment of principal of those notes only if and to the extent that, after giving effect to that payment, the amount of subordination, as specified in the prospectus supplement, will be maintained for the senior classes of notes in that series.

If a transferor breaches         Conseco Bank, Green Tree Bank, Conseco
representations and warranties   Finance Servicing Corp. and Credit Card
relating to the receivables,     Funding Corp., as originators and/or parties
payments on your notes may be    transferring the receivables, make
reduced.                         representations and warranties relating to
                                 the validity and enforceability of the
                                 receivables arising under the accounts in the trust portfolio, and as to the perfection and priority of the indenture trustee's interest in the receivables. However, neither the owner trustee nor the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects, compliance with the representations and warranties or for any other purpose.

                                 If a representation or warranty relating to the receivables is violated, the related obligors may have defenses to payment or offset rights, or creditors of the other account owners or the transferors may claim rights to the trust assets. If a representation or warranty is violated, the transferor or account owner may have an opportunity to cure the violation. If it is unable to cure the violation within the specified time period or if there is no right to cure the violation, the transferor must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See "Description of the Transfer and Servicing Agreement-- Representations and Warranties of the Transferors" in this prospectus.

Changes to consumer protection   Receivables that do not comply with consumer
laws may impede collection       protection laws may not be valid or
efforts or reduce collections    enforceable against the obligors on those
which may result in a            receivables.
reduction in payments on your
notes.

                                 Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Changes or additions to those regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables or could reduce the finance charges and other fees that the originator can charge on credit card account balances, resulting in reduced collections.

                                 If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See "Material Legal Aspects of the Receivables--Consumer Protection Laws" in this prospectus.

Competition in the credit card   The credit card industry is highly
and consumer loan industry may   competitive. As new credit card companies
result in a decline in new       enter the market and companies try to expand
receivables and may result in    their market share, effective advertising,
a reduction in the yield on      target marketing and pricing strategies grow
the accounts. This may result    in importance. Attracting merchants and
in the payment of principal to   dealers to private label programs is
you earlier or later that your   especially competitive. Merchant agreements
scheduled principal payment      are negotiated periodically and merchants and
date.                            dealers may decide not to renew their
                                 contracts with the Conseco entity. Our
                                 ability to compete in this environment will affect our ability to generate new receivables and may also affect payment patterns on the receivables. If the rate at which Green Tree Bank, Conseco Bank or other account owners generate new receivables declines significantly, the account owners may be unable to transfer additional receivables or designate additional accounts to the trust and an amortization event could occur, resulting in payment of principal sooner than expected. If the rate at which the account owners generate new receivables decreases significantly at a time when noteholders are scheduled to receive principal or principal is scheduled to be accumulated, then noteholders may receive principal earlier or later than expected.

                                 Also, competition may result in lower rates charged on accounts and more extensive use of promotional programs. This could result in a reduction in amounts available to pay interest on the notes and could, if yields decline, result in an early amortization.

The account owner may change     As owner of the accounts, Green Tree Bank,
the terms and conditions of      Conseco Bank, Conseco Finance Servicing
the accounts in a way that       Corp., or other account owner retains the
reduces collections. These       right to change various account terms
changes may result in reduced    including finance charges, other fees and the
or early payments to you.        required monthly minimum payment. Those
                                 changes may be voluntary on the part of Green
                                 Tree

                                 Bank, Conseco Bank or Conseco Finance
                                 Servicing Corp. or may be undertaken at the request of a merchant or dealer or may be forced by law or market conditions. Changes by the account owner in interest rates and fees charged to its customers could decrease the effective yield on the accounts and this could result in an early payment or reduced payment of principal of your notes. Changes in the required monthly minimum payment could result in delays in the payment of your notes. Changes in account terms could also cause a reduction in the credit ratings on your notes.

The note interest rate and the   Substantially all accounts have finance
receivables interest rate may    charges set at a variable rate based on the
re-set at different times and    prime rate while a minimal number composed
will be established using        mainly of contractor and commercial accounts
different indexes, resulting     have finance charges based upon a fixed rate.
in reduced or early payments     Some, under promotional programs, may bear no
to you.                          interest for a specified period of time. A
                                 series of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the interest rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge receivables.
                                 This could result in delayed or reduced
                                 payments to you.

                                 A decrease in the spread, or difference, between collections of finance charge receivables and those collections allocated to make interest payments on your notes could also increase the risk of early repayment of your notes.

In-store payments provide a      A few of our private label programs allow
risk that collections may not    obligors to make payments of their accounts
be available to make payments    in the merchant's store rather than sending
on your notes.                   payment to the servicer's account. This may
                                 delay the delivery of these amounts to the servicer and, in the event of the insolvency of the merchant, may result in these payments being captured in the bankruptcy or insolvency proceedings of the merchants. In such event, payments made in the stores may never be available to the trust, thus reducing the amount available to pay your notes.

Subordinated classes bear        One or more classes of notes in a series may
losses before senior classes.    be subordinated to one or more senior classes
If you own subordinated notes,   of notes in the same series. Principal
the priority of allocations      allocations to the subordinated class or
among classes of notes may       classes generally do not begin until each of
result in payment on your        the more senior classes has been paid in
notes being reduced or           full. Therefore, if you own subordinate
delayed.                         notes, your receipt of principal payments may
                                 be delayed or reduced to the extent the
                                 senior noteholders have not received full and timely payments with respect to their notes.
                                 Additionally, if collections of finance
                                 charge receivables allocated to a series are insufficient to cover amounts due for that series' senior notes, the invested amount for the series might be reduced. This would reduce the amount of the collections of finance charge receivables allocated to the series in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes.

Allocations of defaulted         The servicer will write off the receivables
receivables could reduce         arising in accounts in the trust portfolio if
payments to you.                 the receivables become uncollectible. Your
                                 series will be allocated a portion of these defaulted receivables. See "Description of
                                 Series Provisions--Allocation Percentages" in the accompanying prospectus supplement. If the amount of defaulted receivables allocated to your series of notes exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See
                                 "Description of Series Provisions--
                                 Reallocation Group One," "--Application of
                                 Collections" and "--Defaulted Receivables;
                                 Investor Charge-Offs" in the accompanying prospectus supplement.

There is no public market for    The underwriters may assist in resales of the
the notes. As a result you may   notes but they are not required to do so. A
be unable to sell your notes     secondary market for any notes may not
or the price of the notes may    develop. If a secondary market does develop,
suffer.                          it might not continue or it might not be
                                 sufficiently liquid to allow you to resell any of your notes.

                                  The Glossary

    This prospectus uses defined terms. You can find a listing of defined terms in the Glossary beginning on page 105 in this prospectus.

                                   The Issuer

    Conseco Private Label Credit Card Master Note Trust is a business trust created under the laws of the State of Delaware on December 26, 2000. It is operated under a trust agreement among Conseco Bank and Credit Card Funding Corp., as transferors, and Wilmington Trust Company, as owner trustee.

    The activities of the issuer are limited to:

  . acquiring, owning and managing the trust assets and the proceeds of those assets;

  .   issuing and making payments on the notes; and

  .   engaging in related activities.

    The primary assets of the issuer will be

  . the receivables transferred to the issuer by Credit Card Funding Corp., Conseco Bank and any other transferor and amounts collected or to be collected from obligors in respect of those receivables;

  .   any participation interests transferred to it;

  . credit enhancement facilities obtained in connection with any series of notes or class of notes;

  . derivative agreements that the issuer will enter into from time to time to manage interest rate or currency risk relating to certain series, classes or tranches of notes; and

  .   funds on deposit in the trust accounts; and

  .   certain rights under the merchant agreements.

    The issuer does not expect to have any other significant assets.

    Conseco Bank will be the administrator for the issuer under an administration agreement between the administrator and the issuer. The administrator will provide notices and perform, on behalf of the issuer, other administrative obligations required by the transfer and servicing agreement, the indenture and the indenture supplement for each series. The administrator will be compensated with a monthly fee as specified in the prospectus supplement. The transferors are responsible for payment of the administrator's fees, to the extent not paid under the terms of any indenture supplement, and will reimburse the administrator for any of its liabilities and extra out-of-pocket expenses related to its performance under the administration agreement and any other document relating to the issuance of the notes.

    The issuer's principal offices are in Delaware, in care of Wilmington Trust Company, as owner trustee, at the following address: Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. Its phone number is 302-651-8856.

    The transferors will pay the fees of the owner trustee and will reimburse it for particular liabilities and expenses.

                                Use of Proceeds

    The proceeds from each sale of notes will be paid to the transferors and initially used for the purchase of receivables or repayment of any prior financing relating to the receivables. A portion of the proceeds of a series of notes may also be used to fund accounts providing credit enhancement for that series, as may be specified in each prospectus supplement. Subsequent proceeds from the sale of notes will be paid to the transferors and used for their general corporate purposes, which may include the origination or purchase of additional receivables.

              The Conseco Private Label Credit Card Business

Background

    The Conseco private label credit card business began in 1996 when Green Tree Financial Corporation through its affiliates Green Tree Financial Servicing Corporation and Green Tree Retail Services Bank, Inc., a South Dakota banking corporation, entered into an agreement to provide private label credit cards to customers of Menard's Inc., a Wisconsin-based home improvement center company with stores throughout the midwest. Since that time Green Tree Financial Corporation, now known as Conseco Finance Corp., has entered into numerous other merchant agreements and with limited exceptions has assigned the merchant agreements either to Green Tree Bank or to Conseco Bank which was previously known as Green Tree Capital Bank, a Utah industrial loan corporation.

    In 1998, Green Tree Financial Corporation was acquired by Conseco, Inc. In 1999, Green Tree Financial Corporation changed its name and became Conseco Finance, Inc., Green Tree Capital Bank Inc. became Conseco Bank, Inc. and Green Tree Financial Servicing Corporation became Conseco Finance Servicing Corp.

    Conseco Bank is a wholly owned direct subsidiary of Conseco Finance. Green Tree Bank is a wholly owned subsidiary of Conseco Finance Servicing Corp. which is a wholly owned subsidiary of Conseco Finance.

    Conseco Finance and its subsidiaries have continued to expand its private label credit card business both through originating new accounts and through the acquisition of accounts originated by other lenders. Currently accounts are originated and cards issued by either Green Tree Bank or Conseco Bank. In addition, Conseco Finance Servicing Corp. has originated and is the account owner for a small percentage of accounts which are contractor or commercial accounts originated prior to 1997.

    The accompanying prospectus supplement describes the portion of the accounts which were originated by Conseco Bank, Green Tree Bank and Conseco Finance Servicing Corp. as of the date specified in the prospectus supplement but these portions are likely to change over time.

    Conseco Bank has previously financed some of its private label credit card operations through the issuance of certificates representing interests in a pool of receivables in designated accounts. Those certificates were placed with private commercial paper conduits. At the time of issuance of the first series of notes by the trust, the outstanding certificates will be paid and the interest of the certificateholders will be released. Some or all of the receivables in the current securitization program will be transferred by Conseco Bank to the trust. Other receivables initially transferred to the trust will come from those portions of the Conseco private label credit card portfolio not previously securitized.

Conseco Finance Corp.

    Conseco Finance is a Delaware corporation with its principal office in Saint Paul, Minnesota. Conseco Finance was formerly Green Tree Financial Corporation. Green Tree Financial Corporation was acquired by Conseco, Inc. on June 30, 1998. Green Tree Financial Corporation changed its name to Conseco, Inc. in November 1999. Conseco Finance is a wholly owned subsidiary of Conseco, Inc., a financial services holding company. The principal executive offices of Conseco Finance are located at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639.

    Conseco Finance is a diversified financial services company with operations to originate, purchase, sell and service consumer and commercial finance loans throughout the United States.

    The SEC allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that Conseco Finance incorporates by reference is considered to be part of this prospectus, and later information that Conseco Finance files with the SEC will automatically update and supersede this information. The accompanying prospectus supplement will include additional information about Conseco Finance and the information which is being incorporated by reference.

Description of Originators and Transferors

  Conseco Bank, Inc.

    Conseco Bank is a Utah industrial loan corporation which was incorporated in 1996. From December 1996 until December 1998, the name of the bank was Green Tree Capital Bank, Inc. The deposits of the bank are insured by the FDIC.

    Conseco Bank has originated and will continue to originate and transfer receivables to the trust. In addition, Conseco Bank purchases receivables from Green Tree Bank and transfers all eligible receivables to the trust. We expect that Conseco Bank will be the primary transferor to the trust.

  Conseco Finance Servicing Corp.

    Conseco Finance Servicing Corp. is a Delaware corporation which was incorporated in December 1994. Until August 1999, Conseco Finance Servicing Corp. was named Green Tree Financial Servicing Corporation.

    Conseco Finance Servicing Corp. has originated and will continue to originate receivables under commercial and contractor accounts created under specific existing merchant programs.

    Conseco Finance Servicing Corp. may provide financing for additional programs in the future.

  Green Tree Retail Services Bank, Inc.

    Green Tree Bank is a South Dakota business corporation which was incorporated in 1995. Under the Articles of Incorporation of Green Tree Bank, the bank is permitted to engage only in credit card operations. The deposits of the bank are insured by FDIC. Green Tree Bank has originated and will continue to originate receivables under accounts created under specific existing merchant programs.

    Eligible receivables originated by Green Tree Bank are transferred on an ongoing basis to Conseco Bank.

  Conseco Finance Credit Card Funding Corp.

    Credit Card Funding Corp. is a newly created special purpose Minnesota corporation.

    Credit Card Funding Corp. will transfer to the trust those receivables which it receives from Conseco Finance Servicing Corp. The receivables transferred to the trust by Credit Card Funding Corp. are currently only:

  . in contractor or commercial accounts owned by Conseco Finance Servicing Corp. which accounts were originated before 1997; and

  . receivables in specific dealer programs which, for regulatory compliance reasons, Conseco Bank must promptly transfer to Conseco Finance Servicing Corp.

Description of the Private Label Credit Card Business

    The Conseco private label credit card business began in 1996 with one primary merchant agreement.

    The business has grown primarily in the home store and home improvement industries. Recently Conseco has developed several programs providing financing for major consumer products such as motorcycles, boats, recreational vehicles and musical instruments.

    The growth has occurred by the origination of new programs with merchants and dealers and by the acquisition of credit card accounts and programs originated by other financial institutions.

    Our private label credit card business originates credit card accounts and receivables under four general types of programs:

  . The original or traditional retail credit card program which is store-based. In this type of program, Conseco enters into an agreement with a merchant to provide credit to that merchant's customers to finance the purchase of goods and services at the merchant's stores. In most cases, the credit cards issued under this program carry the merchant's name and are primarily to be used to purchase goods and services from that merchant. Some of the cards issued under these merchant programs can be used to obtain cash advances from automated teller machines. Also, for some obligors, we occasionally issue access checks which can be used for any purpose and when used result in a charge in the amount of the check to the obligor's credit card account. Currently, under one program, the credit cards can also be used as telephone cards. We expect that in the future, more Conseco credit cards will have a broader range of functions.

  . Distributor name program. Under this program Conseco provides financing to customers of dealers that buy parts and equipment through specific distributors. The distributor enters into an agreement with Conseco under which Conseco agrees to provide credit under the terms set forth in the agreement to customers of dealers selling products provided by the distributor. Conseco also enters into a merchant agreement with the dealer.

  . Manufacturer name program. This program is similar to the distributor program, except that the distributor sells equipment for a brand-name manufacturer to the dealers. The manufacturer enters into an agreement with Conseco under which Conseco agrees to provide credit under the terms set forth in the agreement to customers who purchase the manufacturer's products from participating dealers. Conseco also enters into a merchant agreement with the dealer. An adjunct to this is the Totaline program. This is a business to business financing program where dealers can finance their purchase from the distributor, then repay their financing when the customer purchases the product from the dealer.

  . Conseco developed programs. These are programs developed by Conseco to provide industry-wide financing to specific industries. An example of this type of program is our FUNancing program. The FUNancing program provides financing to customers of dealers that offer motorcycles, boats and recreational vehicles. Other Conseco developed programs include the HID Projectline program which provides financing for home improvements such as roofing and siding and the Keynotes/Musician's Express program which provides financing for musical instruments. Under these programs, Conseco enters into an agreement with each of the dealers to provide credit to customers who buy these products. Credit cards issued under most of the Conseco developed programs also can be used to obtain cash advances or by the use of access checks which are sent to the obligors from time to time.

    We provide credit cards primarily to individual consumers. However, some of our programs provide commercial cards and/or cards to contractors.

    Conseco's private label credit card business is centered in Saint Paul, Minnesota. Senior management is located in Saint Paul and marketing efforts and merchant relationship management are centered in Saint Paul.

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


    The business is serviced through two service centers. The western service center, located in Rapid City, South Dakota, provides credit risk management services, customer and merchant services, accounting and funding functions and acts as a back-up collections center. The Tempe service center, located in Tempe, Arizona is responsible for collection services and quality assurance. The Tempe service center also provides administrative support to the private label credit card business.

    Conseco Bank is headquartered and its management offices are located in Salt Lake City, Utah. The activities of Conseco Bank are subject to regulation by the Utah Department of Financial Institutions.

    Green Tree Bank is located in Rapid City, South Dakota. The activities of Green Tree Bank are regulated by the Division of Banking of the South Dakota Department of Commerce and Regulation.

Marketing

  Merchants and Dealers

    We market our private label credit card programs primarily within specific target industries. These target industries include the home center industry, the home improvement industry, the outdoor power equipment industry, the furniture industry, heating, ventilation and air conditioning industries and in the musical instrument industry and in the motorcycle, recreational vehicle, sports vehicle and marine products industries.

    We also market to other industries and in the future may, from time to time, change the target industries on which we focus our marketing efforts.

    Marketing includes solicitation of new programs and acquisition of portfolios originated by other private label credit card providers.

    We seek merchant relationships which are limited to the top merchants in each of our target industries. Our sales approach focuses on partnership and differentiating our program through effective marketing activities. Most relationships are structured with marketing money jointly contributed by both Conseco and the merchant. We provide merchants and dealers with many marketing opportunities such as in-store signing, billing statement messaging, inserting bangtails, and print advertising.

    Relationships with merchants and dealers are managed through experienced account managers.

    Our marketing approach recently also has emphasized developing relationships with manufacturers, distributors and dealers of products such as heating and air conditioning units, motorcycles, musical instruments, recreational vehicles and boats. Manufacturer or distributor programs include endorsement of the Conseco private label credit card program. Under these endorsements, Conseco then enters into agreements with local dealers who sell the products or services.

  Customers

    Marketing to the individual consumer is done primarily through in-store solicitation. Applications for credit cards are available in the stores of the individual merchants or dealers. Applicants provide a limited amount of information which is electronically transmitted to Conseco's service center and the application is accepted or denied generally within a matter of a few minutes.

    Conseco also engages in telemarketing to encourage card activation and to provide notice of promotions available by the use of the consumer's private label credit card.

    Marketing strategies for the acquisition of new accounts include "percent-off" offers and same-as-cash promotions. Marketing to create additional charge volume for existing accounts includes "percent-off" offers, rebates, and loyalty programs where customers can earn points for using their credit cards. Promotional programs include "same as cash" plans with and without payments. The "same as cash" periods range from 90 days to 360 days. Other promotions include reduced rate introductory periods, access checks and fixed rate "Soldier and Sailors" plan. In addition, skip-a-pay programs are offered periodically.

Servicing

    Conseco Bank will be the servicer with respect to all of the receivables in the trust. Conseco Bank will carry out its servicing functions through subservicing arrangements. For those accounts which are owned by Green Tree Bank, Conseco Bank will provide servicing by a subservicing arrangement with Green Tree Bank and Green Tree Bank will enter into a subservicing agreement with Conseco Finance Servicing Corp. Conseco Bank will also provide servicing on the accounts owned by Conseco Bank through a subservicing arrangement with Conseco Finance Servicing Corp.

    The account processing, billing of accounts and embossing is carried out for Conseco by Fiserv, Inc. See the following caption "--Description of Fiserv." Customer service in the form of answering customer inquiries and providing service is provided by Conseco through its customer service facility in Rapid City, South Dakota.

    Collection services are provided from Conseco's service center in Tempe, Arizona. Efforts to collect delinquent credit card receivables are made principally by employees of Conseco Finance Servicing Corp. Accounts are targeted for collection activity based on both behavioral and bankruptcy scoring models. Customers less than 90 days delinquent are typically contacted through the use of an autodialer. Accounts which are greater than 90 days delinquent or which have a higher likelihood of severe delinquency are contacted directly by collection specialists.

    Conseco Bank and Green Tree Bank have adopted servicing guidelines that will be used in servicing the Conseco private label credit card portfolio, including the trust portfolio.

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


Description of Fiserv

    With respect to Conseco's private label credit business, data processing, billing and administrative functions associated with the servicing of the receivables which require mainframe processing are performed by Fiserv, Inc. under the terms of a contract with Conseco Finance Servicing Corp. Fiserv uses the Vision21 private label platform.

    Conseco first contracted with Fiserv in 1995 and is currently negotiating a renewal of the contract, the term of which will extend to 2006.

    Fiserv is headquartered in Brookfield, Wisconsin. Fiserv provides information management technology and related services to banks, broker-dealers, credit companies, mortgage lenders and savings institutions.

Merchants and Dealers

    Each of the private label credit card accounts is originated under a specific private label credit card merchant, distributor, manufacturer or dealer program or is an account opened under a program by another lender and acquired by Conseco. The programs have been established with merchants, distributors, manufacturers and dealers which have passed requirements for selection established by Conseco.

    Merchants, distributors, manufacturers and dealers that have private label credit card programs with Conseco entities as of the date of this prospectus include home center retailers, home improvement retailers, furniture retailers, outdoor power equipment retailers, heating, ventilation and air conditioning retailers, sports vehicle retailers, musical instrument retailers and soft goods retailers. As of the date of this prospectus, the Conseco private label credit card portfolio includes accounts opened under approximately 42 programs. The prospectus supplement will provide you with a listing of the primary entities which have entered into merchant agreements and are then participating in the Conseco private label programs. We expect to enter into merchant agreements with other merchants, distributors, manufacturers and dealers in the future and we expect that some of the existing agreements will be terminated. The industries to which Conseco may provide credit card financing in the future may vary significantly from those described in this prospectus.

    Under the dealer programs relating to a specific distributor's or manufacturer's product and under Conseco developed programs for specific industries, Conseco may enter into contracts with local dealers to provide financing for sales of the covered goods and services. Therefore, while the list of private label credit card programs may include approximately 42 programs, the Conseco private label credit card program also includes contracts with thousands of local dealers who sell the goods and services.

    Under the merchant agreements, an account originator provides credit to customers of the merchant or dealer generally through a credit card. The credit cards issued for a particular retail merchant may be used to purchase goods and services at that merchant's stores and, in some cases, may be used to purchase goods and services at other stores and locations and may be used to obtain cash advances. Under programs established for specific distributors or manufacturers, customers of dealers which sell the distributor's or manufacturer's goods and services may use the cards to finance the purchase of those goods and services. Under Conseco developed programs, such as "FUNancing", customers who purchase the goods covered by the program, such as recreational vehicles, from a dealer which has an agreement with Conseco, may finance the purchase by charging it on the Conseco credit card.

    The accounts are opened under the terms of an agreement with an individual as the obligor or, in limited cases, for contractor or commercial accounts with a business entity as the obligor.

    To be approved for a private label credit card program, a merchant's, distributor's, manufacturer's or dealer's financial condition is reviewed. An investigation of the entity is made, consisting of analysis of financial statements and comparison of financial information to standards in the particular industry. A Dun & Bradstreet profile which reveals bankruptcy, lawsuits or other adverse information will generally result in denial of an application. Better Business Bureau reports and personal credit reports are also reviewed. Merchants, manufacturers and distributors continue to be reviewed annually. If merchants or other dealers are approved for a private label program, they will continue to be evaluated periodically and may also be reviewed whenever Conseco Bank or Green Tree Bank, as the case may be, believes the circumstances warrant a review. These circumstances include pending litigation, portfolio deterioration, an increase in the number of customer complaints, suspicion of fraudulent activity, rumors of bankruptcy or insufficient repeat transactions or add-on sales.

Merchant and Dealer Contracts

    Each merchant, distributor, manufacturer or dealer accepted into a program enters into an arrangement with Conseco Finance Servicing Corp., Conseco Bank or Green Tree Bank. Commonly, the merchant agreement is entered into by Conseco Finance and then assigned to Conseco Finance Servicing Corp., Conseco Bank or Green Tree Bank. In this document and in the accompanying prospectus supplement each agreement between a Conseco entity and a merchant, distributor, manufacturer or dealer is referred to as a merchant agreement. Merchant agreements may vary on a contract-by-contract basis, and generally may be amended from time to time. Merchants and dealers take credit applications from a customer and submit it to Conseco Bank or Green Tree Bank. If the customer is approved, the account originator then opens an account for the customer. The account originator issuing the card owns the underlying account.

    Merchant agreements typically provide that the account originator may charge back any receivable it acquired if customer disputes occur concerning merchandise or the validity of the charge or if there is fraud or violation of certain terms of such contract. Under the merchant agreements, the merchants or dealers are responsible to make Conseco whole for any losses resulting from fraudulent use of the cards issued under the merchant's or dealer's program.

Termination of Merchant Agreements

    Merchant agreements generally have terms ranging from three to five years, although some agreements may extend as long as ten years and some have no stated termination date. Most merchant agreements include ongoing automatic annual renewals after the initial term until either party elects to terminate the contract. The Conseco developed programs usually involve small independent dealers. In most cases the merchant agreements entered into with the dealers can be terminated with no notice or up to 180 days' notice.

    In addition to the stated expiration dates, merchant agreements can be terminated for numerous other reasons. For example, most agreements permit the termination of the agreement if an event of default occurs. Events of default include failure of either party to make any required payment, failure to observe any term, provisions, condition or covenant in the agreement, bankruptcy, material adverse changes in operations, financial condition, business or prospects of the merchant, distributor, manufacturer or dealer or, in some agreements, of Conseco Finance. In some agreements, an event of default occurs if performance goals or other objectives of the merchant, distributor, manufacturer or dealer are not met or if stores are closed or if an adverse change occurs in the credit quality of the accounts originated under the agreement which may impair the ongoing operation of the program. If an event of default occurs, the nondefaulting party has the right to immediately terminate the agreement.

    Some agreements permit either party to terminate the agreement without cause but with prior notice of typically 180 days.

    If an agreement is terminated, the merchant, distributor, manufacturer or dealer or its designee may have the option and, in some cases, will be required to purchase the accounts originated under that agreement. The purchase price varies from one agreement to another and also varies depending upon the circumstances under which the termination occurred and the time when the termination occurred. The purchase price may be par or as much as 105%, or in some limited cases up to 108%, of the unpaid principal balance. In some agreements the purchase price is left to be mutually agreed upon at the time of repurchase.

    We expect that from time to time merchant agreements will be terminated. In such case, if the accounts and the receivables are purchased by the terminating merchant, the failure of the account originators to designate additional accounts to replace those purchased by a merchant may result in an amortization event.

    Since the Conseco private label credit card program was initiated in 1996, only one merchant has purchased the accounts generated under a merchant program.

Cardholder Agreements

    Each credit line relating to the accounts is issued in accordance with a cardholder agreement and disclosure statement provided to the obligor.

    Subject to applicable law and certain contracts with merchants and dealers, the account originators have the right, at any time, to modify terms, add new terms or terminate any terms of the cardholder agreements, including the ability to periodically or upon request increase or decrease the credit limit established for an obligor or to modify the finance charge rate.

    For many accounts with a fixed payment schedule or other special payment plan or promotional feature, the customer signs a sales slip which contains additional account terms.

    In the cardholder agreements, the cardholders grant to the account originator and the account originator retains a purchase money security agreement under the Uniform Commercial Code in the merchandise purchased on the account until the purchase price is paid in full. The agreements state, where applicable, that if the property purchased is a motor vehicle, the account obligor grants to and the account originator retains a security interest under state law in the motor vehicle purchased on the account until the purchase price is paid in full. The agreements make an exception for North Carolina in which no security interest is granted. The agreements also state that special limitations on the grant of the security interest apply in specific states. See the caption "--Accounts--Security Interests" in this prospectus.

Accounts

  General

    Conseco private label credit card accounts are primarily revolving credit card accounts. The accounts are primarily retail consumer accounts. A small portion of the accounts, however, is composed of commercial accounts and contractor accounts.

    We will be permitted to add MasterCard(R) and VISA(R) accounts to the trust if the accounts constitute eligible accounts under the terms of the transfer and servicing agreement. We are not obligated to do so, however, and currently have no plans to do so.

    Finance charges are imposed upon the principal amount outstanding in the accounts. Finance charges may be imposed at different rates for different tiers of principal amounts incurred for a purchase or outstanding in an account, may be imposed at different rates on the revolving principal balances and upon the fixed monthly payment balances and may be imposed at different rates for amounts incurred to purchase goods and services and amounts incurred through a cash advance including access checks.

  Applications

    To open an account, each prospective obligor must complete an application, usually obtained from the merchant or dealer. The application lists identity, employment information and income. Most applications are submitted electronically from the merchant or dealer to an account originator for processing. All final credit decisions are made by the account originator in accordance with its underwriting guidelines.

    Less than 5% of all new accounts are originated by direct mail solicitations such as preapproved or invitation-to-apply offers. Most new account origination takes place at the point of sale on retail relationships or through in-home sales on indirect dealer programs.

  Credit Evaluation

    A specialized credit system is used to determine which applicants should be granted credit and the limit which should be placed upon the credit. Information obtained by the merchant or dealer from the applicant is evaluated through credit scoring. A credit bureau report is obtained in all cases where the applicant has an address in the United States. This allows us to use credit scoring in conjunction with other credit bureau characteristics in analyzing consumer's credit worthiness.

    The credit scoring models used in the underwriting process are custom models, developed by a third party using Conseco's portfolio history. The models utilize a clustering methodology that categorizes applicants by attributes in their credit bureau files and scores them using one of several models that most closely matches their credit profile. A decision is made automatically by the credit system in the majority of applications. However, those applications that trigger certain credit policy rules for bankruptcy, delinquency, or potential fraud are sent to a credit analyst for judgmental review. Overall, adherence to the scoring models is approximately 99.5%.

    Credit limit assignments vary by merchant program and are driven by income and credit score. Credit limits for programs in the home improvement industry are generally higher than those in the soft goods industry as average dollar amount of purchases in these two categories vary significantly. Higher credit limits correlate to higher credit quality. On a periodic basis, customers' credit limits can be increased, decreased or terminated based on their payment performance with Conseco and custom bankruptcy and behavior scores.

    Our underwriting policies are constantly reviewed and may change over time in accordance with the business judgment of Conseco Bank or Green Tree Bank, applicable law and guidelines established by governing regulatory authorities.

  Credit Limits

    Credit limits are established for each account based on credit scores, income and other credit characteristics with consideration given to the type of product or service to be financed under the account.

    We establish maximum credit lines for accounts within a merchant or dealer program. However, such maximums are only guidelines and higher limits may be established for individual accounts through review by credit analysts. The guidelines for maximum credit lines vary from one merchant or dealer program to another. For example, the maximum credit line available under standard merchant programs is generally in the $4,000 to $7,000 range, while the maximum credit line available for outdoor power equipment may be as much as $25,000 and for other programs the guidelines may suggest even higher maximum credit limits. For commercial and contractor accounts the maximum credit line may be $20,000 or more.

    The maximum credit line available for individual consumer accounts varies substantially. However, the majority of consumer accounts have a maximum credit line of less than $5,000. Maximum credit lines are guidelines only and higher limits may be approved through review by credit analysts.

  Finance Charges

    Finance charges are assessed on amounts charged to purchase goods and services and on cash advances and the use of access checks.

    The manner in which finance charges are imposed, whether on a fixed or floating basis, and the finance charge rates are determined under the terms of the individual merchant agreements and rates vary from one program to another.

    Most programs and accounts in the Conseco private label credit card portfolio impose finance charges on a floating basis indexed to the prime rate plus an add-on percentage ranging from 3.40% to 19.99%. Within each program, different finance charge rates apply to the accounts depending upon numerous factors. For example, in some accounts, the rate imposed upon principal amounts of from $0.00 to $1499 is prime plus 13.65% and the rate for amounts above $1499 is a fixed rate of 13.90%. Amounts charged for a cash advance or incurred by using an access check may incur finance charges at a different rate than amounts charge for the purchase of goods and services.

    Under merchant programs which provide consumer cards and contractor or commercial cards, different finance charge rates may apply to the consumer cards and to the contractor cards and commercial cards.

    All merchant programs may include promotional programs. See the caption "-- Special Payment Plans" in this section of this prospectus. Under special payment plans with waived finance charges, no finance charges accrue on purchases made under the special payment plan until the expiration date of the promotional period. Under "same as cash" plans, finance charges accrue on the purchase from the date of the purchase, but if the cash sale price of the purchase is paid by the last day of the promotion period, all accrued finance charges will be waived. Under a reduced rate plan, finance charges at a reduced rate are applied to the balance attributable to a purchase made under the plan until the expiration of the reduced rate period or payment in full of the reduced rate purchase balance, whichever occurs first.

    Under the terms of the cardholder agreements, finance charges for each monthly billing cycle are computed by multiplying the daily periodic rates for
(i) regular purchases, (ii) cash advances, including use of access checks,
(iii) ATM cash advances and (iv) special payment plans, if any, by the average daily balance for each category of transactions and multiplying each result by the number of days in the cycle. The results of each of these calculations are then added to determine the total finance charges for a billing cycle.

    Many of the accounts also have a higher finance charge rate which applies if the obligor has failed to pay at least the minimum monthly amount for two consecutive billing cycles.

    Finance charges for all purchases, except for those under a plan with a waived finance charge feature, begin to accrue on the date of the purchase. Finance charges for purchases under a plan with a waived finance charge feature begin to accrue on the date the waiver ends. However, if in any billing cycle the obligor pays the entire balance, except any amounts attributable to special payment plans with a delayed payment feature, by the payment due date, no finance charges will be assessed on the balance of regular purchases for that cycle. Finance charges for all cash advances, including ATM cash advances, begin to accrue on the date of the advance. There is no grace period for cash advances.

    It is a common practice for an account originator, in cooperation with merchants and dealers, to reduce interest rates or alter payment terms in conjunction with promotions.

    There can be no assurance that the finance charges, fees and other charges discussed herein will remain at current levels in the future.

  Fees

    In addition to finance charges, other fees are imposed upon the accounts. These fees include late fees, overlimit fees, returned check fees and transaction fees. The fees imposed and the amount of those fees vary from one program to another and from one form or account to another within a program. In addition, in some states fees may be limited by state law or regulation.

    Late fees apply if Conseco does not receive at least the minimum monthly payment on an account by the due date or within a limited grace period thereafter, if a grace period applies. Late fees vary from program to program, but generally are in the range of from $20 to $30.

    Overlimit fees may be applied if an account balance during a billing cycle exceeds the applicable credit limit for the account. Overlimit fees for most accounts are $20.

    If payment is made by check or other instrument and is dishonored by the obligor's bank, we charge a returned check fee which, in most cases, is $20.

    In addition, if an account permits cash advances or the use of ATMs or access checks, transaction fees are imposed for the use of these features.

  Billing

    Monthly billing statements are sent to obligors for each monthly billing cycle for each account in which there is any debit or credit balance of $1 or more on the account on the last day of that cycle or on which account any finance charge or fee was imposed or in which there is any other activity. The periodic statement shows:

  (i)  the unpaid balance of the account at the beginning of the cycle;

  (ii)  the payments or other credits to the account during the cycle;

  (iii) purchases, cash advances, finance charges, fees and all other debits to the account during the cycle;

  (iv)  the balance of the account on the last day of the cycle;

  (v)  the last day of the cycle;

  (vi)  the minimum payment due;

  (vii)  the date payment is due;

    (viii)  the credit limit.

    The billing statements prepared and mailed for the servicer by Fiserv are cycled and billed throughout the month.

  Minimum Payments

    The minimum monthly principal payment due on the accounts is determined by the terms of the merchant agreement under which the account was originated and the cardholder agreement. The minimum monthly payment is calculated on the basis of the account balance at the end of the billing cycle. This balance, for accounts with major purchase options, will have two components, one of which will be the amount outstanding for regular puchases and cash advances and the other will be the amount incurred for major purchases. The minimum monthly payment will be the sum of the minimum monthly payment due for regular purchases and cash advances plus the minimum monthly payment due for the major purchases, if any.

    The minimum monthly payment for each component varies from one program to another and, in some cases, from one cardholder agreement to another within a program. Under some merchant programs, the minimum payment for regular purchases and cash advances is the greater of $10 or 2.5% of the balance. For others it is the greater of $15 or from 2.0% to 3.0% of the balance depending upon the amount of the balance and for other programs other minimums are imposed. Under some programs, cardholder agreements provide for special payment terms. These special payment terms may include fixed monthly payments including both principal and interest.

    In addition to amounts described in the preceding paragraphs, if the obligor is required to maintain property/casualty insurance on the purchase and does not do so, Conseco will obtain the insurance for the obligor. An additional minimum monthly payment will be calculated for the insurance and added to the total minimum monthly payment due. Such insurance premiums will not initially be included in the receivables transferred to the trust.

    Contractor and commercial accounts generally have substantially higher minimum monthly payments. On contractor and commercial accounts minimum payments may be the greater of $50 or 1/12th of the balance or the greater of $50 or one-third of the balance or may require payment in full each billing cycle.

  Application of Payments

    Customer payments are applied to their accounts according to the type of charge and whether they relate to regular or promotional purchases. Payments are generally allocated first to regular purchases in the following order (to the extent such fees are permitted under applicable law): (a) insurance charges, (b) finance charges, (c) late payment fee, overlimit fee, and other fees and charges, as applicable, and (d) all purchases and cash advances in the order of the date the purchase or cash advance was funded; and second to promotional purchases in the same order of priority.

  Special Payment Plans

    Different special payment plans are offered from one program to another and for different types of accounts within a program. Not all merchants and dealers participate in all types of plans. Special payment plans include the following:

      (a) Delayed Payment--The customer's payment of principal is delayed for a period of one to 12 months, no minimum monthly payments are due, but interest accrues during the deferral period.

      (b) Waived Finance Charge--Interest on the customer's account is waived for a period of one to 24 months but minimum monthly payments are required.

      (c) Delayed Payment/Waived Finance Charge--Interest on the customer's account is waived and no minimum monthly payments are required for a period of one to 12 months.

      (d) Same-as-Cash with Payments--The customer receives a statement showing interest accruing and the customer is required to make the minimum monthly payment. If the customer pays off the purchase within a specified period--from 90 to 360 days--the interest is waived. If the customer does not pay off the purchase prior to the expiration of the promotional period, all accrued interest will be added to the customer's account balance.

      (e) Reduced Rate--The customer's annual percentage rate for a specific purchase is reduced for an established period of time or until the promotional balance is paid in full, whichever occurs first. The customer is required to make minimum monthly payments. The reduced rate and the length of the reduced rate period vary from one program to another.

      (f) Same-as-Cash with Delayed Payments--The customer receives a statement showing interest accruing and no minimum monthly payment due. If the customer pays off the balance by the end of the promotional period-- from 90 to 360 days--the interest is waived. If the customer does not pay the balance before the expiration of the promotional period, all accrued interest will be added to the customer's account balance.

      (g) Reduced Rate/Delayed Payment/Waived Finance Charges--The customer's payment is delayed and interest on the account is waived during the delay period. When interest begins to accrue, it accrues at a reduced rate for an established period of time.

      (h) Six Month Introductory Rate--The customer's daily periodic rate is reduced for a purchase for six months from the date of purchase.

      (i) Fixed payment--The customer's aggregate payment of principal and interest is the same every month until the obligation is repaid.

  Skip-a-Payment Promotions

    To be eligible for this promotion, accountholders of active merchants are screened against credit criteria. Accountholders that meet the criteria are qualified to be offered the option of skipping the minimum monthly payment for one month. Interest will continue to accrue on the unpaid balance. We have used this program in very limited cases.

  In-Store Payments

    Merchants accept in-store payments on a very limited basis. When an in-store payment is received, the merchant can either forward the check to Green Tree Bank or Conseco Bank or receive a credit on settlements received from the account originator.



  Security Interests

    Under the terms of the cardholder agreement and disclosure agreement entered into for most accounts, in most states, the obligor grants to the account originator a purchase money security interest in the merchandise purchased on the account. If the merchandise purchased is a motor vehicle, the obligor grants a security interest and the account originator retains a security interest in the motor vehicle . The cardholder agreement provides that, if the obligor does not make a minimum monthly payment, the account originator may repossess the merchandise.

    If we repossess merchandise which relates to receivables which have been charged off, proceeds will be treated as recoveries and included as collections of finance charge receivables; however, we cannot assure you that we will be successful in any repossession efforts or that any amounts will be recovered. You should not rely upon any potential recoveries from the financed merchandise to be available to pay your notes.

    We make no representation concerning the validity or perfection of any security interests and you should not rely upon the existence of any such security interest or the ability to realize upon any of the collateral as a source of payment for the notes.

Delinquency, Charge Offs and Reaging

    We review delinquency on a rolling three-month vintage basis for more accurate measurement, separate receivables by deferred amounts versus actually billed amounts and detail current performance versus a history of delinquency.

    Reporting and management is based on contractual delinquency which includes delinquent interest, principal and some fees up to the point of loss recognition which occurs at 180 days past due.

    In addition to losses from accounts that are determined to be uncollectible, losses can be incurred on accounts in any state of delinquency due to bankruptcy, death or other sudden causes.

    An account is contractually delinquent if the minimum payment is not received by the due date indicated on the customer's statement. The credit line on such accounts is suspended after the account has been delinquent for 30 days. A suspended account can be reactivated only if the delinquency is cured and the account meets specified credit bureau and behavioral score criteria. In some cases, the customer is required to complete a new application which is then reviewed by the credit department for consideration before the account is reactivated.

    Accounts are placed into aging buckets based on the number of days after billing that have passed since the last payment. Under our curing and reaging policy, account reages are limited to one occurrence in any 12-month period and two in any five year period. To qualify for reaging, a customer must make three payments or 300% of a minimum monthly payment within the three months preceding reaging.

    In addition to charge-offs due to 180-day delinquency, there are three reasons accounts are charged-off: (a) bankruptcy, which is charged-off within 60 days after filing is confirmed; (b) fraud, which is charged-off upon recognition and (c) death of the obligor, which accounts are charged off immediately upon receipt of a death certificate.

    Our charge-off policies and collection practices are constantly reviewed and may change over time in accordance with the business judgment of Conseco Finance Servicing Corp., Conseco Bank or Green Tree Bank and applicable law and guidelines established by governing regulatory authorities.

                              The Trust Portfolio

    Conseco Bank, Conseco Finance Servicing Corp. and Green Tree Bank will on the initial closing date select accounts from their private label credit card portfolios and designate those accounts to the trust. Receivables then existing in those accounts and receivables subsequently generated in those accounts will, directly, or through a series of transfers, be transferred to the trust. We expect that initially substantially all of the eligible accounts in the Conseco private label credit card portfolio will be included in the trust portfolio. More specific information about the accounts designated to the trust and those excluded is provided in the accompanying prospectus supplement.

    From time to time on an on going basis, the account originators may designate additional accounts from the Conseco private label credit card portfolio to be added to the trust and the receivables in those additional accounts to be transferred to the trust.

    The trust portfolio will consist of the receivables arising from time to time in each of the accounts designated to the trust.

    In addition to the receivables in the trust portfolio, the trust assets include, to the extent noted below:

  .   all monies due or to become due in payment of these receivables;

  .   all proceeds of these receivables;

  . all proceeds of any credit insurance policies relating to these receivables;

  . any recoveries allocable to the trust because of these receivables including any amounts received as a result of repossession of merchandise;

  . any participation interests and the related collections conveyed to the trust;

  . all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement for your series of notes so indicates;

  . proceeds of any credit enhancement, as described in the prospectus supplement for your series of notes;

  .   the assignment of certain rights under the merchant agreement;

  . proceeds of any derivative contracts between the trust and a counterparty, as described in the prospectus supplement for your series of notes; and

  .   any other amounts so specified in the prospectus supplement.

    Receivables in the trust consist of:

  .   principal receivables; and

  .   finance charge receivables.

    The trust considers recoveries, including any amounts received as a result of repossession or foreclosure on a financed asset which relates to receivables which have been charged off, as collections of finance charge receivables. In addition, principal receivables include the principal portion of participations, as determined under the terms and provisions of the participation agreements.

    The transferors have elected to exercise the discount option at the time of the initial issuance of notes. Unless the transferors suspend the exercise of the discount option, a portion of the principal receivables will be considered finance charge receivables and principal receivables will be reduced by that amount. See "Description of the Transfer and Servicing Agreement--Discount Option" for a description of the manner of and the conditions to changing the discount option.

    Each of the account originators and the transferors has indicated and, in connection with each future transfer of receivables to the trust, the account originators or any other account owner and the transferors, including any additional transferor, will indicate in its computer files or books and records that the receivables have been conveyed to the trust. In addition, each of the account originators and the transferors, including any additional transferor, has provided or caused to be provided to the trust on the required delivery date computer files or microfiche lists, containing a true and complete list showing each account, identified by merchant or dealer program, by account number and by total outstanding balance on the date of transfer. None of the account originators or any other account owner or the transferors, including any additional transferor, will deliver to the trust any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. Except as stated above, the records and agreements relating to the accounts and the receivables maintained by any account originator or any other account owner and the transferors, including any additional transferor, are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described above, but the computer records of each of the account originators or any other account owner and the transferors, including any additional transferor, are and will be required to be marked to evidence these transfers. Each of the account originators and the transferors has filed in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the receivables meeting the requirements of applicable law. See "Risk Factors--Some liens may be given priority over your notes which could cause your receipt of payments to be delayed or reduced" and "Material Legal Aspects of the Receivables" in this prospectus.

    All trust assets will initially be in a pool of assets designated as pool one. All series of notes offered by this prospectus will be backed by the assets in pool one unless the prospectus supplement for a series specifies a different pool of assets for that series. In the event that assets are deposited into the trust and designated as being in a pool of assets other than pool one, a separate collection account and special funding account will be created for that pool. Series of notes which are issued to finance assets in a different pool will be backed solely by those assets and not by assets in pool one. All references in this prospectus to receivables, accounts and notes shall refer to pool one only, unless otherwise stated.

    Initially, a group of accounts was selected on the initial cut-off date and designated as trust accounts. In the future, additional accounts may be designated for inclusion in the trust as well as participations in lieu of, or in addition to, additional accounts. Accounts initially designated as trust accounts and any future accounts designated for inclusion in the trust must meet eligibility criteria set forth in the transfer and servicing agreement. Receivables conveyed to the trust must also meet eligibility criteria set forth in the transfer and servicing agreement. If receivables conveyed to the trust are found to have been ineligible when created or designated for inclusion, the transferor that transferred them must accept retransfer of these receivables.

    Each transferor has the right, and may be required to, designate additional accounts for inclusion in the trust portfolio, as described under "Description of the Transfer and Servicing Agreement--Addition of Trust Assets" in this prospectus.

    Each transferor also has the right to remove accounts from the trust portfolio, as described under "Description of the Transfer and Servicing Agreement--Removal of Trust

Assets" in this prospectus. If a transferor does so, the trust will reconvey all receivables in these removed accounts, whether existing or to be created, to that transferor.

    When the trust issues a new series of notes, each transferor will represent and warrant to the trust that, as of the closing date for the new series, the accounts designated as trust accounts met the eligibility criteria set forth in the transfer and servicing agreement at their time of designation. See "Description of the Transfer and Servicing Agreement--Representations and Warranties of the Transferors" in this prospectus for more information on eligibility criteria for accounts and receivables.

    From time to time, Conseco Bank or Green Tree Bank may establish MasterCard(R) or VISA(R) credit card programs. Accounts originated under these programs and receivables under those accounts may be designated to the trust if they meet eligibility criteria. We are not obligated to establish such programs, however, and currently have no plans to do so.

    The prospectus supplement relating to each series of notes will provide information about the trust portfolio as of the date specified. This information will include:

  .   the amount of principal receivables;

  .   the amount of finance charge receivables;

  .   the range and average of principal balances of the accounts;

  .   the range and average of credit limits of the accounts;

  .   the range and average of ages of the accounts;

  .   the geographic distribution of the accounts;

  .   the principal merchants and dealers;

  .   the concentration of principal receivables by industry; and

  .   delinquency statistics relating to the accounts.

                            Description of the Notes

    The notes will be issued in series. Each series will represent an obligation of the trust. Each series of notes will be issued from the indenture, as supplemented by an indenture supplement, in each case entered into by the trust and the indenture trustee. The following summaries describe the material provisions common to each series of notes. The accompanying prospectus supplement gives you additional information specific to the notes of your series.

General

    The notes will be secured by and paid from the assets of the trust. Each series will be allocated collections of principal receivables and finance charge receivables based on the investor percentage. The investor percentage will be based on the invested amount for a series. References to a series in this prospectus include any subseries of a series.

    Each series of notes may consist of one or more classes, one or more of which may be senior notes and/or one or more of which may be subordinated notes. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

  .   note rating;

  .   availability and amount of enhancement;

  .   priority of entitled payments;

  .   amounts allocated to interest and principal payments;

  .   interest rate; and

  .   maturity date.

    Payments and deposits of interest and principal will be made on payment dates to noteholders in whose names the notes were registered on the record dates specified in the accompanying prospectus supplement. Interest will be distributed to noteholders in the amounts, for the periods and on the dates specified in the accompanying prospectus supplement.

    The transferors initially will own the transferors' interest. The holders of the transferors' interest, subject to limitations, will have the right to the transferor percentage of all payments from the receivables in the trust. The transferors' interest may be transferred, in whole or in part, subject to the limitations and conditions set forth in the trust agreement and the transfer and servicing agreement, and, at the discretion of the transferors, the transferors' interest may be held either in an uncertificated form or in the form of a transferor certificate. See "Description of the Transfer and Servicing Agreement--Matters Regarding the Servicer and the Transferors" in this prospectus.

    During the revolving period, the invested amount of a series will remain constant except under limited circumstances. See "--Defaulted Receivables; Investor Charge-Offs" in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are created and others are paid. The amount of the transferors' interest will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in the trust. When a series is amortizing, the invested amount of that series will decline as customer payments of principal receivables are collected and distributed, or accumulated for distribution, to the noteholders. As a result, the transferors' interest will generally increase to reflect reductions in the invested amount for that series and will also change to reflect the variations in the amount of principal receivables in the trust. The transferors' interest may also be reduced as the result of new issuances. See "--New Issuances" in this prospectus.

    If the servicer adjusts the amount of any principal receivable because of transactions occurring in respect of a rebate or refund to an obligor, or because that principal receivable was created in respect of merchandise or services which was refused or returned by an obligor, then the transferors' interest will be reduced by the amount of the adjustment. In addition, the transferors' interest will be reduced as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge.

Book-Entry Registration

    Generally, notes offered through the prospectus and the accompanying prospectus supplement:

  .   will be represented by notes registered in the name of a DTC nominee;

  . will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

  .   will be available for purchase in book-entry form only.

    The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

    DTC has informed the transferors that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial interests in the notes, you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.

    The accompanying prospectus supplement may state that application will be made to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

    Following is a description of the form your notes will take. We also describe how your notes may be transferred and how payments will be made to you.

    The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. The transferors have not independently verified the accuracy of this information.

    You may hold your notes through DTC in the U.S., Clearstream Luxembourg or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

    Cede & Co., as nominee for DTC, will hold the global notes. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, who may include the underwriters of any series, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositaries.

    Because of time-zone differences, credits of securities in Clearstream Luxembourg or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during the subsequent securities settlement processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

    Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since those payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only "noteholder" will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

    DTC has advised the transferors that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised the transferors that it will take those actions with respect to specified percentages of the invested amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

    Clearstream Banking, societe anonyme, was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, a societe anonyme. Clearstream Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream Luxembourg in any of 36 currencies, including United States Dollars. Clearstream Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream Luxembourg is registered as a bank in Luxembourg. Clearstream Luxembourg is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers, and dealers, banks, trust companies and clearing corporations. Clearstream U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream Luxembourg.

    Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These rules and laws govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    Distributions with respect to notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Distributions with respect to notes held through Clearstream Luxembourg or

Euroclear will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this prospectus. Clearstream Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

    Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Notes

    The notes of each series will be issued as definitive notes to note owners or their nominees, rather than to DTC or its nominee, only if:

  . the administrator advises the indenture trustee for that series in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to a given class of notes, and the administrator is unable to locate a qualified successor;

  . the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

  . after the occurrence of a servicer default or an event of default, note owners of a class representing more than 50% of the outstanding principal amount of that class of notes advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the note owners of that class of notes.

    If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the indenture trustee will issue the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.

    Distribution of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each payment date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. The final payment on any note, whether definitive notes or the notes registered in the name of Cede & Co. representing the notes, however, will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final distributions.

    Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of fifteen days preceding the due date for any payment on those definitive notes.

New Issuances

    The indenture provides that, under any one or more indenture supplements, the transferors may cause the trust to issue one or more new series of notes and may define all principal terms of those series. Each series issued may have different terms and enhancements than any other series. Upon the issuance of an additional series of notes, the transferors, the servicer, the indenture trustee or the trust are not required and do not intend to obtain the consent of any noteholder of any other series previously issued by the trust. However, as a condition of a new issuance, the indenture trustee must receive written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class. The trust may offer any series under a prospectus or other disclosure document in offerings under this prospectus or in transactions either registered under the Securities Act, or exempt from registration under the Securities Act directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

    Unless otherwise specified in the accompanying prospectus supplement, a new issuance may only occur upon the satisfaction of conditions provided in the indenture. The transferors may cause the trust to issue new series of notes by notifying the trust, the indenture trustee, the servicer and each rating agency at least five days in advance of the date upon which the new issuance is to occur. The notice will state the date upon which the new issuance is to occur.

    The obligation of the indenture trustee to authenticate and deliver the notes of any series (other than the first series) is subject to the satisfaction of the following conditions, among others:

  (1) receipt of an indenture supplement specifying the principal terms of the new series;

  (2)  receipt of a tax opinion;

  (3) if required by the related indenture supplement, receipt of the form of credit enhancement and an appropriate credit enhancement agreement with respect to that credit enhancement executed by the transferors and the issuer of the credit enhancement;

  (4) receipt of written confirmation from each rating agency that the new issuance will not result in a reduction or withdrawal of its rating of any outstanding series or class;

  (5) receipt of a certificate of an authorized officer of each transferor to the effect that it reasonably believes the new issuance will not have an Adverse Effect; and

  (6) after giving effect to the new issuance, the total amount of principal receivables plus the principal amount of any participation interests previously transferred to the trust exceeds the required minimum principal balance.

    To the extent set forth in the prospectus supplement, additional notes of the same series may be issued subject to the conditions set forth in the applicable indenture supplement.

Funding Period

    For any series of notes, the total amount of principal receivables in the trust available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial invested amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the funding period.

    During the funding period, the portion of the series amount not invested in receivables will be maintained in a pre-funding account. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The invested amount for that series will increase as new receivables are transferred to the trust or as the invested amounts of other outstanding series are reduced. The invested amount may decrease due to charge-offs allocated to the series.

    During the funding period, funds on deposit in the pre-funding account will be paid to the transferors as the invested amount increases. If the invested amount for that series is not increased so that it equals the principal balance of the notes of that series by the end of the funding period, any amount remaining in the pre-funding account will be repaid to noteholders. This type of event may also cause repayment of other amounts to noteholders, as set forth in the related prospectus supplement.

    If so specified in the related prospectus supplement, funds on deposit in the pre-funding account will be invested by the indenture trustee in eligible investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement. On each distribution date during the funding period, earnings on funds in the pre-funding account during the related monthly period will be withdrawn from the pre-funding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the collection account as finance charge collections to make interest payments on the notes of the related series in the manner specified in the related prospectus supplement.

    The prospectus supplement for a series with a funding period will set forth:

  .   the series' initial invested amount;

  . the series' full invested amount, which is the initial principal balance of the series of notes;

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

  . the date on which the series' invested amount is expected to equal the full invested amount;

  . the date by which the funding period will end; provided that the funding period will not exceed one year; and

  . what other events, if any, will occur if the end of the funding period is reached before the full invested amount is funded.

Paired Series

    The prospectus supplement for a series of notes will specify whether that series may be paired with a previously or later issued series so that a decrease in the invested amount of the previously issued series results in a corresponding increase in the invested amount of the later issued series. In general, a series may be issued as a paired series so the trust can fund the amount by which the previously issued series has amortized and will amortize in the future.

    If an amortization event occurs for the previously issued series or its paired series when the previously issued series is amortizing, the investor percentage for the allocation of collections of principal receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its investor percentage. For a discussion of these factors, see "Risk Factors-- Issuance of additional series by the trust may affect the timing of payments to you" in this prospectus and "Description of Series Provisions--Principal Payments--Controlled Accumulation Period" and "--Early Amortization Period" in the accompanying prospectus supplement.

Interest Payments

    For each series of notes and each related class, interest will accrue from the relevant closing date on the applicable principal balance at the applicable interest rate. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. Interest on the notes, other than zero coupon notes, will generally be paid, or deposited for later payment, to noteholders on the distribution payment dates.

    Interest payments or deposits on any payment date will be funded from:

  . collections of finance charge receivables allocated to the invested amount during the preceding monthly period or periods;

  .   investment earnings, if any, on any funds held in trust accounts;

  . any credit enhancement, to the extent described in the accompanying prospectus supplement;

  . any derivative counterparty, to the extent described in the accompanying prospectus supplement; and

  .   other amounts specified in the prospectus supplement.

    If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account.

    Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

Principal Payments

    Generally, each series will begin with a revolving period during which no principal payments will be made to the noteholders of that series, except that, if described in the prospectus supplement for your series, a partial amortization may occur under the terms described in the prospectus supplement. Following the termination of its revolving period, each series of notes is expected to begin to accumulate principal or begin to distribute principal to noteholders. The accompanying prospectus supplement describes the conditions under which an accumulation or amortization period will begin for your class of notes.

    Principal payments for any series or the related class will be funded from collections of principal receivables and other trust assets received during the related monthly period or periods as specified in the accompanying prospectus supplement and allocated to that series or class. Principal payments may also be funded from proceeds from the issuance of notes in the same principal sharing group, subject to the consent of the noteholders of a series or class representing a majority of the outstanding principal amount of the notes of that series or class.

    Principal will accumulate in a principal funding account if your series features a controlled accumulation period or an early accumulation period and one of these accumulation periods begins. As described in the accompanying prospectus supplement, during a controlled accumulation period, on each payment date an amount of principal, up to the amount specified, will be set aside in a principal funding account. If an amortization event occurs and your series features an early accumulation period after that amortization event, the full amount of principal available to your series will be deposited in the principal funding account, up to the amount specified in the related prospectus supplement. This accumulated principal is expected to be paid to those noteholders on the date specified in the prospectus supplement for that class or series, or earlier if an amortization period begins before your expected principal payment date. Note that although your series may feature an accumulation period, your class of notes might not make use of it.

    Funds on deposit in any principal funding account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the accompanying prospectus supplement intended to assure a minimum rate of return on the investment of those funds. In order to enhance the likelihood of the payment in full of the principal amount of a series or a related class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty or other similar arrangement specified in the accompanying prospectus supplement.

    If your series features a controlled amortization period and this amortization period begins, principal will be paid to you in increments, up to the amount specified in the accompanying prospectus supplement. Your class of notes might also begin to pay principal to you if the accompanying prospectus supplement specifies that your class will begin early amortization and an amortization event occurs.

    If the series described in the accompanying prospectus supplement features multiple classes, different classes of your series may have differing priorities for the accumulation or payment of principal. This means that noteholders of other classes could begin to receive payments of principal before you do. The accompanying prospectus supplement will specify the manner, timing and priority of principal payments to noteholders of each class.

    We cannot assure you that principal will be available when expected, either to accumulate or to pay to you. The expected principal payment date for your class of notes is based upon assumptions about payment rates on the receivables, as detailed in the accompanying prospectus supplement. We cannot assure you that these payment rate assumptions will be correct. Payment rates depend on collections of receivables. Collections can vary seasonally and are also affected by general economic conditions, the payment habits of individual obligors, promotional programs and fixed payment plans. The accompanying prospectus supplement will provide historical payment rates, total charge-offs and other information relating to the Conseco private label credit card portfolio. We cannot assure you that future events will be consistent with this historical performance. The life of your notes might be longer than expected if principal is collected more slowly. Alternatively, the occurrence of any amortization event may substantially shorten the average life of your notes.

Credit Enhancement

  General

    For any series, credit enhancement may be provided by one or more of the related classes or one or more other series. Credit enhancement may be in the form of the subordination of one or more classes of the notes of that series or one or more other series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of credit enhancement described in the accompanying prospectus supplement, or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class or series to the extent described in that accompanying prospectus supplement.

    Unless otherwise specified in the accompanying prospectus supplement for a series, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

    If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

  .   the amount payable under that credit enhancement;

  .   any conditions to payment not described here;

  . the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

  . any material provision of any agreement relating to that credit enhancement.

    Additionally, the accompanying prospectus supplement may set forth information with respect to any credit enhancement provider, including:

  .   a brief description of its principal business activities;

  . its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

  . if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

  . its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

    If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of specified amortization events with respect to that series. In this event, the credit enhancement provider will have an interest, called a collateral invested amount, in specified cash flows in respect of the receivables to the extent described in that prospectus supplement.

  Subordination

    If so specified in the accompanying prospectus supplement, a series or one or more classes of any particular series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to other series or to the senior notes within that series. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right and priority to the rights of the holders of other senior series or senior notes within that series, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event of specified types of losses not covered by another credit enhancement.

    The accompanying prospectus supplement will also set forth information concerning:

  . the amount of subordination of a series or a class or classes of subordinated notes within a series;

  .   the circumstances in which that subordination will be applicable;

  . the manner, if any, in which the amount of subordination will decrease over time; and

  . the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of other senior series or senior notes of that series.

    If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for another series or another class in that series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

  Cash Collateral Guaranty or Account

    If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by a guaranty, referred to as the cash collateral guaranty, secured by the deposit of cash or permitted investments in an account, referred to as the cash collateral account, reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available under the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

  Spread Account

    If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of available excess cash flow from the trust assets into an account, referred to as the spread account, intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

  Reserve Account

    If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by the establishment of an account, referred to as the reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of specified periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the accompanying prospectus supplement.

  Letter of Credit

    If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against specified losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit, referred to as the L/C bank, will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

    The maximum liability of an L/C bank under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial invested amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

  Surety Bond or Insurance Policy

    If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. The insurance policy will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

    If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

Amortization Events

    Unless otherwise specified in the accompanying prospectus supplement, as described above, the revolving period will continue through the date specified in the accompanying prospectus supplement unless an amortization event occurs prior to that date.

    An amortization event may be either a trust amortization event which is described in the indenture and affects all series or a series amortization event which is described in one or more series supplements to the indenture and affects only specific series. If a specific event is described as an amortization event in all series supplements, then the occurrence of that series amortization event will affect all series.

    The events which constitute a trust amortization event are listed in the glossary to this prospectus in the definition of trust amortization event. Each of the events which will constitute a series amortization event for your series will be described in the accompanying prospectus supplement.

    On the date on which an amortization event is deemed to have occurred, the early amortization period or, if so specified in the accompanying prospectus supplement, the early accumulation period will commence. If, because of the occurrence of an amortization event, the early amortization period begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

    In addition to the consequences of an amortization event discussed above, unless otherwise specified in the accompanying prospectus supplement, if bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to a transferor or account owner, on the day of that event the affected transferor or account owner will immediately cease to transfer principal receivables to the trust or in the case of an account owner which is not a transferor, will cease transferring receivables under its receivables purchase agreement and the affected party will promptly give notice to the indenture trustee and the trust of this event. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified below in "--Application of Collections" and in the accompanying prospectus supplement.

    If the only amortization event to occur is either the insolvency of a transferor or an account owner or the commencement of a bankruptcy case by or against a transferor or an account owner, the bankruptcy court may have the power to require the continued transfer of principal receivables to the trust. See "Risk Factors--If a conservator or receiver were appointed for Conseco Bank, Green Tree Bank or another account owner or a transferor or account owner became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

Final Payment of Principal; Termination

    For each series, the transferors have the option to cause the trust to prepay the notes at any time after the remaining outstanding principal amount of that series, excluding any portion of a class of notes held by a transferor or an affiliate, is reduced to the amount set forth in the applicable prospectus supplement. This amount may be 10% or a lesser percentage of the initial principal amount of that series if the conditions set forth in the related indenture supplement are met. The prepayment price will equal:

  (1)  the outstanding principal amount of the notes of that series, plus

  (2) any accrued and unpaid interest through the day preceding the distribution date on which the payment occurs or, if the payment occurs on any other date, through the day preceding the distribution date immediately following the payment date.

    Any amounts on deposit in the principal funding account for that series will be applied toward the prepayment price on behalf of the trust.

    For any series of notes, the related prospectus supplement may specify different conditions to the exercise of the prepayment option and a different method for determining the prepayment price; provided, that:

  . the prepayment price of a series of notes will never be less than the outstanding principal amount of the notes of that series and accrued and unpaid interest through the payment date; and

  . the trust may only exercise its prepayment option if noteholders will receive an amount equal to the outstanding principal amount of their notes together with accrued and unpaid interest thereon through the payment date.

    The notes of each series will be retired on the day following the date on which the final payment of principal is scheduled to be made to the noteholders, whether as a result of optional prepayment or otherwise. Each prospectus supplement will specify the latest date by which principal and interest for the series of notes can be paid, known as the series final maturity date. However, the notes may be subject to prior redemption as provided above. For any series the failure to pay principal of the related notes on the series final maturity date will be an event of default and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under "Description of the Indenture-- Events of Default; Rights upon Event of Default" in this prospectus.

    Unless the servicer and the holder or holders of the transferors' interest instruct the indenture trustee otherwise, the trust will terminate on the trust termination date. Upon the termination of the trust and the surrender of the transferor certificates, the indenture trustee shall convey to the holders of the transferors' interest all right, title and interest of the trust in and to the receivables and other funds of the trust. Upon termination of the trust, the trust or noteholders as sellers of the trust receivables back to the holders of the transferors' interest will not retain any direct or indirect liability to the holders of the transferors' interest with respect to those receivables.

Defeasance

    If so specified in the prospectus supplement relating to a series, the trust may discharge its substantive obligations in respect of that series by depositing with the indenture trustee, from amounts representing, or acquired with, collections of receivables, money or eligible investments sufficient to make all remaining scheduled interest and principal payments on that series or all outstanding series of notes of the trust, as the case may be, on the dates scheduled for those payments and paying all amounts owing to any credit enhancement provider with respect to that series or all outstanding series, as the case may be, if that action would not result in an amortization event for any series. Prior to its first exercise of its right to substitute money or eligible investments for receivables, the trust, will deliver to the indenture trustee:

  . a statement from a firm of nationally recognized independent public accountants, who may also render other services to the trust, to the effect that the deposit is sufficient to make all the payments specified above;

  . a certificate from an officer of each transferor stating that the transferor reasonably believes that the deposit and termination of obligations will not, based on the facts known to that officer at the time of the certification, then cause an event of default or an amortization event with respect to any series;

  . written confirmation from each rating agency that the deposit and termination of obligations will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

  .   an opinion of counsel to the effect that:

     . for federal income tax purposes, the deposit and termination of obligations will not cause the trust, or any portion of the trust, to be deemed to be an association, or publicly traded partnership, taxable as a corporation; and

     . the deposit and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Reports to Noteholders

    Noteholders of each series will receive reports with information on their series and the trust. The paying agent will forward to each noteholder of record a report, prepared by the servicer, for its series on the payment dates for that series. The report will set forth information as specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

    Periodic information to noteholders generally will include:

  .   the total amount distributed;

  .   the amount of principal and interest for distribution;

  . if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

  . collections of principal receivables and finance charge receivables allocated to the series;

  .   the aggregate investor default amount allocated to the series;

  . investor charge-offs for the series and any reimbursements of previous investor charge-offs;

  .   the monthly servicing fee for that series;

  . the aggregate amount of principal receivables, the outstanding principal amount of the notes and the outstanding principal amount of the notes as a percentage of the aggregate amount of the principal receivables in the trust portfolio;

  .   the invested amount and the adjusted invested amount for that series;

  . the amount available under any enhancement and credit enhancement, if any, for the series or each class of the series;

  . the base rate and the series portfolio yield, each as defined in the accompanying prospectus supplement, for the series; and

  . the aggregate outstanding balance of accounts broken out by delinquency status.

    In addition, with respect to a series that incorporates a funding period, as described under "Description of the Notes--Funding Period" periodic information to noteholders will include:

  . the series' initial invested amount, the series' full invested amount, and the series' current invested amount; and

  .   the amount on deposit in the pre-funding account.

    By January 31 of each calendar year, the paying agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the notes were outstanding, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.

    In addition, noteholders will receive reports with information regarding the indenture trustee. See "Description of the Indenture--Indenture Trustee's Annual Report" in this prospectus.

Investor Percentage, Transferor Percentage and Credit Enhancement Percentage

    The servicer will allocate all collections of finance charge receivables, all collections of principal receivables and all defaulted amounts among:

  (1)  each series issued and outstanding;

  (2)  the transferors' interest; and

  (3) if the related prospectus supplement so states, to any credit enhancement providers.

All allocations of these amounts will be made through the respective investor percentages for each series, the transferor percentage and, where applicable, the credit enhancement percentage. The related prospectus supplements will set forth how the investor percentages are calculated.


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

Groups

  General

    The notes of a series may be included in one or more groups of series that share specified collections of finance charge receivables and/or principal receivables. The prospectus supplement will identify whether your series has been included in one or more of the following groups.

  Excess Finance Charge Sharing Group

    If a series is identified in the prospectus supplement for that series as included in an excess finance charge sharing group, collections of finance charge receivables in the trust portfolio allocated to the series in excess of the amount needed to make deposits or payments may be shared with other series identified in the prospectus supplements as included in the same group. If one series requires more collections of finance charge receivables than allocated through its investor percentage, it will have access to all of these shared excess finance charge collections in other series in its group. If two or more series require more collections of finance charge receivables, excess finance charge collections in the group will be shared among the series in the manner and priority set forth in the related prospectus supplements.

  Reallocation Group

    If a series is identified in the prospectus supplement for that series as included in a reallocation group, collections of finance charge receivables which would otherwise be allocated to each series in the reallocation group will instead be combined and will be available for specified required payments to all series in that group. Any issuance of a new series in a reallocation group may reduce or increase the amount of collections of finance charge receivables allocated to any other series of notes in that group. See "Risk Factors--Issuance of additional series by the trust may affect the timing of payments to you." The prospectus supplement with respect to a series offered hereby will specify whether that series will be included in a reallocation group or another type of group and whether any previously issued series have been included in that group. Any series offered hereby may, if so specified in the related prospectus supplement, be included in a reallocation group. Other series issued in the future may also be included in that reallocation group.

  Shared Enhancement Group

    If a series is identified in the prospectus supplement for that series as included in a shared enhancement group, that series may share collections of finance charge receivables and other amounts and share in the same credit enhancement for each series in that group. Any issuance of a new series in a shared enhancement group may reduce or increase the amount of collections of finance charge receivables allocated to any other series of notes in that group. See "Risk Factors--Issuance of additional series by the trust may affect the timing of payments to you." Sharing may take the form, among others, of classes of notes of one or more series in a particular shared enhancement group issued from time to time which are subordinate to other classes issued at the same or a different time in different series in that group. In addition, if specified in its prospectus supplement a series may consist of one or more classes of notes issued in one or more subseries. All subseries of that series would share collections of finance charge receivables and other amounts and share in the same credit enhancement for that series.

  Principal Sharing Group

    If a series is identified in the prospectus supplement for that series as included in a principal sharing group, to the extent that principal allocated to that series is in excess of the amount needed for deposit or distribution for that series, this excess amount will be available to make principal payments or deposits required by other series, if any, in the same principal sharing group. If collections of principal receivables in the trust portfolio allocated to a series are shared with another series, the invested amount for the series from which collections were shared will not be reduced.

Shared Transferor Principal Collections

    If a series is identified in its prospectus supplement as being entitled to receive shared transferor principal collections, collections of principal receivables in the trust portfolio otherwise payable to the holders of the transferors interest may be available to make principal payments or deposits required by noteholders of one or more series. These shared transferor principal collections will be limited to those series identified in the prospectus supplements as being entitled to receive shared transferor principal collections. If two or more series require more collections of principal receivables, transferor principal collections will be shared among the series in the manner and priority set forth in the related prospectus supplements.

Trust Bank Accounts

    The servicer will establish and maintain in the name of the indenture trustee, for the benefit of noteholders of all series, a collection account, which shall be a qualified account. The servicer will also establish and maintain with a securities intermediary in the name of the indenture trustee, a special funding account, which also is required to be a qualified account. Funds in the collection account and the special funding account will be assets of the trust and will be invested, at the direction of the servicer, in eligible investments.

    The paying agent will have the revocable power to withdraw funds from the collection account for the purpose of making payments to the noteholders of any series under the related indenture supplement.

Application of Collections

    Except in the circumstance described in this section, the servicer must deposit into the collection account, no later than two business days after processing, all payments made on receivables in the trust portfolio. The servicer must also allocate these deposits between accounts and to various parties. However, the servicer will be permitted to make these

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deposits on a monthly or other periodic basis rather than a daily basis if one of the following is true:

  (1) Conseco Bank remains the servicer under the transfer and servicing agreement and maintains a commercial paper rating of not less than A-1 by Standard & Poor's and P-1 by Moody's;

  (2)(a) Conseco Bank remains the servicer under the transfer and servicing agreement;

     (b) no amortization event, reinvestment event or event of default has occurred;

     (c) Conseco Finance maintains a commercial paper rating of not less than A-1 by Standard & Poor's and P-1 by Moody's;

     (d) Conseco Bank remains a wholly owned subsidiary of Conseco Finance directly or indirectly; and

     (e) in the event of a material change in the financial relationship between them:

            (1)  Conseco Bank notifies each rating agency; and

            (2) written confirmation is received from each rating agency that the material change will not result in a reduction or withdrawal of its rating of any outstanding series or class; or

  (3) any other arrangements are made and written confirmation is received from each rating agency that the arrangements will not result in a reduction or withdrawal of its rating of any outstanding series or class.

    Each time a collection account deposit is made, the servicer will withdraw from, or retain in, the collection account, as applicable, the following amounts and apply them as indicated:

  (1) the collections of finance charge receivables allocable to the transferors' interest will be released to the transferors;

  (2) the applicable investors' percentage of collections of finance charge receivables for any monthly period will be held in the collection account until the applicable payment date and on that date will be allocated among the series and the extent allocated to a series, be used to make payments of interest and for other purposes as described in the applicable prospectus supplement;

  (3) collections of principal receivables in the trust portfolio allocable to the holders of the transferors' interest will be:

     (a) released to the transferors only if the transferors' interest exceeds zero and those collections are not required to be used as shared transferor principal collections;

     (b)  deposited in the special funding account; or

     (c) available to make principal payments or deposits required by noteholders of one or more series if those collections are required to be treated as shared transferor principal collections;

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


  (4) if the series is in its revolving period, the applicable investor percentage of collections of principal receivables in the trust portfolio allocated to the series will be retained in the collection account or distributed as described in the accompanying prospectus supplement;

  (5) if the series is in its controlled accumulation period, controlled amortization period or early accumulation period, as applicable, the applicable investor percentage of collections of principal receivables in the trust portfolio allocated to the series up to the amount, if any, specified in the accompanying prospectus supplement will be retained in the collection account or deposited in a principal funding account, as applicable, for allocation and payment to noteholders or distributed to the paying agent to be paid to the noteholders as described in the accompanying prospectus supplement; provided that if it is provided in the accompanying prospectus supplement, collections of principal receivables which exceed the principal payments which may be allocated or distributed to noteholders, the excess will be released to the transferors; and

  (6) if the series is in its early amortization period, the applicable investor percentage of collections of principal receivables in the trust portfolio will be retained in the collection account for application and payment as provided in the accompanying prospectus supplement.

    In the case of a series of notes having more than one class, the amounts in the collection account will be allocated and applied to each class in the manner and order of priority described in the accompanying prospectus supplement.

    Any amounts collected in respect of principal receivables and not released to the transferors because the transferors' interest is less than the required transferor amount, if so provided in the accompanying prospectus supplement, together with any adjustment payments, will be paid to and held in the special funding account and released to the transferors only to the extent that, the transferor amount is greater than the required transferor amount. If an amortization period or accumulation period has commenced, the amounts described in the previous sentence will be held for distribution to the noteholders on the dates specified in the accompanying prospectus supplement or accumulated for distribution on the expected principal payment date, as applicable, and distributed to the noteholders of each class or held for and distributed to the noteholders of other series of notes issued by the trust in the manner and order of priority specified in the accompanying prospectus supplement.

    If the servicer determines, based upon the yield of special funding account investments during the previous monthly period, that by decreasing the amount on deposit in the special funding account, any outstanding series which permits the partial amortization of the principal balance of its notes may be prevented from experiencing an amortization event based upon insufficiency of yield, the servicer will on the next payment date instruct the indenture trustee to apply funds on deposit in the special funding account as partial amortization special funding account amounts to that series, and if more than one series, to

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

each on a pro rata basis according to each invested amount, in an amount such that the special funding account is reduced to an amount which, based on the then current investment yield, would not cause a yield insufficiency amortization event for any series then outstanding.

Defaulted Receivables; Investor Charge-Offs

    Unless otherwise specified in the accompanying prospectus supplement, for each series of notes, on the determination date, the servicer will calculate the aggregate investor default amount for the preceding monthly period, which will be equal to the aggregate amount of the investor percentage of defaulted amounts. If so provided in the accompanying prospectus supplement, an amount equal to the investor default amount for any monthly period may be paid from collections of finance charge receivables allocable to that series and other amounts specified in the accompanying prospectus supplement, including from credit enhancement, and applied to pay principal to noteholders or, subject to limitations, the holder of the transferors' interest, as appropriate.

    With respect to each series of notes, the invested amount of that series will be reduced by investor charge-offs. Investor charge-offs will be reimbursed on any payment date to the extent amounts on deposit in the collection account and otherwise available exceed the interest, the investor default amount and any other fees specified in the accompanying prospectus supplement which are payable on that date. This reimbursement of investor charge-offs will result in an increase in the invested amount with respect to that series.

                          Description of the Indenture

    The following summarizes the material terms of the indenture.

Events of Default; Rights upon Event of Default

    With respect to the notes of any series, "events of default" under the indenture will be any of the following:

  (1) the trust fails to pay principal of any note of that series when the same becomes due and payable;

  (2) the trust fails to pay interest on any note of that series when it becomes due and payable and the default continues for a period of 35 days;

  (3) bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the trust; or

  (4) the trust fails to observe or perform covenants or agreements made in the indenture and the failure continues, or is not cured, for 60 days after notice to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders representing 25% or more of the outstanding principal amount of the affected series.

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


    Failure to pay the full principal amount of a note on its expected or scheduled principal payment date will not constitute an event of default.

    An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

    If an event of default, other than with respect to clause (3) above, should occur and be continuing for a series, the indenture trustee or noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series may declare all the notes of that series to be immediately due and payable. This declaration may, under limited circumstances, be rescinded by noteholders holding more than 50% of the outstanding principal amount of the notes of that series. If an event of bankruptcy, insolvency, conservatorship, receivership, liquidation, or similar events relating to the trust should occur and be continuing, all of the notes will automatically become immediately due and payable. Upon any such acceleration the unpaid principal of the notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

    Generally, in the case of any event of default, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to those provisions for indemnification and limitations contained in the indenture, noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. Also, noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series may, in limited cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of all noteholders of the affected series.

    After acceleration of a series of notes, principal collections and finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds in the collection account and other trust accounts for an accelerated series of notes will be applied immediately to pay principal of and interest on those notes.

    Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

    In general, the indenture trustee will enforce the rights and remedies of the holders of the accelerated series of notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:


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


  (1) the noteholders of at least 25% of the aggregate outstanding principal amount of all series--or, for any action suit, or proceeding that does not relate to all series, holder of at least 25% of the aggregate outstanding principal amount of all series to which the action or proceeding relates--make a written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

  (2) the noteholders give the indenture trustee written notice of a continuing event of default;

  (3) the noteholders offer reasonable indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;

  (4) the indenture trustee has not instituted a proceeding within 60 days after receipt of the notice, request and offer of indemnification; and

  (5) the indenture trustee has not received, during the 60-day period described in clause (4) above, from noteholders holding more than 50% of the outstanding principal amount of the notes of that series--or all series, if applicable--a direction inconsistent with the request;

provided, however, you may, at any time, institute a proceeding to enforce your right to receive all amounts of principal and interest due and owing to you under your note.

    If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from the noteholders regarding the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, the indenture trustee may elect to continue to hold the portions of the trust assets that secure those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

    Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case any event of default occurs and is continuing with respect to the notes, the indenture trustee:

  (1) may institute proceedings in its own name for the collection of all amounts then payable on the notes of the affected series; or

  (2) subject to the limitations, conditions and restrictions described in the following paragraph, sell all or a portion of the trust's interest in the principal receivables, in an amount not to exceed the amount allocated for the accelerated series, and the related finance charge receivables at one or more public or private sales called and conducted in any manner permitted by law.

    The indenture trustee may not exercise the remedy in subparagraph (2) above unless (A) the holders of 100% of the outstanding principal amount of the Notes of the accelerated series consent to the sale, (B) the indenture trustee determines that the proceeds of the sale distributable to the noteholders are sufficient to discharge in full all amounts then due and unpaid upon the notes of the affected series for principal and interest or (C) the indenture trustee determines that the trust assets may not continue to provide sufficient funds for the

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


payment of principal of and interest on the affected notes as they would become due if those notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of not less than 66 2/3% of the outstanding principal amount of the notes of each class of the affected series.

    In addition to the remedies listed in (1) and (2) above in this section, the indenture trustee may take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee or the noteholders of the accelerated series, except that, under the indenture, the indenture trustee and the noteholders expressly waive any other remedy that may be available under the applicable UCC.

    Following the foreclosure and sale of the collateral, or portion of the collateral, for the notes of a series and the application of the proceeds of that sale to that series and the application of the amounts then held in the collection account, the special funding account and any series accounts for that series and any amounts available under the series enhancement for that series, that series will no longer be entitled to any allocation of collections or other property constituting the collateral for the notes of that series under the indenture and the notes of that series will no longer be outstanding.

    None of the transferors, the administrator, the owner trustee, the indenture trustee, the servicer, Green Tree Bank, Conseco Finance, Conseco Finance Servicing Corp. or the trust, nor any of their respective owners, beneficiaries, agents, officers, directors, managers, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture. The notes will represent obligations solely of the trust, and the notes will not be insured or guaranteed by the transferors, the servicer, the administrator, the owner trustee, the indenture trustee, Green Tree Bank, Conseco Finance, Conseco Finance Servicing Corp. or any other person or entity.

Material Covenants

    The indenture provides that the trust may not consolidate with, merge into or sell its business to, another entity, unless:

  . the entity formed by or surviving the consolidation or merger, or that acquires the trust's business, is organized under the laws of the United States, any state of the United States or the District of Columbia;

  . the entity expressly assumes, by supplemental indenture, the trust's obligation to make due and punctual payments upon the notes and the performance of every covenant of the trust under the indenture;

  . no amortization event or event of default shall have occurred and be continuing immediately after the merger, consolidation or sale;


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

  . written confirmation is received from each rating agency that the transaction will not result in a reduction or withdrawal of its rating of any outstanding series or class;

  . the trust has received an opinion of counsel to the effect that the consolidation, merger or sale would have no material adverse federal income tax consequence to any noteholder;

  . any action as is necessary to maintain the lien and security interest created by the indenture shall have been taken; and

  . the trust has delivered to the indenture trustee an opinion of counsel and officer's certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

    The trust will not, among other things:

  . except as expressly permitted by the indenture, the transfer and servicing agreement or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

  . claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the trust;

  . incur, assume or guarantee any direct or contingent indebtedness other than as contemplated by the transaction document;

  .   voluntarily dissolve or liquidate in whole or in part; or

  . permit (1) the validity or effectiveness of the indenture to be impaired, or permit the lien under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (2) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of the trust, except as may be created by the terms of the indenture; or (3) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the trust that secure the notes.

    The trust may not engage in any activity other than as specified under "The Issuer" in this prospectus.


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

Modification of the Indenture

  No Consent of Noteholders Required; Rating Agency Confirmation Required

    The trust, the servicer and the indenture trustee may, without the consent of any noteholders, enter into one or more supplemental indentures, upon receiving written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class, for any of the following purposes:

  . to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee's lien under the indenture, or to add to the property pledged to secure the notes;

  . to reflect the agreement of another person to assume the role of the trust;

  . to add to the covenants of the trust, for the benefit of the noteholders, or to surrender any right or power of the trust;

  .   to transfer or pledge any property to the indenture trustee;

  . to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

  . to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, as amended, or any similar federal statute later enacted;

  . to permit the issuance of one or more new series of notes in accordance with the indenture; or

  . to terminate any interest rate swap agreement or other credit enhancement in accordance with the related indenture supplement.

    The trust, the servicer and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture, upon:

  . receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class;

  . receipt of a certificate of an authorized officer of each transferor to the effect that, in the transferor's reasonable belief, the action will not have an Adverse Effect; and

  .   receipt of a tax opinion.

    The trust, the servicer and the indenture trustee may also, without the consent of the noteholders of any series or the series enhancers for any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust"

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under the Internal Revenue Code of 1986, as amended and to avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:

  . delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of each transferor to the effect that the requirements under the indenture applicable to the proposed amendments have been met;

  . receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

  . the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.

  No Noteholder Consent Required; No Rating Agency Consent Required

    The trust, the servicer and the indenture trustee may also, without the consent of any noteholders and without receiving confirmation of its rating from any rating agency but with prior notice to each rating agency, enter into one or more supplemental indentures in order to:

  . cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture;

  . make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture; and

  . prevent the transfer of assets from being treated as a sale for accounting purposes or, if the transferors so determine, to cause the transfer to qualify for sale treatment under generally accepted accounting principles;

in each case, upon receipt of a certificate of an authorized officer of each transferor to the effect that, in the transferor's reasonable belief, the action will not have an Adverse Effect.

  Majority Noteholder Consent Required; Notice to Rating Agencies

    The trust, the servicer and the indenture trustee may otherwise, with prior notice to each rating agency and with the consent of noteholders holding more than 50% of the outstanding principal amount of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture.

  Unanimous Affected Noteholder Consent Required; Notice to Rating Agencies

    The trust, the servicer and the indenture trustee will not, without prior notice to each rating agency and without the consent of each noteholder affected, enter into any supplemental indenture to:

  . change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the

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

      redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

  . impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

  . reduce the percentage of the outstanding principal amount of the notes of any series or all series, whose consent is required for execution of any supplemental indenture or for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

  . reduce the percentage of the outstanding principal amount of the notes required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

  . decrease the percentage of the outstanding principal amount of the notes required to amend the sections of the indenture that specify the percentage of the aggregate principal amount of the notes of a series necessary to amend the indenture or other related agreements;

  . modify any provisions of the indenture regarding the voting of notes held by the trust, any other party obligated on the notes, a transferor, or any of their affiliates; or

  . permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

Annual Compliance Statement

    The trust will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

List of Noteholders

    Upon the issuance of definitive notes, unless otherwise specified in the prospectus supplement, holders of 10% of the outstanding amount of the notes may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders.

Satisfaction and Discharge of Indenture

    An indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.


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Resignation and Removal of the Indenture Trustee

    The indenture trustee may resign at any time, in which event the trust will appoint a successor indenture trustee for your series. The holders of a majority of the outstanding principal amount of the notes may remove the indenture trustee by so notifying the indenture trustee and may appoint a successor indenture trustee. The indenture trustee shall be removed by the trust if the indenture trustee ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or becomes incapable of acting. If the trust removes the indenture trustee, the trust shall then appoint a successor indenture trustee. If an event of default occurs under the indenture and the accompanying prospectus supplement provides that a given class of notes of your series is subordinated to one or more other classes of notes of your series, under the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more of those classes of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any series of notes will not become effective until the successor indenture trustee accepts its appointment for your series.

              Description of the Transfer and Servicing Agreement

General

    On the initial closing date, Conseco Bank and Credit Card Funding Corp. will transfer the existing receivables in a designated portfolio of accounts to the trust under the transfer and servicing agreement. In the transfer and servicing agreement, Conseco Bank will agree to service the receivables for the trust. The following summarizes the material terms of the transfer and servicing agreement. A form of this agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Representations and Warranties of the Transferors

    When the trust issues a new series of notes, each transferor will for itself make several representations and warranties to the trust in the transfer and servicing agreement including the following:

  Regarding No Conflict

  . the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance of notes to which it is a party will not conflict with any law or any other agreement to which the transferor is a party; and


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


  . all required governmental approvals in connection with the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance of notes have been obtained and remain in force and effect.

    If a representation or warranty is breached it may result in a series amortization event for your notes. Unless the prospectus supplement for your series states otherwise, if a representation or warranty made by a transferor in the transfer and servicing agreement is later found to be materially incorrect when made, and:

  . continues to be materially incorrect for 60 days after notice to the affected transferor by the indenture trustee, or to the transferor and the indenture trustee by a noteholder; and

  . as a result an Adverse Effect occurs and continues during the 60-day period,

then the indenture trustee or noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series may give notice to the transferors and the servicer, and to the indenture trustee if given by the noteholders, declaring that a series amortization event has occurred. Declaring an amortization event for your series will, unless the transferor has accepted reassignment of the related receivables, begin early amortization of your series or, if specified in the accompanying prospectus supplement, early accumulation of principal.

  Regarding Enforceability

    Each transferor will make other representations and warranties to the trust in the transfer and servicing agreement including the following:

  . as of the closing date, the transferor is duly incorporated and in good standing and has the authority to consummate the issuance;

  . the transfer and servicing agreement and each other document relating to the issuance to which it is a party constitutes a legal, valid and binding obligation enforceable against the transferor; and

  . the trust has all right, title and interest in the receivables in the trust portfolio or has a first priority perfected security interest in these receivables.

    In the event:

  . any representation or warranty described immediately above is not true and correct in any material respect; and

  . as a result, the interests of noteholders in the receivables in the trust portfolio are materially and adversely affected;

then any of the indenture trustee or noteholders representing 50% or more of the outstanding principal amount of all of the trust's outstanding series may give notice to the affected transferor and the servicer, and to the indenture trustee if given by the noteholders, directing each transferor which is in breach to accept reassignment of the portion of the trust portfolio which was transferred by that transferor and to pay into the trust's collection account a cash

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deposit equal to that transferor's portion of the sum of the amounts specified with respect to each outstanding series in the related indenture supplement. However, no reassignment will be required if:

  . within 60 days, or up to 120 days if specified in the notice, the transferor cures the breach and any material adverse effect caused by the breach; or

  . on any day within the applicable 60-day to 120-day period the relevant representation and warranty is then true and correct in all material respects and the transferor delivers to the indenture trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.

    Reassignment of the required portion of the trust portfolio and the transferor's obligation to make the cash deposit in the trust's collection account are the only remedies to any breach of the representations and warranties described above.

  Regarding the Accounts and the Receivables

    The transferors make representations and warranties in the transfer and servicing agreement concerning the accounts and the receivables in the trust portfolio. Only eligible accounts can be designated as accounts for the trust portfolio. We can give you no assurance that eligible accounts will remain eligible once added to the trust.

    The transferors also represent that each receivable in the trust portfolio is an eligible receivable when created. If it is found that a receivable in the trust portfolio was not an eligible receivable when created, and, as a result, the interests of noteholders in any receivable in the trust portfolio are materially and adversely affected, the transferor that transferred such receivable must accept reassignment of all receivables in the affected account. However, such transferor will have 60 days, or up to 120 days if agreed to by the indenture trustee and the servicer, from the earlier to occur of discovery of the breach by such transferor or receipt by the transferor of written notice of the breach given by the owner trustee, the indenture trustee or the servicer, to cure the ineligibility before reassignment is required.

    A transferor will accept reassignment of an ineligible receivable by directing the servicer to deduct the principal amount of the ineligible receivable from the transferors' interest. If this would reduce the transferors' interest below the required transferor amount, the transferors will make a cash deposit in the trust's special funding account in the amount by which the transferors' interest would have been reduced below the required transferor amount. Any deduction or deposit is considered a repayment in full of the ineligible receivable. The obligation of the transferring transferor to accept reassignment of any ineligible receivable is the only remedy for any breach of a representation concerning eligibility of receivables.

    The indenture trustee is not required to make periodic examinations of receivables in the trust portfolio or any records relating to them. However, the servicer will deliver to the indenture trustee once each year an opinion of counsel affirming, among other things, that no

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further action is necessary to maintain the trust's perfected security interest in the receivables.

  Additional Representations and Warranties in the Prospectus Supplement

    The accompanying prospectus supplement may specify additional representations and warranties made by the transferors when your notes are issued.

Additional Transferors

    Conseco Bank may, from time to time, designate another entity or entities as additional transferors under the transfer and servicing agreement. In connection with this designation, if the transferors' interest is then represented by a certificate, the then existing transferors will exchange the transferors' certificate for a newly issued transferors' certificate modified to reflect the additional transferor. The transfer and servicing agreement may be amended to permit the designation of these additional transferors and the exchange of the transferor certificate without noteholder consent if written confirmation is received from each rating agency that the additional transferor will not result in a reduction or withdrawal of any outstanding rating.

Eligible Accounts

    An "eligible account" means, as of the initial cut-off date, or with respect to additional accounts, as of their cut-off date, each private label credit account owned by Conseco Bank, Green Tree Bank, Conseco Finance Servicing Corp. or other account owner:

  . which is in existence and maintained by Conseco Bank, Green Tree Bank, Conseco Finance Servicing Corp. or other account owner, as applicable;

  .   which is payable in United States dollars;

  . the obligor of which has provided, as his or her most recent billing address, an address located in the United States or its territories, possessions or military bases; provided, however, that as of any date of determination, up to 2% of the accounts (calculated by number of accounts) may have account obligors who have provided as their billing addresses, addresses located outside of such jurisdictions;

  . except as described in the following paragraph, has an obligor who has not been identified by the servicer in its computer files as currently being involved in a bankruptcy proceeding;

  . which has not been classified as an account with respect to which the related card, if any, has been lost or stolen or the related account number has been stolen;

  . which has not been sold or pledged to any other party except for any sale to the trust or to a transferor pursuant to a receivables purchase agreement;

  . except as described in the following paragraph, does not have any receivables that are defaulted receivables; and

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  .   which does not have any receivables that have been identified by the servicer or the relevant obligor as having been incurred as a result of fraudulent use of any related credit card, if any, or related account number.

    Eligible accounts may include accounts, the receivables of which have been charged off, or with respect to which the servicer believes the related obligor is bankrupt, in each case as of the initial cut-off date, with respect to the initial accounts, and as of the related additional cut-off date, with respect to additional accounts; provided, that (a) the balance of all receivables included in these accounts is reflected on the books and records of the servicer, the appropriate transferor and the account owner and is treated for purposes of the transfer and servicing agreement as "zero" and (b) borrowing and charging privileges with respect to all these accounts have been canceled in accordance with the relevant credit guidelines.

    Under the transfer and servicing agreement, the definition of eligible account may be changed by amendment to the agreement without the consent of the noteholders if a transferor delivers to the indenture trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the transferor, the amendment will not have an Adverse Effect, and deliver to the indenture trustee evidence that the amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the trust.

Eligible Receivables

    An "eligible receivable" means each receivable:

  .   which has arisen in an eligible account;

  . which was created in compliance, in all material respects, with all requirements of law applicable to the institution that owned the receivable at the time of its creation, and under the terms of a cardholder or other credit agreement which complies in all material respects with all requirements of law applicable to Conseco Bank, Green Tree Bank or Conseco Finance Servicing Corp. or other account owner, as applicable;

  . with respect to which all material consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of the receivable or the execution, delivery and performance by Conseco Bank, Green Tree Bank or Conseco Finance Servicing Corp. or other account owner or transferor, as applicable, of the related credit agreement have been duly obtained or given and are in full force and effect;

  . as to which, at the time of its transfer to the trust, a transferor or the trust has good title, free and clear of all liens and security interests arising under or through the transferor, other than some tax liens for taxes not then due or which a transferor is contesting;

  . which has been the subject of either a valid transfer and assignment from a transferor to the trust of all of the transferor's right, title and interest in the

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

      receivable, including any proceeds of the receivable, or the grant of a first priority perfected security interest in the receivable, and in the proceeds of the receivable, effective until the termination of the trust;

  . which is the legal, valid and binding payment obligation of the obligor under the receivable, legally enforceable against that obligor in accordance with its terms, subject to some bankruptcy-related exceptions;

  . which, at the time of transfer to the trust, has not been waived or modified except as permitted under the customary policies and procedures, as amended from time to time, of Conseco Bank, Green Tree Bank, Conseco Finance Servicing Corp. or other account owner or transferor, as applicable, and then only if the waiver or modification is reflected in the servicer's computer file of revolving credit accounts;

  . which, at the time of transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or any other defense, including defenses arising out of violations of usury laws, of the obligor, other than defenses arising out of bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general;

  . which, at the time of transfer to the trust, Conseco Bank, Green Tree Bank, Conseco Finance Servicing Corp. or other account owner or transferor, as applicable, has satisfied all of its obligations required to be satisfied by that time;

  . which, at the time of transfer to the trust, none of the transferors, Conseco Bank, Green Tree Bank, Conseco Finance Servicing Corp. or any other account owner or transferor, as applicable, has taken any action, or omitted to take any action, that would impair the rights of the trust or the noteholders; and

  . which constitutes an "account" or "general intangible" or "chattel paper" under Article 9 of the UCC as then in effect in the States of South Dakota, Utah and Minnesota with respect to those accounts originated by Green Tree Bank and in the State of Utah with respect to those accounts originated by Conseco Bank or any other state where the filing of a financing statement is required to perfect the trust's interest in the receivables and the proceeds of those receivables.

Addition of Trust Assets

    As described above under "The Trust Portfolio," each transferor will have the right to designate, from time to time, additional accounts to be included as accounts for the trust. In addition, the transferor will be required to designate additional accounts under the circumstances described in this section. Each transferor will convey to the trust its interest in all receivables of those additional accounts, whether the receivables are then existing or subsequently created.

    Each additional account will be selectively or randomly chosen from eligible accounts in the Conseco private label credit card portfolio. However, additional accounts may not be of the same credit quality as the initial accounts, may not be established under the same

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merchant or dealer programs as the initial accounts and may not related to the same industries as the initial accounts. Additional accounts may have been originated by Conseco Bank, Green Tree Bank, Conseco Finance Servicing Corp., or other account owner, as applicable, using credit criteria different from those which were applied to the initial accounts or may have been acquired from an institution which may have had different credit criteria.

    The transferors are also permitted to add, from time to time, participations and related collections to the trust. These participations shall represent undivided interests in a pool of assets primarily consisting of credit card receivables and any interests in any of the foregoing. Participations may be issued under separate agreements that are similar to the agreements governing the issuance of the notes and that entitle the holder of the participation to receive percentages of collections generated by the pool of assets supporting the participation. Participations may have their own credit enhancement, amortization events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under these participation agreements and may be different from those specified in this prospectus. The rights and remedies of the trust as the holder of a participation, and, therefore, the noteholders, will be subject to all the terms and provisions of those participation agreements.

  Required Additions

    If, on any determination date, as of the close of business on the last day of the prior monthly period, either the transferor amount is less than the required transferor amount or the amount of principal receivables in the trust is less than the required minimum principal balance, the transferors will be required to add eligible accounts to the trust by the 10th business day following the determination date unless, prior to the 10th business day, the amount of principal receivables exceeds the required minimum principal balance. The transferors shall be required to add sufficient eligible accounts so that giving effect to such addition, the amount of the principal receivables is at least equal to the required minimum principal balance.

    The transferors are permitted in lieu of or in addition to causing the designation of additional accounts to satisfy the requirements of the trust, to add participation interests.

    When a transferor or transferors, as applicable, transfer receivables in additional accounts or participations, except under the automatic account addition provision described below under the heading "--Automatic Account Additions," they must satisfy several conditions, including, as applicable:

  . a transferor or transferors, as applicable, must deliver to the indenture trustee, the servicer and each rating agency notice, unless the notice requirement is waived, that the addition of accounts or participation interests is to occur;

  . as of the applicable cut-off date, the accounts must be eligible accounts;

  . as of the required delivery date, the transferor or transferors, as applicable, must deliver to the indenture trustee evidence that the trust's interest in the receivables in such accounts has been perfected and a schedule of such additional accounts;


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


  . to the extent required by the indenture, the transferor or transferors, as applicable, must have deposited into the collection account all collections with respect to such accounts as of the cut-off date;

  . as of the cut-off date and the addition date, no insolvency event with respect to any account owner of any of the accounts or participation interests to be added or with respect to any transferor transferring receivables or participation interests on such date shall have occurred nor shall the addition have been made in contemplation of the occurrence thereof;

  . solely for additional accounts added at the option of the transferors and not for required account additions and for all additions of participation interests, the transferors must have received evidence from the rating agencies to the effect that the addition will not cause the withdrawal or reduction of the ratings then assigned to any class or series of notes;

  . the addition must not result in an Adverse Effect and the transferors or the applicable transferor must deliver a certificate stating that the transferors or transferor, as applicable, reasonably believe that the addition will not have an Adverse Effect;

  . the transferor or transferors, as applicable, must deliver to the indenture trustee and the rating agencies an opinion of counsel relating to the perfection of the security interest in the receivables in the additional accounts; and

  . solely for additional accounts that have a fixed payment schedule, the aggregate amount of principal receivables existing in accounts with a fixed payment schedule must not exceed 30% of the total amount of principal receivables owned by the trust after such addition; provided, however, this percentage may be increased if the increase does not cause a withdrawal or downgrade of any rating of a series or class of notes.

  Automatic Account Additions

    The transferors are also permitted to designate, from time to time, additional accounts to be included as accounts for the trust without being required to comply with all of the conditions described in the preceding section. These additions are referred to as automatic account additions. When we transfer receivables in additional accounts in an automatic account addition, we will be required to comply with all of the conditions described in the prior section except that:

  . we will not be required to deliver an opinion of counsel with each addition; and

  . we will not be required to obtain confirmation from the rating agencies that the addition will not cause a reduction or withdrawal of any outstanding rating.

    In addition, we can only add automatic account additions if the number of automatic additional accounts designated with respect to any of the three consecutive monthly periods commencing in January, April, July and October of each calendar year did not exceed 15% of the number of accounts as of the first day of the calendar year during which such monthly

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


periods commence (or the initial cut-off date, in the case of 2001) and the number of automatic additional accounts designated during any such calendar year did not exceed 20% of the number of accounts as of the first day of such calendar year (or the initial cut-off date, in the case of 2001); provided, however, automatic additional accounts may be designated in excess of such 15% and 20% limitations if each rating agency then rating the notes shall have notified the transferors, the servicer and the indenture trustee in writing that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding series or class.

    If we add accounts under the automatic account addition provisions, we will be required to obtain an opinion of counsel concerning the perfection of the security interest in the receivables in the additional accounts at the end of each calendar quarter in which such an addition occurred.

Removal of Trust Assets

    On any day of any monthly period, each transferor has the right to remove any accounts and any participations from the trust and to require the indenture trustee to transfer all receivables in the removed accounts and to transfer the removed participations back to the transferor, whether the receivables already exist or arise after the designation. As long as the removal of accounts satisfies the conditions listed below, the removed accounts may, individually or in the aggregate, be of higher credit quality than the accounts that remain in the trust. The removal of accounts from the trust will reduce the transferors' interest. A transferor's rights to remove accounts or participation interests are subject to satisfaction of several conditions, including:

  . written notice to the indenture trustee, the servicer, each rating agency and each series enhancer;

  . delivery to the trust for execution a written reassignment of receivables in the removed accounts and removed participations to the transferor or its designee;

  . delivery on the required delivery date to the trust of a computer file or microfiche list with an accurate list of all removed accounts;

  . written confirmation from each rating agency that the removal will not result in the reduction or withdrawal of its rating of any outstanding series or class;

  . delivery to the indenture trustee of a certificate of an authorized officer to the effect that, in the transferor's reasonable belief:

     .   the removal will not have an Adverse Effect; and

     . the accounts to be removed were not chosen through a selection process believed to be materially adverse to the interests of the noteholders; and

  . any other conditions specified in the accompanying prospectus supplement.

    The conditions described above relating to rating agency confirmation and the delivery of an officer's certificate will not apply if the removed accounts are zero balance accounts or

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the transferor is purchasing receivables in accounts designated for re-purchase by a merchant upon termination of its agreement with Conseco Bank or other account owner, as applicable.

    In addition, any receivable that becomes a defaulted receivable will be automatically removed from the trust and will be transferred to the transferor that transferred such receivable to the trust without any further action or consideration by the indenture trustee, provided that recoveries with respect to those accounts will be applied as collections of finance charge receivables.

Discount Option

    The transferors have the option, which will be exercised as of the initial cut-off date, to reclassify a percentage, called the discount percentage, of principal receivables in the trust portfolio as finance charge receivables. This option is referred to as the discount option. The principal receivables that are reclassified as finance charge receivables are referred to as discount option receivables. Exercise of the discount option will result in a smaller amount of principal receivables being included in the trust and it will result in a larger amount of collections of finance charge receivables. By exercising the discount option, the transferors increase the portfolio yield. This reduces the likelihood that an amortization event will occur as a result of an insufficient portfolio yield and, at the same time, will increase the likelihood that the transferors will have to add principal receivables to the trust.

    Collections of discount option receivables will be considered collections of finance charge receivables in the trust portfolio and allocated with all other collections of finance charge receivables in the trust portfolio.

    The transferors may increase, reduce or withdraw the discount percentage, at any time and from time to time. To increase, reduce or withdraw the discount option, the transferors must satisfy the conditions in the transfer and servicing agreement. Those conditions include receipt of certificates of an authorized officer of each transferor to the effect that, in the transferor's reasonable belief, the action will not have an Adverse Effect and receipt of written confirmation from each rating agency that a change in the discount percentage will not result in a reduction or withdrawal of its rating of any outstanding series or class.

Servicing Compensation and Payment of Expenses

    For each series of notes, the servicer will be responsible for servicing and administering the receivables in accordance with the servicer's policies and procedures for servicing revolving credit receivables comparable to the receivables.

    The servicer receives a fee for its servicing activities and reimbursement of expenses incurred in administering the trust. This servicing fee accrues for each outstanding series in the amounts and is calculated on the balances set forth in the related prospectus supplement. Each series' servicing fee is payable each period from collections of finance charge

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receivables allocated to the series. Neither the trust nor the noteholders are responsible for any servicing fee allocable to the transferors' interest.

Matters Regarding the Servicer and the Transferors

    The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except:

  . upon a determination that performance of its duties is no longer permissible under applicable law and there is no reasonable action which the servicer could take to make the performance of its duties permissible under applicable law; or

  . upon assumption of its obligations and duties by one of its affiliates or by appointment of any other eligible successor if written confirmation is received from each rating agency that the appointment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

    If within 120 days of the determination that the servicer is no longer permitted to act as servicer and the indenture trustee is unable to appoint a successor, the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.

    The servicer may not resign until the indenture trustee or another successor has assumed the servicer's obligations and duties. Conseco Bank is permitted to assign part or all of its obligations and duties as servicer to one of its affiliates if it guarantees its affiliates performance. Conseco Bank is also permitted to and expects to service the receivables originated by Green Tree Bank through a subservicing arrangement with Green Tree Bank and may, at its option, enter into other subservicing arrangements with other affiliates of Conseco Bank. These subservicing arrangements are not considered an assignment of Conseco Bank's obligations and duties.

    The servicer will indemnify the trust, the owner trustee and the indenture trustee for any losses suffered as a result of its actions or omissions as servicer or the administration by the owner trustee of the trust, except in each case, for losses resulting from the negligence or willful misconduct of the owner trustee or the indenture trustee, as applicable.

    Neither the servicer nor any of its directors, officers, employees or agents will be under any other liability to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement. In addition, the transfer and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the transfer and servicing agreement and which in its opinion may expose it to any expense or liability.


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    Each transferor will be severally, but not jointly, liable for all of its obligations, covenants, representations and warranties under the transfer and servicing agreement. No transferor nor any of its directors, managers, officers, employees, incorporators or agents will be liable to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement.

    The trust agreement provides that a transferor may transfer all or a portion of its interest in the transferors' interest and if the transferors' interest is then represented by a certificate, the transferor shall cause a supplemental certificate to be issued to the transferee. Before the transferors may transfer all or a fraction of the transferors' interest, the following must occur:

  .   notice of the transfer to each rating agency; and

  . delivery to the owner trustee and the indenture trustee of an executed supplement to the trust agreement.

    If all or a fraction of the transferors' interest has been transferred to an entity other than a transferor, that interest may not be further transferred unless a tax opinion is delivered to the trust and the indenture trustee regarding the subsequent transfer.

    Each transferor or the servicer may consolidate with, merge into, or sell its business to, another entity, in accordance with the transfer and servicing agreement and the surviving entity will be the successor to such transferor or servicer, as the case may be, on the following conditions:

  . execution of an agreement relating to the succession that supplements the transfer and servicing agreement;

  . in the case of a succession relating to a transferor, delivery to the trust and the indenture trustee of a certificate of an authorized officer of such transferor and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement and the validity and enforceability of the supplemental agreement, and written confirmation from each rating agency that the succession will not result in a reduction or withdrawal of its rating of any outstanding series or class;

  . in the case of a succession relating to the servicer, delivery to the trust and the indenture trustee of a certificate of an authorized officer of the servicer and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement, notification of the succession to each rating agency, and that the successor is eligible to act as servicer; and

  . receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class.


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Servicer Default

    The transfer and servicing agreement specifies the duties and obligations of the servicer. A failure by the servicer to perform its duties or fulfill its obligations can result in a servicer default.

    A "servicer default" includes each of the following:

  (1) failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to do so, on the required date under the transfer and servicing agreement, the indenture or any indenture supplement or within the applicable grace period not exceeding five business days;

  (2) failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements if the failure:

     (a)  has an Adverse Effect; and

     (b) continues unremedied for a period of 60 days after written notice to the servicer by the owner trustee or the indenture trustee, or the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the outstanding principal amount of all of the trust's outstanding series or, where the servicer's failure does not relate to all series, 10% or more of the outstanding principal amount of all series affected; or the assignment or the delegation by the servicer of its duties, except as specifically permitted under the transfer and servicing agreement; or

  (3) any representation, warranty or certification made by the servicer in the transfer and servicing agreement, or in any certificate delivered as required by the transfer and servicing agreement, proves to have been incorrect when made if it:

     (a)  has an Adverse Effect; and

     (b) continues to be incorrect and to materially adversely affect those noteholders for a period of 60 days after written notice to the servicer by the owner trustee or the indenture trustee, or the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the outstanding principal amount of all notes or, where the servicer's inaccuracy does not relate to all series, 10% or more of the outstanding principal amount of all series affected; or

  (4) specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer.

    A delay in or failure of performance referred to in clause (1) above for a period of 10 business days after the applicable grace period, or referred to under clause (2) or (3) for a period of 60 business days after the applicable grace period, will not constitute a servicer default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer shall not be relieved

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


from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the transfer and servicing agreement and the servicer must provide the indenture trustee, the trust, each transferor and any series enhancer with an officer's certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations.

    If a servicer default occurs, for as long as it has not been remedied, the indenture trustee or noteholders representing a majority of the outstanding principal amount of all of notes outstanding may give a notice to the servicer and the trust, and to the indenture trustee if given by the noteholders, terminating all of the rights and obligations of the servicer under the transfer and servicing agreement and the indenture trustee may appoint a new servicer. The indenture trustee will as promptly as possible appoint an eligible successor to the servicer. If no successor has been appointed or has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor. If the indenture trustee is unable to obtain bids from eligible servicers and the servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the servicer default which gave rise to a transfer of servicing, and if the indenture trustee is legally unable to act as successor, then the indenture trustee will give the transferors a right of first refusal to purchase the trust assets on the distribution date in the next calendar month at a price equal to the sum of the amounts specified for each series outstanding in the related indenture supplement.

    The rights and obligations of the transferors will be unaffected by any change in servicer.

    In the event of the bankruptcy of the servicer, the bankruptcy court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.

    The transfer and servicing agreement provides that if within 60 days of receipt of a termination notice the indenture trustee does not receive any bids from eligible servicers to act as a successor servicer and receives a certificate from the servicer to the effect that the servicer cannot in good faith cure the servicer default, then the indenture trustee shall grant a right of first refusal to the transferors to acquire the notes on the payment date in the next calendar month.

    The price for the notes will be equal to the sum of the amounts specified therefor with respect to each outstanding series in the related indenture supplement. If the transferors exercise such right of first refusal, the transferors shall deposit the price into the collection account on that payment date in immediately available funds. The price shall be allocated and distributed to noteholders in accordance with the terms of the indenture and each indenture supplement.

Evidence of Compliance

    The transfer and servicing agreement provides that on or before March 31 of each calendar year, commencing March 31, 2002, the servicer will have a firm of independent certified public accountants furnish a report showing that, for the prior calendar year:

  . based upon the performance of agreed upon procedures, nothing has come to their attention to cause them to believe that the servicing was not conducted in compliance with the terms and conditions of the transfer and servicing agreement and the indenture except for exceptions stated; and

  . based upon the application of certain agreed upon procedures, the accounting firm has compared amounts set forth in the periodic reports prepared by the servicer for the prior calendar year with the servicer's computer reports and that, in the accounting firm's opinion, the amounts are in agreement, except for any discrepancies disclosed.

    The transfer and servicing agreement also provides that by March 31 of each calendar year, commencing March 31, 2002, the servicer will deliver to the owner trustee, the indenture trustee and each rating agency a certificate of an authorized officer to the effect that the servicer has fully performed its obligations under the transfer and servicing agreement during the preceding year, or, if there has been a default in the performance of any of its obligations, specifying the nature and status of default.

Assumption of a Transferor's Obligations

    Notwithstanding other restrictions on the transfer of all or substantially all of its assets, a transferor may transfer its interest in the accounts which have been designated to the trust and its interest in the receivables in the trust which may include all, but not less than all, of the transferor's accounts designated to the trust and the transferor's interest in the receivables in the accounts and the transferor's interest in the receivables in the trust and that transferor's share of the transferor amount, collectively referred to as the assigned assets, together with all servicing functions, if any, and other obligations under the transfer and servicing agreement or relating to the transactions contemplated thereby, collectively referred to as the assumed obligations, to another entity. The entity to which the assignment is made is called the assuming entity, and may be an entity that is not affiliated with the transferor. Each transferor is permitted to assign, convey and transfer assigned assets and assumed obligations to the assuming entity without the consent or approval of the holders of any outstanding notes if the following conditions, among others, are satisfied:

  (1) the assuming entity, the transferor and the trust shall have entered into an assumption agreement providing for the assuming entity to assume the assumed obligations, including the obligation under the transfer and servicing agreement to transfer the transferor's interest in the receivables arising under the accounts and the receivables arising under any additional accounts to the trust;

  (2) all UCC filings required to perfect the interest of the trust and the indenture trustee in the receivables arising under those accounts shall have been duly made and

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


      copies of all UCC filings shall have been delivered by each transferor to the trust and the indenture trustee;

  (3) if the assuming entity shall be eligible to be a debtor in a case under the bankruptcy code, that transferor shall have delivered to the rating agencies, with a copy to the servicer and the indenture trustee, notice of the transfer and assumption, and that each rating agency that has rated an outstanding series of notes confirm in writing that the transfer will not result in a reduction or withdrawal of its rating of any class of any outstanding series of notes or, if the assuming entity shall not be eligible to be a debtor under the bankruptcy code, that transferor shall have delivered to the rating agencies notice of the transfer and assumption;

  (4) the trust and the indenture trustee shall have received an opinion of counsel to the effect that

     (a) the transfer of the receivables by the assuming entity shall constitute either a sale of, or the granting of a security interest in, the receivables by the assuming entity to the trust,

     (b) the condition specified in clause (2) shall have been satisfied, and

     (c) if the assuming entity shall be subject to the FDIA, the interest of the trust in the receivables should not be subject to avoidance by the FDIC if the FDIC were to become the receiver or conservator of the assuming entity;

  (5) the transferor shall have received notice from each rating agency then rating any outstanding notes that the transfer will result in a reduction or withdrawal of any existing rating for any series or class; and

  (6)  the indenture trustee shall have received a tax opinion.

    The transferor, the assuming entity and the trust may enter into amendments to permit the transfer and assumption described above without the consent of the holders of any outstanding notes. After any permitted transfer and assumption, the assuming entity will be considered to be a "transferor" for all purposes hereof, and that transferor will have no further liability or obligation under the transfer and servicing agreement other than those liabilities that arose prior to that transfer.

Amendments

    The transfer and servicing agreement may be amended by the transferors, the servicer and the trust, without the consent of the indenture trustee or the noteholders of any series, on the following conditions:

  . the transferors deliver to the trust and the indenture trustee a certificate of an authorized officer stating that, in the transferors' reasonable belief, the amendment will not have an Adverse Effect; and

  . written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

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


    The transfer and servicing agreement may also be amended by the servicer, the transferors and the trust, without the consent of any noteholders but with prior notice to each rating agency, in order to (a) cure any ambiguity, to correct or supplement any provision in the transfer and servicing agreement or in any amendment to the transfer and servicing agreement that may be inconsistent with any other provision in the transfer and servicing agreement or in any amendment to the transfer and servicing agreement, (b) make any other provisions with respect to matters or questions arising under the transfer and servicing agreement or in any amendment to the transfer and servicing agreement or (c) prevent the transfer of assets from being treated as a sale for accounting purposes or, if the transferors so determine, to cause the transfer to qualify for sale treatment under generally accepted accounting principles, upon receipt of a certificate of an authorized officer of Conseco Bank and Credit Card Funding Corp. to the effect that, in Conseco Bank's and Credit Card Funding Corp.'s reasonable belief, the action will not have an Adverse Effect and in the case of (c), the receipt of a tax opinion.

    The transfer and servicing agreement may also be amended by the servicer and the trust at the direction of Conseco Bank and Credit Card Funding Corp., without the consent of the indenture trustee, the noteholders of any series or the series enhancers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to

  (1) qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code of 1986, as amended and

  (2) avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:

     . delivery to the trust and the indenture trustee of a certificate of an authorized officer of Conseco Bank and Credit Card Funding Corp. to the effect that the requirements under the transfer and servicing agreement applicable to the proposed amendments have been met;

     . receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

     . the amendment must not affect the rights, duties or obligations of the indenture trustee or the trust under the transfer and servicing agreement.

    The amendments which Conseco Bank and Credit Card Funding Corp. may make without the consent of the noteholders of any series or the series enhancers for any series in accordance with the preceding paragraph may include, without limitation, the addition of a sale of receivables in the trust portfolio.

    The transfer and servicing agreement may also be amended by the transferors, the servicer and the trust with the consent of noteholders representing at least 66 2/3% of the outstanding principal amount of the notes of all series adversely affected by the amendment. Even with consent, no amendment may occur if it:

  (1)  reduces the amount of, or delays the timing of:

     (a) any distributions to be made to noteholders of any series; however, changes in amortization events that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause;

     (b)  deposits of amounts to be distributed; or

     (c) the amount available under any series enhancement, without the consent of each affected noteholder;

  (2) changes the definition of or the manner of calculating the interests of any noteholder, without the consent of each affected noteholder;

  (3) reduces the percentage of the outstanding principal amount of the notes required to consent to any amendment, without the consent of each affected noteholder; or

  (4) adversely affects the rating of any series or class by any rating agency, without the consent of noteholders representing at least 66 2/3% of the outstanding principal amount of the notes of each affected series or class.

               Description of the Receivables Purchase Agreements

    Green Tree Bank and Conseco Bank have entered into a receivables purchase agreement pursuant to which Green Tree Bank has sold and will continue to sell receivables to Conseco Bank. Conseco Bank will transfer to the trust under the transfer and servicing agreement substantially all of the receivables purchased from Green Tree Bank.

    In addition, Conseco Bank also entered into a receivables purchase agreement with Conseco Finance Servicing Corp. Under this agreement, Conseco Bank has sold and will continue to sell receivables in specific accounts to Conseco Finance Servicing Corp.

    Conseco Finance Servicing Corp. will, on the date of issuance of the first series of notes under the indenture, enter into a receivables purchase agreement with Credit Card Funding Corp. Under that agreement, Conseco Finance Servicing Corp. will transfer to Credit Card Funding Corp. receivables purchased from Conseco Bank as described in the preceding paragraph and receivables originated by Conseco Finance Servicing Corp. under a limited number of contractor and commercial accounts. Credit Card Funding Corp. will transfer to the trust under the transfer and servicing agreement the receivables received from Conseco Finance Servicing Corp.

Sale from Green Tree Bank to Conseco Bank

    Green Tree Bank and Conseco Bank have entered into a receivables purchase agreement pursuant to which Green Tree Bank has designated to Conseco Bank credit accounts and sold to Conseco Bank all receivables existing or arising in those accounts. Green Tree Bank may, under the terms of the receivables purchase agreement, designate additional accounts and sell the receivables in those accounts to Conseco Bank. In addition to the receivables existing and arising in the designated accounts, Green Tree Bank has sold to Conseco Bank, all of Green Tree Bank's right, title and interest in the merchant termination payments, if any, paid or due with respect to the purchase by a merchant or its designee, of receivables which Green Tree Bank has sold to Conseco Bank.

    The purchase price for the receivables sold on an ongoing basis under the agreement between Green Tree Retail Bank and Conseco Bank is to be paid within 20 days after the end of the month in which the receivables are conveyed to Conseco Bank and is to be in the amount of 100% of the aggregate balance of the principal receivables conveyed, as adjusted to reflect such factors as Green Tree Bank and Conseco Bank mutually agree will result in a purchase price equal to the fair market value of the receivables.

    The agreement states that following the sale of the receivables, Green Tree Bank will remain the owner of the accounts and Conseco Bank will be the servicer of the accounts, but Conseco Bank shall be entitled to enter into subservicing arrangements with Green Tree Bank or an affiliate of Conseco Bank and that Green Tree Bank may, in turn, contract with third parties, including affiliates, to perform the subservicing functions. Conseco Bank agrees to pay a servicing fee to Green Tree Bank for subservicing the accounts.

    Green Tree Bank makes representations and warranties concerning itself as well as concerning the receivables. However, Green Tree Bank is not obligated to repurchase any of the receivables in the event of a breach of representations or warranties or for any other reason.

    If an event of bankruptcy or insolvency occurs concerning Green Tree Bank, it will stop transferring principal receivables to Conseco Bank.

Sale from Conseco Bank to Conseco Finance Servicing Corp.

    Conseco Bank and Conseco Finance Servicing Corp. have entered into an agreement relating to the sale on an ongoing basis by Conseco Bank to Conseco Finance Servicing Corp. of receivables arising in specific accounts owned by Conseco Bank. The accounts are private label credit card accounts or open end credit accounts which have been used by the obligor to purchase goods from a merchant for whom any affiliate or parent of Conseco Bank has provided floorplan financing.

    Conseco Bank sells the receivables without recourse to Conseco Finance Servicing Corp. on each day an account is created to finance merchandise which was under floorplan financing from a Conseco entity, on each day a purchase is made through the account and on each day that new receivables are otherwise created in the account.

    The purchase price for the receivables is payable on the date the account is created, a purchase is made through the account or otherwise when new receivables are created. The purchase price is 100% of the receivables sold plus a premium which may be adjusted from time to time.

    Conseco Bank remains the owner of the accounts and the servicer of the accounts. Conseco Finance Servicing Corp. agrees to pay a servicing fee to Conseco Bank for

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


servicing the accounts. Conseco Bank may contract with third parties, including its affiliates, to perform the servicing functions.

    In addition, Conseco Bank will transfer to Conseco Finance Servicing Corp. all of Conseco Bank's right, title and interest in the merchant termination payments, if any, paid or due with respect to the purchase by a merchant or its designee of receivables which Conseco Bank has sold to Conseco Finance Servicing Corp.

    Conseco Bank makes representations and warranties concerning itself as well as concerning the receivables transferred. However, Conseco Bank is not obligated to repurchase any of the receivables in the event of a breach of the representations or warranties or for any other reason.

    If an event of bankruptcy or insolvency occurs concerning Conseco Bank, it will stop transferring principal receivables to Conseco Finance Servicing Corp.

    The agreement may be terminated at any time by either party upon 30 days' notice.

Sale from Conseco Finance Servicing Corp. to Credit Card Funding Corp.

    Under a receivables purchase agreement between Conseco Finance Servicing Corp. and Credit Card Funding Corp., Conseco Finance Servicing Corp. sells receivables to Credit Card Funding Corp.

    In addition to the receivables, Conseco Finance Servicing Corp. sells to Credit Card Funding Corp. all of Conseco Finance Servicing Corp.'s right, title and interest in the merchant termination payments, if any, paid or due with respect to the purchase by a merchant or its designee, of receivables which have been sold under the agreement.

    The purchase price for the receivables is 100% of the aggregate balance of principal receivables transferred, as adjusted to reflect such factors as Conseco Finance Servicing Corp. and Credit Card Funding Corp. mutually agree will result in a purchase price determined to be the fair market value of the receivables.

    Conseco Finance Servicing Corp. represents and warrants in the receivables purchase agreement that, among other things,

  (i) as of the cut-off date for the accounts designated at the time of issuance of the initial series of notes and as of the related cut-off date with respect to accounts designated at a later time, the list delivered to Credit Card Funding Corp. is an accurate and complete listing in all material respects of all the accounts the receivables in which were transferred under the agreement;

  (ii) each receivable has been conveyed free and clear of any encumbrance;

  (iii) all required authorizations, consents, orders or approvals of or registrations with any governmental authority required in connection with the conveyance of the receivables to Credit Card Funding Corp. have been obtained and are in full force and effect;

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


  (iv) the transfer constitutes a valid sale, transfer and assignment of the receivables or a grant of a first priority perfected security interest in the receivables;

  (v) on the cut-off date for the initial accounts designated under the agreement and the cut-off date for each addition of accounts under the agreement, each account to which such cut-off date applies is an eligible account;


  (vi) as of the date of the creation of any new receivable in any account designated under the receivables purchase agreement, that receivable is an eligible receivable; and

  (vii) no selection procedures believed by Conseco Finance Servicing Corp. to be materially adverse to the interests of the noteholders were used in selecting the accounts.

    In the event any representation or warranty is not true and correct in any material respect with respect to any receivable or the related account and as a result of such breach Credit Card Funding Corp. is required to accept reassignment of receivables pursuant to the transfer and servicing agreement, Conseco Finance Servicing Corp. shall accept reassignment of those ineligible receivables and pay Credit Card Funding Corp. for those ineligible receivables.


    If a bankruptcy or insolvency event occurs concerning Conseco Finance Servicing Corp., then Conseco Finance Servicing Corp. will stop transferring principal receivables to Credit Card Funding Corp.

                                  Note Ratings

    Any rating of the notes by a rating agency will indicate:

  . its view on the likelihood that noteholders will receive required interest and principal payments; and

  . its evaluation of the receivables and the availability of any credit enhancement for the notes.

    Among the things a rating will not indicate are:

  . the likelihood that interest or principal payments will be paid on a scheduled date;

  .   the likelihood that an amortization event will occur;

  . the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

  .   the marketability of the notes;

  .   the market price of the notes; or

  .   whether the notes are an appropriate investment for any purchaser.

    A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

    The transferors will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so, that a rating could be lower than any rating assigned by a rating agency chosen by the transferor.

                   Material Legal Aspects of the Receivables

Certain Matters Relating to the Transfer of the Receivables

    Each of Green Tree Bank and Conseco Finance Servicing Corp. will represent and warrant that its transfer of receivables is an absolute sale of all of those receivables. In addition, Conseco Bank will represent and warrant that its transfer of receivables to Conseco Finance Servicing Corp. is an absolute sale of those receivables. Each of Conseco Bank and Credit Card Funding Corp. will represent and warrant that its transfer of receivables to the trust is either (1) an absolute sale of those receivables or (2) the grant of a security interest in those receivables. For a description of the trust's rights if these representations and warranties are not true, see "Description of the Transfer and Servicing Agreement--Representations and Warranties of the Transferors."

    Each of Green Tree Bank, Conseco Bank, Conseco Finance Servicing Corp., and Credit Card Funding Corp. will take steps under the UCC to perfect its transferee's interest in the receivables. The UCC, however, may not govern these transfers, and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

    Each of Green Tree Bank, Conseco Bank, Conseco Finance Servicing Corp., and Credit Card Funding Corp. will represent, warrant, and covenant that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity, except the indenture trustee. If this is not true, the trust's interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,

  . a prior or subsequent transferee of receivables could have an interest in the receivables superior to the interest of the trust;

  . a tax, governmental, or other nonconsensual lien that attaches to the property of any of these entities could have priority over the interest of the trust in the receivables;

  . the administrative expenses of a conservator, receiver, or bankruptcy trustee for any of these entities could be paid from collections on the receivables before the trust receives any payments; and

  . if insolvency proceedings were commenced by or against Conseco Bank, or if certain time periods were to pass, the trust may lose its perfected interest in collections held by Conseco Bank and commingled with its other funds.

Certain Matters Relating to Conservatorship, Receivership, and Bankruptcy

    Green Tree Bank is chartered as a South Dakota banking corporation and is regulated and supervised by the South Dakota Department of Commerce and Regulation, which is authorized to appoint the Federal Deposit Insurance Corporation (the "FDIC") as conservator or receiver for Green Tree Bank if certain events occur relating to Green Tree Bank's financial condition or the propriety of its actions.

    Conseco Bank is chartered as a Utah industrial loan corporation and is regulated and supervised by the Utah Department of Financial Institutions, which is authorized to appoint the FDIC as conservator or receiver for Conseco Bank if similar events occur relating to Conseco Bank. In addition, the FDIC could appoint itself as conservator or receiver for Green Tree Bank or Conseco Bank.

    The Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (the "FDIA"), provides that certain agreements and transfers of property by a financial institution cannot be enforced against the FDIC. Opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the transfer of receivables by each of Green Tree Bank and Conseco Bank. Nevertheless, if the FDIC were to assert a contrary position, or were to require the trust and the indenture trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the receivables, or were to request a stay of any actions by the trust or the indenture trustee to enforce the related receivables purchase agreement or the notes against Green Tree Bank or Conseco Bank, delays in payments on the notes and possible reductions in the amounts of those payments could occur.

    In addition, the FDIC as conservator or receiver for Green Tree Bank or Conseco Bank could repudiate the related receivables purchase agreement. The FDIA would limit the damages for any such repudiation to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver. The FDIC, moreover, could delay its decision whether to repudiate the related receivables purchase agreement for a reasonable period following its appointment as conservator or receiver. Therefore, if the FDIC as conservator or receiver for Green Tree Bank or Conseco Bank were to repudiate the related receivables purchase agreement, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

    If Conseco Finance, Conseco Finance Servicing Corp., or any of their affiliates were to become a debtor in a bankruptcy case, the court could exercise control over the receivables on an interim or a permanent basis. Although steps have been taken to minimize this risk, Conseco Finance, Conseco Finance Servicing Corp., or any of their affiliates as debtor-in-possession, or another interested party, could argue that--

  . Conseco Finance Servicing Corp. did not sell the receivables to Credit Card Funding Corp. but instead borrowed money from Credit Card Funding Corp. and granted a security interest in the receivables;

  . Credit Card Funding Corp. and its assets (including the receivables) should be substantively consolidated with the bankruptcy estate of Conseco Finance Servicing Corp. or any of its affiliates; or

  . the receivables are necessary for Conseco Finance Servicing Corp. or any of its affiliates to reorganize.

    If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

    If Conseco Finance, Conseco Finance Servicing Corp., or any of their affiliates were to enter bankruptcy, moreover, the indenture trustee and the noteholders could be prohibited from taking any action to enforce the related receivables purchase agreement against Conseco Finance Servicing Corp., or its affiliates without the permission of the bankruptcy court. Noteholders also may be required to return payments already received if Conseco Finance or Conseco Finance Servicing Corp. were to become a debtor in a bankruptcy case. Regardless of any ruling made by a court in the bankruptcy of Conseco Finance, Conseco Finance Servicing Corp., or any of their affiliates, the fact that a bankruptcy case has been commenced could have an adverse effect on the liquidity and value of the notes.

    In addition, regardless of the terms of any receivables purchase agreement, the transfer and servicing agreement, or the indenture, and regardless of the instructions of those authorized to direct the indenture trustee's actions, the FDIC as conservator or receiver for Green Tree Bank or Conseco Bank or a court overseeing the bankruptcy case of Conseco Finance Servicing Corp., or any of their affiliates may have the power (i) to prevent or require the commencement of an early amortization period or early accumulation period, (ii) to prevent, limit, or require the early liquidation of receivables and termination of the trust, or (iii) to require, prohibit, or limit the continued transfer of receivables. Futhermore, regardless of the terms of the transfer and servicing agreement, the FDIC or a bankruptcy court (i) could prevent the indenture trustee or the noteholders from appointing a successor servicer or (ii) could authorize the servicer to stop servicing the receivables. If any of these events were to occur, payments to you could be delayed or reduced.



Consumer Protection Laws

    The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts issued by Conseco Bank or Green Tree Bank, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use, prohibit particular discriminatory practices in extending credit, and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to the revolving credit account promptly and to request prompt resolution of billing errors.

Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry.

    The trust may be liable for violations of consumer protection laws that apply to the receivables, either as assignee from a transferor with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer.

    In addition, an account holder may be entitled to assert those violations by way of set-off against the obligation to pay the amount of receivables owing.

    All receivables that were not created in compliance in all material respects with the requirements of applicable consumer protection laws, if noncompliance has an Adverse Effect, will be reassigned to the applicable transferor. The servicer has also agreed in the transfer and servicing agreement to indemnify the trust, among other things, for any liability arising from violations described in the preceding sentence. For a discussion of the trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "The Transfer and Servicing Agreement--Representations and Warranties of the Transferor" in this prospectus.

    Application of federal and state bankruptcy and debtor relief laws would affect the interests of the noteholders if those laws result in any receivables being charged-off as uncollectible. See "Description of the Notes--Defaulted Receivables; Investor Charge-Offs" in this prospectus.

                    Material Federal Income Tax Consequences

General

    The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of notes offered by this prospectus. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement.

    The following summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to changes, which may be retroactive. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as partnerships, particular financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons or investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder.

    Dorsey & Whitney LLP, counsel to the issuer, is delivering its opinion that the following summary of federal income tax consequences is correct in all material respects. Counsel to the issuer is also delivering its opinion regarding certain federal income tax matters discussed below. The opinion of counsel specifically addresses only those issues specifically identified below as being covered by that option. An opinion of counsel is not binding on the IRS or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. The opinions of counsel are subject to finalization of documents, including those which are exhibits to the registration statement of which this prospectus forms a part, in a form which is satisfactory to counsel and which is not inconsistent with the descriptions in the body of this prospectus and the related prospectus supplement. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, persons considering the purchase of notes are encouraged to consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Treatment of the Trust as an Entity not Subject to Tax

    For each series of notes, counsel will deliver its opinion that the trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, in the opinion of counsel, the trust itself will not be subject to federal income tax. This opinion will be based on the assumption that the terms of the indenture, supplemental indenture and related documents will be complied with. There are no cases or IRS rulings on transactions involving a trust with terms similar to those of the notes and the transferor interests. As a result, the IRS may disagree with all or a part of this discussion.

    If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes.

Tax Consequences to Noteholders

    Treatment of the Notes as Indebtedness. The issuer will agree, and the noteholders will agree by their purchase of notes offered by this prospectus, to treat those notes as debt for federal income tax purposes. Counsel will deliver its opinion that the notes offered by this prospectus will be classified as debt for federal income tax purposes. The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

    Interest Income on the Notes. Interest on the notes will be taxable as ordinary interest income when received by noteholders utilizing the cash-basis method of accounting and when accrued by noteholders utilizing the accrual method of accounting. Under the applicable regulations, the notes would be considered issued with original issue discount if the stated redemption price at maturity of a note, generally equal to its principal amount as of the date of issuance plus all interest other than qualified stated interest payable prior to or at maturity, exceeds the original issue price. In this case, original issue price will be the initial offering price at which a substantial amount of the notes are sold to the public. Any OID would be considered de minimis under the OID regulations if it does not exceed 1/4% of the stated redemption price at maturity of a note multiplied by the weighted average life of the note (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). It is anticipated that the notes will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, according to such owner's method of tax accounting.

    While it is not anticipated that the notes will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the notes are not deemed to be qualified stated interest because the notes do not provide for default remedies ordinarily available to holders of debt instruments or do not contain terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Based upon existing authority, the trust will treat interest payments on the notes as qualified stated interest under the OID regulations. If the notes are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized with respect to the notes would be includible in the income of noteholders as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of notes were not materially different from its coupon, this treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income for the notes in advance of the receipt of cash attributable to that income.

    A noteholder must include OID in income as interest over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each noteholder is encouraged to consult its own tax advisor regarding the impact of the OID rules if the notes are issued with OID.

    Market Discount. The notes, whether or not issued with original issue discount, will be subject to the market discount rules of Section 1276 of the Internal Revenue Code. In general, these rules provide that if a noteholder purchases the note at a market discount, and thereafter recognizes gain upon a disposition, the lesser of the gain or the accrued market discount will be taxed as ordinary interest income. Market discount is defined for this purpose as a discount from the sum of the original issue price of the note plus any accrued original issue discount that exceeds a de minimis amount specified in the Internal Revenue Code. Market discount also will be recognized and taxable as ordinary interest income as payments of principal are received on the notes to the extent that the amount of the payments does not exceed the accrued market discount. Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the noteholder held the note and the denominator of which is the number of days after the date the noteholder acquired the note until and including its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the IRS.

    Limitations imposed by the Internal Revenue Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder may elect to include market discount in gross income as it accrues and, if the noteholder makes such an election, will be exempt from this rule. The adjusted basis of a note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any election to include market discount in gross income as it accrues applies to all debt instruments with market discount acquired by the noteholder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS.

    Amortizable Bond Premium. In general, if a noteholder purchases a note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), the noteholder will be considered to have purchased the note with amortizable bond premium equal to the amount of the excess. The noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the note. The noteholder's tax basis in the note will be reduced by the amount of the amortizable bond premium deducted. Amortizable bond premium for a note will be treated as an offset to interest income on that note, and a noteholder's deduction for amortizable bond premium will be limited in each year to the amount of interest income derived for that note for that year. Any election to deduct amortizable bond premium shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

    Disposition of Notes. If a noteholder sells a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder's adjusted tax basis in the note. A taxable exchange of a note could also occur as a result of the transferor's substitution of money or investments for receivables. See "Description of the Notes--Defeasance" in this prospectus. The adjusted tax basis of a note to a particular noteholder generally will equal the noteholder's cost for the note, increased by any market discount, OID and gain previously included by that noteholder in income for the note and decreased by principal payments previously received by that noteholder and the amount of bond premium previously amortized for the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be short-term or long-term capital gain or loss depending upon whether the note was held for more or less than one year. Capital losses generally may be used only to offset capital gains.

    Foreign Holders. Generally, interest paid to a noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the note in connection with a United States trade or business will be treated as portfolio interest and will be exempt from the 30% withholding tax. The foreign noteholder will accordingly be entitled to receive interest payments on the notes free of United States federal income tax withholding provided that the noteholder satisfies the requirements set forth in the Internal Revenue Code concerning the portolio interest exemption, including the requirement that the noteholder provides a statement on IRS Form W-8BEN or other applicable form depending on the noteholder's individual circumstances, certifying under penalty of perjury that the noteholder is not a United States person. Such statement shall also provide the name and place of permanent residence of the noteholder, the noteholder's Taxpayer Identification Number (if required), and any other information as may be required by such Form or applicable treasury regulations. The noteholder is required to provide this statement prior to any payment and periodically thereafter.

    Tax Administration and Reporting. The indenture trustee will furnish to each noteholder with each distribution a statement showing the amount of the distribution allocable to principal and to interest. Information reports will be made annually to the IRS and to holders of record that are not excepted from the reporting requirements regarding interest paid or accrued on the notes and original issue discount, if any, accruing on the notes.

    Backup Withholding. In general, a 31% backup withholding tax will apply with respect to payments to United States noteholders of interest (including original issue discount), principal and disposition proceeds on the notes only if the United States noteholder fails to provide a correct taxpayer identification number, fails to report properly interest or dividend income or otherwise fails to comply with applicable certification requirements.

    Information reporting and the 31% backup withholding tax may apply to payments on the notes made to nonresident alien individuals and foreign corporations unless they certify their status as a foreign person on Form W-8BEN or other applicable form as required by the Internal Revenue Service or otherwise establish an exemption. Treasury regulations that took effect January 1, 2001 provide presumptions under which a foreign holder is subject to information reporting and backup withholding unless the issuer or its paying agent receives the required certification from that holder. Because the regulations are fact-specific and complex, noteholders are urged to consult their own tax advisors regarding withholding, backup withholding and information reporting rules applicable to payments received by them on a note.


    Possible Alternative Treatment of the Notes. If, contrary to the opinion of counsel, the IRS successfully asserted that the notes offered by this prospectus do not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust could be treated as a publicly traded partnership not taxable as a corporation. Treatment of the notes as equity interests in that type of partnership could have adverse tax consequences to some noteholders. For example, in that case income to foreign holders generally would be subject to federal income tax and federal tax return filing and withholding requirements, income to some tax-exempt entities would be unrelated business taxable income and individual holders might be subject to some limitations on their ability to deduct their share of trust expenses. If, contrary to the opinion of counsel, the IRS recharacterized the notes as equity interests in an association taxable as a corporation or a publicly traded partnership taxable as a corporation, a foreign noteholder would generally be subject to withholding on the gross amount of payments on the notes, to the extent they are treated as dividends, at the rate of 30% or lower applicable treaty rate.

    The United States federal income tax discussion set forth above is included for general information only, may not be applicable depending upon a holder's particular tax situation and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer's own tax advisor. Prospective purchasers should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.

State and Local Tax Consequences

    The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                              ERISA Considerations

    Subject to the considerations and restrictions described under this heading and in the accompanying prospectus supplement, the notes may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan that is subject to ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended (each, a "Plan"). Any Plan fiduciary that proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the accompanying prospectus supplement.

    Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available.

    Some employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and most church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the notes without regard to the ERISA considerations described herein, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

    Fiduciaries or other persons contemplating purchasing the notes on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the trust assets represented by the notes would be considered "plan assets," the consequences that would apply if the trust's assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules.

    Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the notes. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment

  (1) satisfies the diversification requirement of ERISA or other applicable law,

  (2)  is in accordance with the Plan's governing instruments, and

  (3) is prudent in light of the "Risk Factors" and other factors discussed in the accompanying prospectus supplement.

                              Plan of Distribution

    Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, the transferors will cause the notes to be sold by the trust to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the trust, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the accompanying prospectus supplement.

    In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in particular circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

    Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and such concessions may be changed.

    Each underwriting agreement will provide that the transferors will indemnify the related underwriters against some liabilities, including liabilities under the Securities Act of 1933, as amended.

    The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                             Reports to Noteholders

    The servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the notes. No financial reports will be sent to you. See "Description of the Notes--Book-Entry Registration," "--Reports to Noteholders" and "The Transfer and Servicing Agreement--Evidence of Compliance" in this prospectus.

                      Where You Can Find More Information

    We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

    The servicer, on behalf of the trust will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

    You may read and copy any reports, statements or other information the servicer files on behalf of the trust at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. The SEC filings relating to the trust are also available to the public on the SEC Internet site (http://www.sec.gov.).

    The SEC allows us to "incorporate by reference" information filed with the SEC on behalf of the trust, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information filed later with the SEC, on our behalf, will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the notes.

    As a recipient of this prospectus, you may request a copy of any document incorporated by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling us at: Tammy Hill, Senior Vice President, Investor Relations, 11825 Pennsylvania Street, Carmel, Indiana, 46032, telephone number (317) 817-6100.

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

                                    Glossary

    "addition date" means:

  (1) with respect to additional accounts, the date from and after which such additional accounts are to be included as accounts; and

  (2) with respect to participation interests, the date from and after which such participation interests are to be included as assets of the trust.

    "Adverse Effect" means any action, the result of which:

  (1) causes an amortization event, reinvestment event or an event of default; or

  (2) materially and adversely effects the amount or timing of payments to be made to the noteholders of any series or class.


    "amortization event" means either a trust amortization event or a series amortization event.

  "Clearstream Luxembourg" means Clearstream Banking, societe anonyme.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "controlled accumulation period" means the period during which principal is accumulated in specified amounts per month and paid on an expected principal payment date. The controlled accumulation period will commence at the close of business on the date or dates specified in the prospectus supplement and ends when any of the following occur:

  (1)  the notes of that series or class are paid in full;

  (2)  the early amortization or early accumulation period starts; or

  (3)  the series final maturity date.

    "controlled amortization period" means the period during which principal is paid in fixed amounts at scheduled intervals. The controlled amortization period will commence at the close of business on the date or dates specified in the prospectus supplement and ends when any of the following occur:

  (1)  the notes of that series or class are paid in full;

  (2)  the early amortization or early accumulation period starts; or

  (3)  the series final maturity date.

    "credit enhancement percentage" means the percentage interest of credit enhancement providers.

    "cut-off date" means March 31, 2001.

    "defaulted amounts" means, for any monthly period, an amount equal to:

  (1) the amount of principal receivables which became defaulted receivables in such monthly period, minus

  (2) the amount of any defaulted receivables of which the transferor or the servicer became obligated to accept reassignment or assignment, as described under "Description of the Transfer and Servicing Agreement--Representations and Warranties of the Transferors-- Regarding the Accounts and the Receivables."

    "definitive notes" means notes issued in fully registered, certificated form.

    "determination date" means the earlier of the third business day and the fifth calendar day, or if the fifth calendar day is not a business day the preceding business day, preceding the fifteenth day of each calendar month.

    "depositaries" Citibank, N.A., as depositary for Clearstream Luxembourg, and Euroclear Bank S.A./N.V., as depositary for Euroclear.

    "discount option" means the transferors' option to designate a specified portion of principal receivables existing on and after the discount option date to be treated as finance charge receivables.

    "discount option receivables" means any principal receivables designated by the transferors to be treated as finance charge receivables.

    "discount percentage" means the percentage designated by the transferors, which may be a fixed or variable percentage.

    "DTC" The Depository Trust Company.

    "early accumulation period" means the period following an amortization event during which principal is accumulated in varying amounts each month based on the amount of principal receivables collected. The early accumulation period for a series or class starts on the day an amortization event occurs and ends when any of the following occurs:

  (1)  the notes of that series or class are paid in full;

  (2)  an early amortization period for that series begins;

  (3)  the series final maturity date; or

  (4)  the trust termination date.

    "early amortization period" means the period following an amortization event during which principal is paid in varying amounts each month based on the amount of principal receivables collected. The early amortization period for a series or class starts on the day an amortization event occurs and ends when any of the following occurs:

  (1)  the notes of that series or class are paid in full;

  (2)  the series final maturity date; or

  (3)  the trust termination date.

    "eligible account" has the meaning set forth on page 76 of this prospectus.

    "eligible institution" means:

  (1) (a) a depository institution, which may include the owner trustee or the indenture trustee;

     (b) an entity organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank; and

     (c) which at all times is a member of the FDIC and has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each rating agency selected by the transferors to rate a series or class of notes; or

  (2) any other institution acceptable to each rating agency selected by the transferors to rate a series or class of notes.

    "eligible investments" means securities, instruments, security entitlements or other investment property which evidence:

  (1) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

  (2) demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States or any state of the United States, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided that at the time of the trust's investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company shall be in the highest rating category of Standard & Poor's and Moody's;

  (3) commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the trust's investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor's and Moody's;

  (4) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment, a rating in the highest rating category of Standard & Poor's and Moody's;

  (5) bankers' acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company referred to in clause (2) above;

  (6) money market funds having, at the time of the trust's investment, a rating in the highest rating category of Standard & Poor's and Moody's, including funds for which the indenture trustee or any of its affiliates is investment manager or advisor;

  (7) time deposits, having maturities not later than the next distribution date, other than those referred to in clause (4) above, with a person whose commercial paper has a credit rating satisfactory to Standard & Poor's and Moody's; or

  (8) any other investment upon receipt of written confirmation from each rating agency that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

    "eligible receivable" has the meaning set forth on page 77 of this prospectus.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "expected principal payment date" has the meaning set forth in the prospectus supplement.

    "events of default" has the meaning set forth on page 65 of this prospectus.

    "finance charge receivables" are periodic finance charges and other amounts charged to accounts, including cash advance fees, late fees and annual membership fees, if any plus any other amounts designated by the transferors to be included as finance charge receivables including but not limited to interest and investment earnings on the collection account and the special funding account to the extent required. Finance charge receivables will include the discount option receivables and will include the interest portion of any participation interests. Finance charge receivables will also include recoveries with respect to receivables previously charged off as uncollectible.

    "foreign person" means any holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation.

    "funding period" is the period from the series' closing date to the earlier of:

  (1) the date the series' invested amount equals the principal amount of that series of notes; and

  (2) the date specified in the related prospectus supplement; provided that the funding period shall not exceed one year.

    "invested amount" for a series on any date will be equal to:

  (1) the initial outstanding principal amount of that series of notes as of the related closing date for that series; minus

  (2) the amount of principal paid to the related noteholders prior to that date; minus

  (3) the amount of unreimbursed investor charge-offs with respect to that series prior to that date.

    If so specified in the prospectus supplement relating to any series of notes, under limited circumstances the invested amount may be further adjusted by funds on deposit in any specified account, and any other amount specified in the accompanying prospectus supplement.

    "investor charge-offs" means with respect to any series the excess of the investor default amount for that series over the amount available to reimburse such investor default amount described in the prospectus supplement.

    "investor percentage" means for any class or series of notes, the investor percentage calculated in the related prospectus supplement.

    "note owner" means the beneficial owner of a note.

    "participations" are undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit accounts.

    "paying agent" means the indenture trustee, acting as the initial paying agent, together with any successor to the indenture trustee acting in that capacity, and any entity specified in an indenture supplement to act in that capacity for the related series.

    "principal receivables" means all receivables other than finance charge receivables, which include discount option receivables, and receivables which have been charged off as uncollectible in accounts which have been designated to the trust less the amount of discount option receivables.

    "qualified account" means either a segregated trust account established with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the unsecured, unguaranteed senior debt securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories that signifies investment grade.

    "rating agency" means any rating agency selected by the transferors to rate the notes of a series or class issued by the trust.

    "reinvestment event" means, if a series is subject to reinvestment events, the definition of reinvestment event as it would appear in the prospectus supplement.

    "required delivery date" means:

  (1)  on or prior to the closing date in the case of the initial accounts;

  (2) the date that is five business days after the applicable addition date, in the case of an aggregate addition;

  (3) the distribution date on which the opinion of counsel is required to be delivered as described above, in the case of new accounts; and

  (4) the date that is five business days after the applicable date of removal, in the case of removed accounts.

    "required minimum principal balance" means unless otherwise described in the prospectus supplement, relating to a series having a paired series, with respect to any date:

  (1) the sum of the series adjusted invested amounts for each series outstanding on such date; plus

  (2)  the required transferor amount; minus

  (3)  the amount on deposit in the special funding account.

    "required transferor amount" means the product of the required transferor percentage and the aggregate invested amounts of all series outstanding.

    "required transferor percentage" has the meaning set forth in the prospectus supplement.

    "revolving period" means, with respect to a series, a period during which the trust will not pay or accumulate principal for payment to the noteholders of that series. The revolving period for a series begins on the closing date described in the applicable prospectus supplement and ends at the start of an amortization period or an accumulation period.

    "securities intermediary" means U.S. Bank Trust National Association or any other entity which is a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank, and having a credit rating from each rating agency in one of its generic credit rating categories which signifies investment grade.

    "series amortization event" means an event which is designated as an amortization event for a specific series, although the same event may constitute a series amortization event for more than one or all series.

    "series enhancer" means any provider of enhancement and/or any issuer of any third-party credit enhancement.

    "series final maturity date" means with respect to each series, the meaning set forth in the related prospectus supplement.

    "servicer default" has the meaning set forth on page 85.

    "supplemental certificate" means a certificated or uncertificated interest in the transferor's interest.

    "tax opinion" means, with respect to any action, an opinion of counsel to the effect that, for federal income tax purposes:

  (1) such action will not adversely affect the tax characterization as debt of the notes of any outstanding series or class that were characterized as debt at the time of their issuance;

  (2) such action will not cause the trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

  (3) such action will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

    "transferor amount" means, with respect to a pool, on any date of determination, an amount equal to the difference between (a) the sum of (i) the total amount of principal receivables at the end of the day immediately prior to such date of determination plus (ii) the related special funding amount at the end of the day immediately prior to such date of determination minus (b) the aggregated series adjusted invested amounts specified in each applicable prospectus supplement of all series of notes in a related pool issued and outstanding on such date of determination.

    "transferor certificate" means a certificate evidencing an interest in the transferors' interest.

    "transferors' interest" means an interest that represents the right to receive all cash flows from the trust assets not required to make payments on the notes or to credit enhancement providers.

    "transferor percentage" means a percentage equal to:

  (1)  100%; minus

  (1) the total investor percentages for all outstanding series; and, if applicable, minus

  (2)  the total credit enhancement percentages for all outstanding series.

    "trust amortization event" means, with respect to all series issued by the trust, the occurrence of any of the following events:

  (1) bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to one or more of the following entities: the trust, one or more of the transferors, including any additional transferor, Conseco Finance or one or more of the account owners, unless written confirmation is received from each rating agency that the removal of one or more of such entities from this amortization event will not result in a reduction or withdrawal of its rating of any outstanding series or class;

  (2) a transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

  (3) the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940.

    "trust portfolio" means the portfolio of accounts designated by Green Tree Bank, Conseco Finance Servicing Corp. and Conseco Bank as accounts of the trust.

    "trust termination date" means the earlier of:

  (1) the day after the payment date on which the principal amount with respect to each series outstanding is zero; or

  (2) the dissolution of the trust in accordance with the transaction documents or applicable law.

                                                                         Annex I

         Global Clearance, Settlement and Tax Documentation Procedures

    Except in limited circumstances, the globally offered Conseco Private Label Credit Card Master Note Trust Notes to be issued in series from time to time will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company, Clearstream Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding global securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream Luxembourg and Euroclear, in that capacity, and as DTC participants.

    Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

    All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

    Investors electing to hold their global securities through DTC, other than through accounts at Clearstream Luxembourg or Euroclear, will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their global securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

Secondary Market Trading

    Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and transferor 's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC participants, other than depositories for Clearstream Luxembourg and Euroclear, respectively, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

    Trading between Clearstream Customers and/or Euroclear
Participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant, other than depositories for Clearstream Luxembourg and Euroclear, respectively, to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream Luxembourg prior to settlement date 12:30. Clearstream Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities for payment. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, for example, the trade fails, the Clearstream Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

    Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

    As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure,

Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

    Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to another DTC participant. The seller will send instructions to Clearstream Luxembourg before settlement date 12:30. In these cases, Clearstream Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on that line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

U.S. Federal Income Tax Documentation Requirements

    A beneficial owner of global securities holding securities through Clearstream Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and that beneficial owner takes appropriate steps to obtain an exemption or reduced tax rate. See "Material Federal Income Tax Consequences."

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder, other than underwriting discounts and commissions.

      Registration Fee.............................................. $375,000*
      Printing and Engraving Expenses...............................  150,000**
      Trustee's Fees and Expenses...................................   30,000**
      Legal Fees and Expenses.......................................  100,000**
      Accountants' Fees and Expenses................................   30,000**
      Blue Sky Fees and Expenses....................................   10,000**
      Rating Agency Fees............................................  150,000**
      Miscellaneous Expenses........................................   55,000**
                                                                     --------
        Total....................................................... $900,000**
                                                                     ========

--------
*  Actual

**  Estimated

Item 15. Indemnification of Directors and Officers.

 Conseco Bank, Inc.

   The bylaws of Conseco Bank provide that Conseco Bank shall indemnify an individual made a party to a proceeding because the individual is or was a director of Conseco Bank against liability incurred in the proceeding if it has determined in accordance with Section 16-10a-902(1) of the Utah Revised Business Corporation Act that:

  (a) the individual's conduct was in good faith; and

  (b) the individual reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and

  (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe his conduct was unlawful.

   The bylaws, in accordance with Section 16-10a-902(4) of the Utah Revised Business Corporation Act provide that Conseco Bank shall not indemnify a director :

  (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

  (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

   The bylaws limit indemnification by or in the right of Conseco Bank to reasonable expenses incurred in connection with the proceeding in accordance with Section 16-10a-902(6) of the Utah Revised Business Corporation Act.

   The bylaws provide for the indemnification of an individual made a party to a proceeding because the individual is or was an officer, employee, fiduciary or agent of Conseco Bank to the same extent as an individual made a party to a proceeding because the individual is or was a director of Conseco Bank, or to a greater extent, if not inconsistent with public policy, if provided for by general or specific action of Conseco Bank's board of directors.

   Pursuant to underwriting agreements which Conseco Bank, Inc. may enter into with underwriters, a form of which is included as an exhibit to this Registration Statement, officers and directors of Conseco Bank, Inc., and affiliates thereof, may be entitled to indemnification by such underwriters or agents against some liabilities, including liabilities under the Securities Act of 1933, arising from information which has been furnished by such underwriters and that appears in the Registration Statement or any Prospectus.

Conseco Finance Credit Card Funding Corp.

   The Articles of Incorporation of Credit Card Funding Corp. provide that, to the fullest extent permitted by the Minnesota Business Corporation Act, a director of Credit Card Funding Corp. shall not be liable to Credit Card Funding Corp. or its shareholders for monetary damages for breach of fiduciary duty as a director.

   Section 302A.251 subdivision 1 of the Minnesota Business Corporation Act provides that a person who performs the duties of the position of a director in good faith, in a manner the director reasonably believes to be in the best interests of the corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances, is not liable by reason of being or having been a director of the corporation.

   Section 302A.251 subdivision 4 of the Minnesota Business Corporation Act provides that a director's personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director may be eliminated or limited in the articles of the corporation. The articles shall not eliminate or limit the liability of a director:

  (a) for any breach of the director's duty of loyalty to the corporation or its shareholders;

  (b) for acts or omission not in good faith or that involve intentional misconduct or a knowing violation of law;

  (c) for being present at a meeting failing to vote against, or consenting in writing to, an improper distribution; or for illegally selling a security;

  (d) for any transaction from which the director derived an improper personal benefit; or

  (e) for any act or omission occurring prior to the date when the provision in the articles eliminating or limiting liability becomes effective.

   Pursuant to underwriting agreements which Credit Card Funding Corp. may enter into with underwriters, a form of which is included as an exhibit to this Registration Statement, officers and directors of Credit Card Funding Corp., and affiliates thereof, may be entitled to indemnification by such underwriters or agents against some liabilities, including liabilities under the Securities Act of 1933, arising from information which has been furnished by such underwriters and that appears in the Registration Statement or any Prospectus.

Item 16. Exhibits.

(a)  Exhibits

 1.1   -- Form of Underwriting Agreement
 4.1   -- Form of Master Indenture
 4.2   -- Form of Indenture Supplement, including form of Notes
          Form of Trust Agreement of Conseco Private Label Credit Card Master
 4.3   -- Note Trust
 5.1   -- Opinion of Dorsey & Whitney LLP with respect to validity
 8.1   -- Opinion of Dorsey & Whitney LLP with respect to tax matters
 10.1  -- Form of Transfer and Servicing Agreement
 10.2  -- Form of Administration Agreement
          Receivables Purchase Agreement between Green Tree Bank and Conseco
 10.3  -- Bank
          Receivables Purchase Agreement between Conseco Bank and Conseco
 10.4  -- Finance Servicing Corp.
 10.5  -- Form of Receivables Purchase Agreement between Conseco Finance
          Servicing Corp. and Credit Card Funding Corp.
 23.1  -- Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
 23.2  -- Consent of Dorsey & Whitney LLP (included in Exhibit 8.1)
 24.1  -- Powers of Attorney (included on pages II-5 and II-6)
 25.1  -- Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939, as amended, of U.S. Bank Trust National
          Association, as indenture trustee under the Indenture

--------

(b) Financial Statements

   All financial statements, schedules and historical information have been omitted as they are not applicable.

Item 17. Undertakings.

   The undersigned registrant hereby undertakes:

  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

   (b)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of each issue.

   (d)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Paul, state of Minnesota, on April 23, 2001.

                                          CONSECO FINANCE CREDIT CARD FUNDING
                                          CORP.
                                          as co-originator of the Trust, Co-
                                          Registrant and on behalf of the
                                          Trust as Co-Registrant

                                                /s/ Phyllis A. Knight
                                          By:__________________________________
                                            Name: Phyllis A. Knight
                                            Title: Senior Vice President and
                                            Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed on April 23, 2001 by the following persons in the capacities indicated.

                 Signature                                     Title
                 ---------                                     -----
                     *                                President and Director
___________________________________________
            Bruce A. Crittenden                    (principal executive officer)

                     *                          Senior Vice President and Treasurer
___________________________________________
              Keith Anderson                (principal financial officer and principal
                                                        accounting officer)

                     *
___________________________________________
              Brian F. Corey                   Senior Vice President, Secretary and
                                                              Director

                     *
___________________________________________
               Paul A. Boyum                                 Director

                     *
___________________________________________
               Gary P. Mills                                 Director
*By          /s/ Phyllis A. Knight
  _________________________________________
             Phyllis A. Knight
             Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, state of Utah, on April 23, 2001.

                                          CONSECO BANK, INC.
                                          as co-originator of the Trust, Co-
                                          Registrant and on behalf of the
                                          Trust as Co-Registrant

                                                  /s/ Shawn R. Gensch
                                          By:__________________________________
                                            Name: Shawn R. Gensch
                                            Title:  Senior Vice President and
                                                    Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed on April 23, 2001 by the following persons in the capacities indicated.

                 Signature                                     Title
                 ---------                                     -----
                                               Chairman, President, Chief Executive
                                                              Officer
                     *                                     and Director
___________________________________________
             Brent H. Peterson                     (principal executive officer)

                                             Senior Vice President and Chief Financial
                                                              Officer
            /s/ Shawn R. Gensch             (principal financial officer and principal
___________________________________________
              Shawn R. Gensch                           accounting officer)

                     *
___________________________________________
            Bruce A. Crittenden                              Director

                     *
___________________________________________
           Eric L. Stattin, Jr.                              Director

                     *
___________________________________________
             Stephen D. Taylor                               Director

                     *
___________________________________________
             Dan C. Jorgensen                                Director
*By          /s/ Phyllis A. Knight
  _________________________________________
             Phyllis A. Knight
             Attorney-in-fact

                                 EXHIBIT INDEX

 1.1   -- Form of Underwriting Agreement
 4.1   -- Form of Master Indenture
 4.2   -- Form of Indenture Supplement, including form of Notes
          Form of Trust Agreement of Conseco Private Label Credit Card Master
 4.3   -- Note Trust
 5.1   -- Opinion of Dorsey & Whitney LLP with respect to validity
 8.1   -- Opinion of Dorsey & Whitney LLP with respect to tax matters
 10.1  -- Form of Transfer and Servicing Agreement
 10.2  -- Form of Administration Agreement
          Receivables Purchase Agreement between Green Tree Bank and Conseco
 10.3  -- Bank
          Receivables Purchase Agreement between Conseco Bank and Conseco
 10.4  -- Finance Servicing Corp.
 10.5  -- Form of Receivables Purchase Agreement between Conseco Finance
          Servicing Corp. and Credit Card Funding Corp.
 23.1  -- Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
 23.2  -- Consent of Dorsey & Whitney LLP (included in Exhibit 8.1)
 24.1  -- Powers of Attorney (included on pages II-5 and II-6)
 25.1  -- Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939, as amended, of U.S. Bank Trust National
          Association, as indenture trustee under the Indenture
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